Execution Version
ASSET PURCHASE AGREEMENT
Dated as of
November 8, 2007
By and among
DERMA FIRST AID PRODUCTS, INC.
DERMA SCIENCES, INC.
F.A. PRODUCTS L.P.
FIRST AID PRODUCTS, INC.
and
NUTRAMAX PRODUCTS, INC.

SECTION 7.	REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT	16
7.1	Good Standing	16
7.2	Authorization	16
7.3	Litigation	16
7.4	Non-Contravention	16
7.5	Consents	17
7.6	Finder's Fees	17
7.7	Resale of Purchased Inventory	17
7.8	Disclosure	17

SECTION 8.	COVENANTS OF SELLERS	17
8.1	Confidentiality	17
8.2	Payments with Respect to Purchased Accounts Receivable or Inventory	17
8.3	Business Financial Statements	18

SECTION 9.	COVENANTS OF BUYER AND BUYER PARENT	18
9.1	Confidentiality	18
9.2	Employees	18
9.3	WARN	19
9.4	Payments with Respect to Excluded Assets	19
9.5	Payments with Respect to Assumed Accounts Payable	19
9.6	Services by WARN Employees	19

SECTION 10.	COVENANTS OF SELLERS, BUYER AND BUYER PARENT	19
10.1	Cooperation	19
10.2	Further Assurances	20
10.3	Post-Closing Tax Matters	20
10.4	Transition Services	20

SECTION 11.	CONDITIONS TO CLOSING	20
11.1	Conditions to Obligations of Buyer and Buyer Parent	20
11.2	Conditions to Obligations of Sellers	21

SECTION 12.	SURVIVAL; INDEMNIFICATION	22
12.1	Survival	22
12.2	Indemnification By Seller and Seller Parent	23
12.3	Indemnification By Buyer and Buyer Parent	24
12.4	Notice; Payment of Losses; Defense of Claims	25
12.5	Purchase Price Adjustment	26
12.6	Exclusive Remedy	26

SECTION 13.	MISCELLANEOUS	26
13.1	Notices	26
13.2	Amendments; No Waivers	27
13.3	Expenses	27
13.4	Successors and Assigns	27
13.5	Governing Law; Consent to Jurisdiction	28
13.6	Counterparts; Effectiveness	28
13.7	Entire Agreement	28
13.8	Bulk Sales Laws	28
13.9	Taxes Related to Transfer of Purchased Assets	28

EXHIBITS

Exhibit A	Product Lines
Exhibit B	Lease
Exhibit C	Supply Agreement
Exhibit D	Non-Competition and Non-Solicitation Agreement
Exhibit E	Escrow Agreement
Exhibit F	Transition Services Agreement
Exhibit G	Bill of Sale
Exhibit H	Assignment and Assumption Agreement
Exhibit I	Trademark Assignment

DISCLOSURE SCHEDULES

Schedule 1.1	2008 Landed China Costs
Schedule 2.1(c)	Business Intellectual Property
Schedule 2.1(d)	Fixed Assets
Schedule 2.1(e)	Agreements
Schedule 2.1(f)	Purchased Accounts Receivable
Schedule 2.3(a)	Assumed Accounts Payable
Schedule 3.2(c)	Purchased Inventory Standard Costs
Schedule 5	Tax Allocation Statement
Schedule 6.4	Litigation
Schedule 6.7	Consents
Schedule 6.8(a)	Customer Purchase Orders
Schedule 6.8(b)	Material Customers
Schedule 6.9	Material Vendors
Schedule 6.11	Sales Register
Schedule 6.23	China Manufacturing
Schedule 7.6	Finder's Fees
Schedule 9.2(a)	Rehired Employees

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (herein, the "Agreement") is made and entered into this 8th day of November, 2007, by and among F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), NutraMax Products, Inc., a Delaware corporation ("NutraMax" and, together with FAP and First Aid, the “Sellers”), Derma First Aid Products, Inc. , a Pennsylvania corporation, ("Buyer"), and Derma Sciences, Inc., a Pennsylvania corporation and the sole shareholder of Buyer ("Buyer Parent").
WHEREAS, subject to the terms and conditions hereof, Sellers desire to contribute, assign, transfer and deliver to Buyer, certain of their assets used or useful exclusively in connection with the sale of the product lines of Sellers' first aid business division operated out of Houston, Texas that are set forth on Exhibit A hereto (the "Business"), as more specifically set forth herein; and
WHEREAS, subject to the terms and conditions hereof, Buyer desires to acquire from Sellers certain assets used or useful exclusively in connection with the Business.
NOW THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
SECTION 1. DEFINITIONS.
1.1 Definitions  The following terms, as used herein, have the following meanings:
“Business Employees” means all employees of Sellers exclusively engaged in the Business.
"Business Intellectual Property" means those inventions (whether patentable or unpatentable and whether or not reduced to practice), patents, patent applications, trademarks, trademark applications, service marks, formulas, trade dress, logos, slogans, trade names, packaging designs, internet domain names, copyrightable works, copyrights, copyright registrations, trade secrets, confidential information or other intellectual property used or held for use by Sellers exclusively in the Business as currently conducted, which are listed on Schedule 2.1(c).
“Closing Date Working Capital” means the sum of the value of the Purchased Inventory and the Purchased Accounts Receivable, minus the amount of Assumed Accounts Payable.
“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
“Contractual Amount” means the dollar amount resulting from the sum of (A) the product of (i) the total quantity of each SKU included on invoices for products supplied by Infotex to Buyer under the Supply Agreement during any period subsequent to the Closing Date multiplied by (ii) the unit price for each SKU set forth in the Supply Agreement and (B) the product of (i) the total quantity of each SKU covered by the Supply Agreement manufactured by Buyer in its United States manufacturing facilities during such period multiplied by (ii) the unit price for each SKU set forth on Schedule 1.1.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.
“Environmental Law” means any Legal Requirement that requires or relates to pollution or protection of the Environment, natural resources or human health or safety, including, without limitation, the use, generation, manufacture, storage, transportation, treatment, disposal, Release, investigation, analysis or remediation of any Hazardous Material.
"GAAP" means United States generally accepted accounting principles.
“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by any Governmental Body or pursuant to any Legal Requirement.
“Governmental Body” means any: (a) nation, state, county, city, town, village, district, or other jurisdiction; (b) federal, state, local, municipal, foreign, or other government; (c) governmental, or quasi-governmental, body (including any governmental agency, branch, department, official, or entity and any court or tribunal); (d) multi-national organization or body with authority to issue and enforce Legal Requirements; or (e) body statutorily authorized to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.
“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and asbestos or asbestos-containing materials, and including, without limitation, any such materials contained in tanks, vessels or other containers.
“Infotex” means Infotex Enterprise Ltd., Inc.
“Landlord” shall mean NUTRA (TX) QRS 12-39, Inc., a Texas corporation.
“Lease” shall mean the Lease Agreement, by and between Landlord and Buyer, in the form attached hereto as Exhibit B.
“Legal Requirement” means any enforceable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, rule, ordinance, principle of common law, regulation, statute, treaty or other law adopted, enacted, implemented or promulgated by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction and any enforceable agreement, approval, Consent, injunction, judgment, license, Order, or permit by or with any Governmental Body or to which any Seller is a party or by which any Seller or any of the Purchased Assets is bound.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.
"Material Adverse Change" means a material adverse change in the Business, except for any such change resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof or (ii) changes in general economic or political conditions or the securities markets in general.
"Material Adverse Effect" means a material adverse effect on the Business, except for any such effect resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof or (ii) changes in general economic or political conditions or the securities markets in general.
"Material Adverse Effect on Buyer or Buyer Parent" means a material adverse effect on Buyer or Buyer Parent's respective businesses, except for any such effect resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof or (ii) changes in general economic or political conditions or the securities markets in general.
“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any Governmental Body or by any arbitrator or mediator in a legally binding arbitration or mediation, the results of which are enforceable.
“Person” means anyindividual, corporation (including any non-profit corporation), general or limitedpartnership, limited liability company, joint venture, estate, sole proprietorship, trust, association, organization, labor union, or other entity or Governmental Body.
“Performance Standard” shall mean the manufacture and delivery by Infotex of materially all of the products ordered by Buyer in the ordinary course of business, which for the purposes of this Agreement shall be deemed to be the manufacture and shipment by Infotex of no more than eighty percent (80%) of the commercially reasonable volume of products ordered by Buyer within sixty (60) days of the placement of the order by Buyer; provided, that (A) Buyer provides forecasts in accordance with the terms of the Supply Agreement; (B) the incoming order rate by SKU does not exceed the forecasted demand by more than five percent (5%); and (C) all new items, new SKUs and/or new customers allow for pipeline fill.
“Proceeding” means any claim, action, audit, charge, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or mediator in a legally binding arbitration or mediation, the results of which are enforceable.
“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or releasing of Hazardous Materials into the Environment, whether intentional or unintentional.

"SKU" means the set of merchandise inventory to which a single stock number is assigned and utilized for tracking.
“Supply Agreement” shall mean that certain Supply Agreement, dated as of July 15, 2005, by and between NutraMax and Infotex, as amended on October 31, 2007, a copy of which is attached hereto as Exhibit C; provided, however, that all references to the Supply Agreement related to any post-Closing period shall mean the Supply Agreement as assigned to Buyer.
"Tax" and "Taxes" means any federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.
“Threatened” means, with regard to any Proceeding, that a demand has been made (orally or in writing) or notice has been given (orally or in writing), and with regard to any Release or noncompliance with or violations of Environmental Law, that an event has occurred that would reasonably lead a prudent Person to conclude that a Proceeding would reasonably be expected to be asserted, commenced, taken, or otherwise pursued in the future.
“WARN” means the Worker Adjustment and Retraining Notification Act.
SECTION 2. SALE AND PURCHASE.
2.1 Purchased Assets. Subject to the provisions of this Agreement, at the Closing (as defined in Section 4 hereof) Sellers shall sell, transfer and assign to Buyer all right, title and interest in and to the following assets, properties, interests and business of Sellers owned, used or held for use exclusively in the operations of the Business as currently conducted (except for the Excluded Assets, as defined in Section 2.2) (collectively, the "Purchased Assets"):
(a) The raw material and packaging inventory used in ongoing production, and the work in process and finished first aid product inventory of the Business (including finished first aid product inventory in transit from suppliers and inventory for which advance payments have been made prior to Closing), provided such inventory is usable within 180 days in the ordinary course of business (collectively, the "Purchased Inventory");
(b) Sellers’ current customer lists used or held for use by Sellers exclusively in the operation of the Business as currently conducted (the "Customer Lists");
(c) Sellers’ right, title and interest in and to the Business Intellectual Property listed on Schedule 2.1(c);
(d) Sellers’ right, title and interest in and to the Fixed Assets listed on Schedule 2.1(d) (collectively, the "Fixed Assets");
(e) Sellers’ right, title and interest in and to the contracts and agreements which are listed on Schedule 2.1(e) (the “Transferred Contracts”);

(f) The accounts receivable of Sellers that are deemed collectible by Buyer and are less than ninety (90) days past due, a listing of which is contained on Schedule 2.1(f) (the “Purchased Accounts Receivable”); and
(g) Sellers’ right, title and interest in and to any records, management reports, studies and all other corporate and financial books and records specifically relating to the Business, the marketing of its products and prospective and lost customers.
2.2 Excluded Assets. Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Agreement, expressly excluded from the sale to Buyer are all of Sellers’ assets other than those set forth in Section 2.1 (the "Excluded Assets"), including but not limited to the following assets:
(a) all assets of Sellers not used or held for use exclusively in connection with the Business, including the assets used or held for use in the operation of Sellers’ other businesses, including without limitation, the chew supplement business and cough/cold product business and any assets used or held for use in connection with Sellers’ oral care products business;
(b) all of Sellers’ cash, cash equivalents, deposits and bank accounts;
(c) inventory of Sellers other than the Purchased Inventory;
(d) any rights or claims of Sellers under any intercompany receivables, obligations, agreements or arrangements relating to the Business between or among Sellers and any subsidiary or affiliate of Sellers;
(e) all corporate and financial books and records of Sellers and all of Sellers’ contracts and policies of insurance (other than those relating to the Business that are included in the Purchased Assets); and
(f) accounts receivable of Sellers other than the Purchased Accounts Receivable.
2.3 Liabilities.
(a) Buyer shall assume at the Closing (i) certain trade payables of the Sellers identified on an accounts payable listing prepared by Sellers and attached hereto as Schedule 2.3(a) (the “Assumed Accounts Payable”) and (ii) obligations of Sellers under the Transferred Contracts, but only to the extent such obligations arise after the Closing Date and do not arise from or relate to any breach by the Sellers of any provision of any of the Transferred Contracts; and (iii) the obligations expressly assumed under Section 9 (collectively, the “Assumed Liabilities”).
(b) Except for the Assumed Liabilities, and subject to Buyer’s indemnification obligations under Section 12.3, Buyer shall not assume or be bound by any obligations or liabilities of Sellers of any kind or nature whatsoever, whether known, unknown, accrued, absolute, contingent or otherwise, now existing or hereafter arising (the "Excluded Liabilities").

SECTION 3. PURCHASE PRICE.
3.1 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price"), subject to adjustment pursuant to Section 3.2, shall be the cash amounts to be delivered as described below, reduced by amounts paid by Buyer to Sellers at the Closing with respect to the Non-Competition and Non-Solicitation Agreement to be entered into between the parties on the date hereof in substantially the form attached hereto as Exhibit D (the "Non-Competition Agreement"). The Purchase Price shall include:
(a) an amount equal to Ten Million, Two Hundred Fifty Thousand Dollars ($10,250,000) (the “Cash Purchase Price”) paid by wire transfer in immediately available funds at Closing to an account designated by FAP;
(b) an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the “Indemnification Escrow Amount”) shall be placed into escrow in respect of any further adjustments that may be made pursuant to Section 3.2(e) and with respect to any Claims made by the Buyer Indemnified Parties under Section 12 on or before the first anniversary of the Closing Date, all in accordance with the terms of an agreement in substantially the form attached hereto as Exhibit E (the “Escrow Agreement”);
(c) an amount equal to Two Million Dollars ($2,000,000) (the “Supply Agreement Escrow Amount”) shall be placed into escrow and released in accordance with the provisions of Section 3.3 and pursuant to the procedures set forth in the Escrow Agreement; and
(d) an amount equal to the Bonus Payment Amount as calculated pursuant to Section 3.3(b).
3.2 Working Capital Adjustment.
(a) The Purchase Price shall be (i) increased dollar for dollar to the extent the Closing Date Working Capital exceeds $4,500,000 and (ii) decreased dollar for dollar to the extent the Closing Date Working Capital is less than $4,300,000.
(b) Sellers and Buyer shall cooperate to conduct a physical inventory of the Purchased Inventory. The inventory shall be taken three (3) business days before the Closing Date or at such time as is reasonably and mutually convenient for Buyer or its accountants to observe such taking of inventory.
(c) Within forty-five (45) days after the Closing Date, Sellers shall prepare and deliver to Buyer a closing statement calculating the Closing Date Working Capital (the “Closing Statement”). For purposes of this Agreement, the Purchased Inventory value shall be calculated at the agreed values set forth on Schedule 3.2(c); provided, however, that the fixed overhead allocation related to the Purchased Inventory shall not exceed the lesser of (i) $625,000 and (ii) 18.5% of the Purchased Inventory.

(d) Sellers shall provide Buyer and its accountants and legal counsel with reasonable information, and access to books and records of Sellers, related to the calculation of Closing Date Working Capital set forth on the Closing Statement, for forty five (45) days after receipt of the Closing Statement. Unless Buyer delivers the Dispute Notice within forty five (45) days after receipt of the Closing Statement, such Closing Statement shall be deemed the “Final Closing Statement,” shall be binding upon all parties and shall not be subject to dispute or review. If Buyer disagrees with the Closing Statement, Buyer shall, within forty five (45) days after receipt thereof, notify Sellers in writing (the “Dispute Notice”), which Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Closing Statement. Buyer and Sellers shall first use commercially reasonable efforts to resolve such dispute among themselves and, if the parties are able to resolve such dispute, the Closing Statement shall be revised to the extent necessary to reflect such resolution, shall be deemed the “Final Closing Statement” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. If the parties are unable to resolve the dispute within thirty (30) days after the Sellers’ receipt of the Dispute Notice, the parties shall submit the dispute to Grant Thornton LLP at such firm’s New York City office (the “Accountants”). Each of Buyer, FAP, First Aid and NutraMax represents and covenants that the Accountants are not currently engaged and are not expected to be engaged to perform services for it or any of its affiliates (as hereinafter defined). The Accountants shall act as experts and not arbiters and shall determine only those items in dispute on the Closing Statement. Promptly, but no later than thirty (30) days after engagement, the Accountants shall deliver a written report to Buyer and Sellers as to the resolution of the disputed items and the resulting calculation of the Closing Statement. The Closing Statement as determined by the Accountants shall be deemed the “Final Closing Statement ,” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 3.2 shall be borne one-half by Buyer and one-half by Sellers.If the Closing Working Capital exceeds $4,500,000, Buyer shall pay the difference to FAP within five (5) days of the delivery of the Final Closing Statement. If the Closing Working Capital is less than $4,300,000, the Escrow Agent shall release the difference to Buyer pursuant to the Escrow Agreement.

3.3 Supply Agreement Escrow Amount Release.
(a) As soon as reasonably practicable, but in any event within forty five (45) days after each of the dates that are three months, six months, nine months, and twelve months from the Closing Date, Buyer shall prepare, and provide to Sellers, a schedule (each, a “ Supply Schedule”) calculating the amount invoiced by Infotex to Buyer for products supplied to Buyer under the Supply Agreement during the three month period then ended (the “Invoiced Amount”), the cost of any products covered by the Supply Agreement but manufactured in Buyer’s United States manufacturing facilities during the three month period then ended, calculated by Buyer in accordance with GAAP (the “Manufacturing Cost” and, together with the Invoiced Amount, the “Buyer’s Total Cost”), and the calculation of the Contractual Amount. Each Supply Schedule shall provide reasonable detail of the calculation of the Invoiced Amount, the Manufacturing Cost and the Contractual Amount, including detail by SKU. If Buyer claims that Infotex has not met the Performance Standard, each Supply Schedule shall also provide reasonable detail documenting such noncompliance. Buyer shall provide Sellers and their accountants and legal counsel with reasonable information, and access to books and records of Buyer related to the preparation of the Supply Schedule for fifteen (15) days after receipt of each Supply Schedule. Unless Sellers deliver a Supply Dispute Notice within fifteen (15) days after receipt of a Supply Schedule, such Supply Schedule shall be deemed a “Final Supply Schedule,” shall be binding upon all parties and shall not be subject to dispute or review. If Sellers disagree with the Supply Schedule, Sellers shall, within fifteen (15) days after receipt thereof, notify Buyer in writing (a “Supply Dispute Notice”), which Supply Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Supply Schedule. Buyer and Sellers shall first use commercially reasonable efforts to resolve such dispute among themselves and, if the parties are able to resolve such dispute, the Supply Schedule shall be revised to the extent necessary to reflect such resolution, shall be deemed the “Final Supply Schedule” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. If the parties are unable to resolve the dispute within thirty (30) days after the Buyer’s receipt of the Supply Dispute Notice, the parties shall submit the dispute to the Accountants. The Accountants shall act as experts and not arbiters and shall determine only those items in dispute on such Supply Schedule. Promptly, but no later than thirty (30) days after engagement, the Accountants shall deliver a written report to Buyer and Sellers as to the resolution of the disputed items and the resulting calculation of the Supply Schedule. The Supply Schedule as determined by the Accountants shall be deemed the “Final Supply Schedule,” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 3.3 shall be borne one-half by Buyer and one-half by Sellers.

(i) If the Buyer’s Total Cost is less than or equal to 105% of the Contractual Amount for such three-month period, and the Performance Standard has been met, an amount equal to $500,000, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made, shall be released, within five (5) days of the delivery of the Supply Schedule by Buyer, to NutraMax from the Supply Agreement Escrow Amount in accordance with the procedures set forth in the Escrow Agreement.
(ii) If the Buyer’s Total Cost is greater than 105% but less than 110% of the Contractual Amount for such three-month period, and the Performance Standard has been met, an amount equal to the product of (i) $500,000, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made, multiplied by (ii) one(1) minus a fraction, (A) the numerator of which shall be the excess of the Invoiced Amount over one hundred five percent (105%) of the Contractual Amount and (B) the denominator of which shall be five percent (5%) of the Contractual Amount shall be released, within five (5) days of the delivery of the Final Supply Schedule by Buyer, to NutraMax from the Supply Agreement Escrow Amount in accordance with the procedures set forth in the Escrow Agreement. To the extent that the amount released to NutraMax under this Section 3.3(a)(ii) is less than $500,000, the balance of the $500,000 shall be released to the Buyer.
By way of example, if the Buyer’s Total Cost for a three-month period is $107,500 and the Contractual Amount for the same three-month period is $100,000, the amount to be released to NutraMax shall be calculated as ($500,000) * [1-($2500/$5000)] = ($500,000) * (0.5) = $250,000, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made.

(iii) If the Buyer’s Total Cost is greater than 110% of the Contractual Amount for such three-month period pursuant to a Final Supply Schedule, an amount equal to $500,000 shall be released to Buyer from the Supply Agreement Escrow Amount in accordance with the procedures set forth in the Escrow Agreement.
(b) As soon as reasonably practicable after the first anniversary of the Closing Date, but in any event within forty five (45) days thereof, Buyer shall prepare, and provide to Sellers, a Supply Schedule calculating the Buyer’s Total Cost for the twelve-month period then ended. The Supply Schedule provided under this Section 3.3(b) shall be subject to the review and dispute procedures set forth in Section 3.3(a).
(i) If the Buyer’s Total Cost is less than or equal to 101% of the Contractual Amount for such twelve-month period, and the Performance Standard has been met (over such twelve month period), Buyer shall pay to NutraMax, within five (5) days of the delivery of the Supply Schedule by Buyer, an amount equal to $500,000, by wire transfer in immediately available funds to an account designated by NutraMax. If the Buyer’s Total Cost is greater than 101% of the Contractual Amount for such twelve-month period pursuant to a Final Supply Schedule, or if the Performance Standard has not been met (over such twelve month period), no additional payment shall be made by Buyer to any Seller hereunder.
Any payment to Seller under this Section 3.3(b) shall be deemed a “Bonus Payment Amount”.
(c) Notwithstanding acceptance of any payment under Section 3.3(a)(ii) hereunder, Sellers shall be entitled to dispute the amount of any such payment and the accuracy of any Supply Schedule.
(d) For the twelve-month period subsequent to the Closing Date, Buyer and Buyer Parent shall act in good faith in their dealings with Infotex and shall take no actions, including but not limited to materially breaching the Supply Agreement, that would reasonably be expected to harm their relationship with Infotex or cause Infotex to raise the prices at which it provides products to Buyer. Should Infotex attempt to raise such prices, or if Buyer believes in good faith that the Performance Standard is in jeopardy of not being met for any three month period, Buyer shall immediately notify NutraMax, and Sellers shall have the right to participate in negotiations with Infotex in connection with such proposed price increases or such claimed nonperformance. At any time after ten (10) days following the date of such notice to NutraMax, nothing herein shall preclude Buyer from accepting products from Infotex at higher prices if a failure to accept such products would have a Material Adverse Effect; provided, however, that nothing in this Section 3.3(d) shall relieve Buyer and Buyer Parent of their duty hereunder to pursue all remedies reasonably available to them in order to enforce the terms of the Supply Agreement, including but not limited to the price terms set forth on Addendum A to Amendment One to the Supply Agreement, and any relief granted to the Buyers pursuant to such remedies shall be taken into account in calculating the relevant Invoiced Amount. In addition, Buyer shall use commercially reasonable efforts to purchase supplies from Infotex in preference to manufacturing products in its United States manufacturing facility during the twelve month period subsequent to the Closing Date and shall not make any decision to manufacture products in its United States manufacturing facility with the primary intent of avoiding any payment to NutraMax pursuant to this Section 3.3. Upon a material breach by Buyer of its obligations under this Section 3.3(d), (i) the entire remaining balance of the Supply Agreement Escrow Amount, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made, shall immediately be released to NutraMax in accordance with the procedures set forth in the Escrow Agreement and (ii) the maximum Bonus Payment Amount shall become immediately payable to NutraMax as set forth in Section 3.2(b).

(e) Any dispute as to whether Infotex has met the Performance Standard under the Supply Agreement shall be submitted to the American Arbitration Association for resolution in accordance with its rules in effect at that time. The decision of the arbitrator(s) shall be final and judgment upon the award rendered may be entered in any court having jurisdiction hereof. The costs of the arbitration shall be split equally between the parties. The parties shall pay their own respective legal expenses.
SECTION 4. CLOSING.
The closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (or via courier or facsimile or other electronic transmission), on the date hereof (the "Closing Date").
SECTION 5. ALLOCATION OF PURCHASE PRICE.
Buyer and Sellers hereby agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation statement, the form of which is attached hereto as Schedule 5 (the "Tax Allocation Statement") to be prepared by Buyer and delivered to Sellers at Closing, provided that Sellers shall have the right to review the Tax Allocation Statement prior to the Closing Date, which reflects the allocation methodology required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder. Such allocation shall be binding upon Buyer and Sellers for all tax reporting purposes. At or as soon as practicable after the Closing, Buyer and Sellers shall execute IRS Forms 8594 in accordance with the allocation set forth in the Tax Allocation Statement and in compliance with Section 1060 of the Code and the rules and regulations thereunder. All tax returns and reports filed by Buyer and Sellers with respect to the transactions contemplated by this Agreement shall be consistent with the Tax Allocation Statement.
SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLERS.
Except as set forth in the disclosure schedules (the "Schedules") dated as of the date hereof and delivered herewith to Buyer and Buyer Parent, Sellers hereby severally and jointly represent and warrant to Buyer and Buyer Parent as of the date hereof:
6.1 Good Standing.
(a) NutraMax is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b) First Aid is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(c) FAP is a limited partnership validly existing and in good standing under the laws of the State of Delaware with all powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted.
6.2 Authorization. NutraMax, First Aid and FAP have full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by them pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by NutraMax, First Aid and FAP of this Agreement and each such other agreement, document and instrument has been duly authorized by all necessary action of NutraMax, First Aid and FAP, and no other action on the part of NutraMax, First Aid or FAP is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by NutraMax, First Aid and/or FAP pursuant to or as contemplated by this Agreement constitutes or will, when executed and delivered by NutraMax, First Aid or FAP, as applicable, constitute valid and binding obligations of NutraMax, First Aid or FAP, as applicable, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.
6.3 Title. Sellers have, and shall convey to Buyer at Closing, good and marketable title to all of the Purchased Assets, free and clear of any and all Liens.
6.4 Litigation. Except as set forth on Schedule 6.4, there is no litigation, claim, investigation, action, suit or proceeding pending or, to the knowledge of any Seller, Threatened against any Seller or any affiliate of Sellers relating to or affecting any of the Purchased Assets or the Business which would prevent or hinder the consummation of the transactions contemplated by this Agreement.
6.5 Non-Contravention. The execution, delivery and performance by NutraMax, First Aid and FAP of this Agreement and each such other agreement, document and instrument hereunder to which NutraMax, First Aid and/or FAP is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or violate any provision of the charter, bylaws or other organizational document of NutraMax, First Aid or FAP, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Sellers or the Business, except as would not reasonably be expected to have a Material Adverse Effect; or (iii) assuming the receipt of all the consents set forth on Schedule 6.7, constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Sellers relating to the Business to which Sellers are entitled under any provision of any material agreement, contract or other instrument binding upon any Seller.
6.6 Compliance with Law. Sellers’ operation of the Business is and has been conducted in material compliance with all Legal Requirements including, without limitation, the Foreign Corrupt Practices Act, except for any actual or Threatened violations that have not had or could not reasonably be expected to have, or to have had, individually or in the aggregate, a Material Adverse Effect.

6.7 Consents. Except as set forth on Schedule 6.7, no approval, consent, authorization or exemption from or filing with any person or entity is required to be obtained or made by any Seller in connection with the execution and delivery of this Agreement and each other agreement, document or certificate required to be delivered by Sellers hereunder and the consummation of the transactions contemplated hereby.
6.8 Customers.
(a) Schedule 6.8(a) includes all of the unfilled or open customer purchase orders relating exclusively to the Business as of the Closing Date and each has been entered into in the ordinary course of business by Sellers and is valid and in full force and effect, and neither any Seller nor, to Sellers’ knowledge, any customer is in default of its obligations thereunder.
(b) Schedule 6.8(b) lists the customers ("Material Customers") of Sellers with respect to the Business for the twelve (12) month period ended September 30, 2007 that comprise at least 80% of the revenues of the Business and sets forth opposite the name of each such Material Customer the gross sales to each such Material Customer for the twelve (12) month period ended September 30, 2007 and the payment terms offered to each such Material Customer. Except as set forth on Schedule 6.8(b), no Material Customer has advised any Seller that it intends to cease purchasing or materially decrease the dollar amount of purchases it makes from such Seller.
6.9 Vendors. Schedule 6.9 lists the ten (10) largest ongoing vendors of the Sellers with respect to the Business (the "Material Vendors") based on amounts paid by the Sellers to such Material Vendor for the twelve (12) month period ended September 30, 2007. Schedule 6.9 sets forth opposite the name of each Material Vendor the amount paid by the Sellers to such Material Vendor over such twelve (12) month period for materials, products or services provided to the Sellers with respect to the Business.
6.10 Fixed Assets. The Fixed Assets have been maintained in accordance with Sellers’ past practices and are in a sufficient condition for Buyer to operate such Fixed Assets as currently operated by Sellers on the date hereof.
6.11 Sales Register. The sales summary for the Business by product and by customer for the calendar years 2005 and 2006 and for the nine (9) month period ended September 30, 2007 set forth on Schedule 6.11 fairly presents in all material respects gross sales dollars for the Business.
6.12 Business Intellectual Property.
(a) Except as set forth in Schedule 2.1(c), each item of the Business Intellectual Property set forth on Schedule 2.1(c) is either: (i) owned solely by Sellers free and clear of any Liens, license or other restriction; or (ii) rightfully used and authorized for use by Sellers and their successors pursuant to a valid license, sublicense, agreement or permission. Sellers have all rights in the Business Intellectual Property necessary to conduct the Business as currently conducted.

(b) Schedule 2.1(c) identifies all the Business Intellectual Property owned by the Sellers and each license, agreement, or other permission that the Sellers have granted to any third party with respect to any of the Business Intellectual Property (together with any exceptions). The Sellers have delivered to Buyer correct and complete copies of all such registrations, applications, licenses, sublicenses, agreements and permissions (as amended to date). Schedule 2.1(c) also identifies each material item of Business Intellectual Property that any third party owns and that any Seller uses pursuant to a license, sublicense, agreement, or permission. The Sellers have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Business Intellectual Property identified on Schedule 2.1(c): (i) no Seller is in violation in any material respect of any license or other agreement to which such Seller is a party or otherwise bound relating to any of the Business Intellectual Property; (ii) none of the Business Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller, is threatened that challenges the legality, validity, enforceability, use, or ownership of the Business Intellectual Property; and (iv) no Seller has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Business Intellectual Property.
(c) To Sellers’ knowledge, each Seller's current use of the Business Intellectual Property does not infringe upon any other Person's copyright, trade secret rights, patent, trademark, service mark or other intellectual property right. Except as set forth in Schedule 6.4, no claims or demands have been asserted in writing against any Seller by any Person (i) challenging the validity, enforceability, effectiveness or ownership by any Seller of any of the Business Intellectual Property or (ii) to the effect that any Seller's current use, reproduction, modification, manufacture, distribution, licensing, sale, or any other exercise of rights in any of the Business Intellectual Property, interferes, infringes, misappropriates or violates any intellectual property right of any Person.
(d) To Sellers’ knowledge, no Person is interfering, infringing, misappropriating or violating any of Sellers’ rights in and to the Business Intellectual Property.
6.13 Absence of Certain Changes. Since March 31, 2007, each Seller has conducted the Business only in the ordinary course and consistent with past practices, and there has not been any:
(a) Material Adverse Change,
(b) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Purchased Assets and/or the Business; or
(c) any acceleration of any sales to any customer of the Business in anticipation of the Closing Date.
6.14 Product Warranty. The Purchased Inventory has been manufactured in conformity with applicable contractual commitments, and no Seller has a material liability for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by any Seller which is included in the Purchased Assets is subject to any guaranty, express warranty or other indemnity.

6.15 Product Liability. Neither the Sellers nor any of their subsidiaries have any liability arising out of any injury to individuals or property as a result of the manufacture, sale, possession or use of any inventory sold by them in connection with the Business and, to Sellers’ knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any such liability. The Sellers have maintained product liability insurance for at least the last five (5) years and agree to continue such coverage or purchase an extended reporting period for any claims arising out of events occurring before the Closing.
6.16 Product Recalls. To Sellers’ knowledge there have been no product recalls, withdrawals, off-sale orders, warning letters or seizures with respect to any products or items included in the Purchased Inventory.
6.17 Broker/Finder's Fees. No Seller has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.
6.18 Inventory. All of the Purchased Inventory (a) is not obsolete and of a suitable quality for sale in the ordinary course of the Business (b) is at levels consistent with past practice, and (c) is or will be at Closing free and clear of all Liens.
6.19 Environmental.
(a) There are no pending or, to Sellers’ knowledge, Threatened Proceedings resulting from, arising under or pursuant to any Environmental Law with respect to or affecting any facility used in the conduct of the Business that could reasonably be expected to have a Material Adverse Effect. To Sellers’ knowledge, there has been no Release of any Hazardous Materials at or from any facility used in the conduct of the Business that could reasonably be expected to have a Material Adverse Effect.
(b) The Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller pertaining to material compliance of any facility involved in the conduct of the Business with Environmental Laws.
6.20 Labor Relations. Within the last three years, the Business has not experienced any union organization attempts, labor disputes or work stoppage, or slow downs due to labor disagreements. No Seller has closed any plant or facility, effectuated any layoffs of employees or implemented an early retirement or separation program within the three (3) year period prior to the date hereof, nor has any Seller planned or announced any such action or program in the future. There is no labor strike, dispute or work stoppage, lockout, slow down or other labor controversy pending or, to the knowledge of Sellers, Threatened with respect to any of the Business Employees.

6.21 Affiliate Transactions.
(a) There are no agreements, arrangements or understandings pursuant to which an affiliate of any Seller (other than another Seller) provides or causes to be provided any assets or services used or held for use in connection with the Business or pursuant to which the Business provides or causes to be provided any assets or services to an affiliate of any Seller (other than another Seller).
(b) To the knowledge of Sellers, none of William Bauer, Daniel Rivest or Steven Gottsegen has any plans to terminate employment with the Business. Each Seller is in compliance in all material respects with and has complied with in all material respects all laws applicable to the Business relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes.
(c) There are no administrative charges or court complaints or investigations pending or, to the knowledge of Sellers, Threatened against any Seller related to such Seller’s operation of the Business before (i) the U.S. Equal Employment Opportunity Commission, (ii) any state or federal court or agency concerning alleged employment discrimination, or (iii) any other Governmental Authority.
6.22 Condition and Sufficiency of Assets. To the knowledge of Sellers, the Fixed Assets are in good operating condition and repair. The Purchased Assets constitute in all material respects all of the rights, privileges and other assets owned by Sellers and used in the Business and are adequate in all material respects to conduct such Business as currently conducted and as it has been conducted by the Sellers during the twelve (12) month period prior to the date hereof; provided, however, that the Sellers are currently in the process of transitioning manufacturing activity of the Business to China.
6.23 China Manufacturing. Except as set forth in Schedule 6.23, all products currently sold by the Business are currently being manufactured in China by an unaffiliated third party under contract to Sellers at a facility or facilities owned, leased or otherwise held by such unaffiliated third party or another party other than Sellers.
6.24 Disclosure. No representation or warranty made in this Agreement as modified by the Schedules hereto by any Seller contains or will contain as of the Closing Date any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.
SECTION 7. REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT.
Except as set forth in Buyer and Buyer Parent's Schedules dated as of the date hereof and delivered herewith to Seller, Buyer and Buyer Parent hereby severally and jointly represent and warrant to Sellers as of the date hereof:

7.1 Good Standing. Buyer and Buyer Parent are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all corporate powers and all governmental licenses, authorizations, consents and approvals required to own or lease their properties and to conduct their respective businesses in the manner and in the places where such properties are owned or leased or such business is conducted.
7.2 Authorization. Buyer and Buyer Parent have the full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Buyer Parent pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Buyer Parent of this Agreement and each such other agreement, document and instrument has been duly authorized by all necessary action of Buyer and Buyer Parent, and no other action on the part of Buyer or Buyer Parent is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Buyer Parent pursuant to or as contemplated by this Agreement constitutes or will, when executed and delivered by Buyer and Buyer Parent, constitute valid and binding obligations of Buyer and Buyer Parent, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.
7.3 Litigation. There is no litigation, claim, investigation, action, suit or proceeding pending or, to the knowledge of Buyer and Buyer Parent, threatened against Buyer or Buyer Parent or any affiliate of Buyer or Buyer Parent which if adversely determined, individually or in the aggregate, with all other litigation, claims, investigations, actions, suits or proceedings, would (i) prevent or hinder the consummation of the transactions contemplated by this Agreement or (ii) have a Material Adverse Effect on Buyer or Buyer Parent.
7.4 Non-Contravention. The execution, delivery and performance by Buyer and Buyer Parent of this Agreement and each such other agreement, document and instrument hereunder to which Buyer or Buyer Parent is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or violate any provision of the charter or bylaws of Buyer or Buyer Parent, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Buyer or Buyer Parent or their respective businesses or subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect on Buyer or Buyer Parent; or (iii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or Buyer Parent to which Buyer or Buyer Parent is entitled under any provision of any material agreement, contract or other instrument binding upon Buyer or Buyer Parent.
7.5 Consents. No approval, consent, authorization or exemption from or filing with any person or entity is required to be obtained or made by Buyer or Buyer Parent in connection with the execution and delivery of this Agreement and each other agreement, document or certificate required to be delivered by Buyer or Buyer Parent hereunder and the consummation of the transactions contemplated hereby.

7.6 Finder's Fees. Except as set forth on Schedule 7.6, Buyer and Buyer Parent have not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.
7.7 Resale of Purchased Inventory. Buyer is purchasing the Purchased Inventory for resale to its customers in the ordinary course of its business.
7.8 Disclosure. No representation or warranty made in this Agreement as modified by the Schedules hereto by the Buyer Parent or Buyer contains or will contain as of the Closing Date any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.
SECTION 8. COVENANTS OF SELLERS.
Sellers hereby covenant and agree with Buyer and Buyer Parent as follows:
8.1 Confidentiality. Following the Closing, each of the Sellers and their respective affiliates will, and will cause their respective representatives to, maintain the confidentiality of all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) in the public domain through no fault of Sellers, (ii) later lawfully acquired by NutraMax, First Aid or FAP from sources other than Buyer or Buyer Parent or (iii) required to be disclosed by judicial or administrative process or by other requirements of law.
8.2 Payments with Respect to Purchased Accounts Receivable or Inventory. Following the Closing, the Sellers shall promptly remit to Buyer any and all proceeds received by the Seller after the Closing that are attributable to the Purchased Accounts Receivable or sales of the Purchased Inventory by Buyer, or which are otherwise for the account of Buyer; provided, however, that the Sellers shall have the right to set-off the amount of any payments made in payment of Assumed Accounts Payable against amounts due to Buyer pursuant to this Section 8.2.
8.3 Business Financial Statements. The Sellers shall cooperate with Buyer and Buyer Parent and use their reasonable efforts to provide Buyer and Buyer Parent within sixty eight (68) days of the Closing Date with the First Aid Division (“FAD”) financial information necessary for the Buyer and Buyer Parent to file with the Securities and Exchange Commission the financial information required under Item 310(c) of Regulation S-B promulgated under the Securities Act of 1933, as outlined below, within 75 days after the Closing Date, as follows:
1)        Audited financial statements for the fiscal years ended September 29, 2007 and September 30, 2006.
2)        Condensed profit and loss statements for the nine months ended September 29, 2007 and September 30, 2006.
3)        Condensed profit and loss statement for the twelve months ended December 30, 2006.

The financial information will be prepared by the Sellers in accordance with GAAP and, with respect to item 1 above, shall be audited by Vitale Caturano & Company Ltd. (the “Sellers’ Auditor”), and with respect to items 2 and 3 above, shall be reviewed by Sellers’ Auditor, provided, however, that the fees and expenses of the Sellers’ Auditor in connection with the preparation of the required financial information shall be borne by Buyer.
SECTION 9. COVENANTS OF BUYER AND BUYER PARENT.
Buyer and Buyer Parent hereby covenant and agree with Sellers as follows:
9.1 Confidentiality. Following the Closing Date, Buyer and Buyer Parent will, and will cause each of their affiliates and representatives to maintain the confidentiality of all confidential documents and information concerning the Sellers and any businesses of the Sellers (other than the Business) furnished to Buyer, Buyer Parent or their affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer or Buyer Parent, (ii) in the public domain through no fault of Buyer or Buyer Parent, (iii) later lawfully acquired by Buyer or Buyer Parent from sources other than a Seller or (iv) required to be disclosed by judicial or administrative process or by other requirements of law.
9.2 Employees.
(a) The Sellers shall terminate the employment of each of the Business Employees set forth on Schedule 9.2(a) (the “Rehired Employees”) as of the end of business on the Closing Date. The Buyer shall have, prior to the Closing Date, offered employment to each of the Rehired Employees, to commence immediately upon such Rehired Employee’s termination by the Sellers, at the base compensation at which such person was employed by the Sellers and with benefits offered by Buyer Parent to its employees, subject to modification given the anticipated short term nature of the employment of certain of the Rehired Employees. The Sellers agree to pay all amounts due to the Rehired Employees upon their termination by the Seller to which they may be entitled upon termination by the Sellers under Sellers’ benefit plans.
(b) Each of the Business Employees of the Sellers who are not Rehired Employees (the “WARN Employees”) shall be retained by the Sellers for the applicable notice period under WARN (the “WARN Notice Period”). Subject to the provisions of Section 9.3, the WARN Employees shall be available to the Buyer at any time during the WARN Notice Period upon at least two (2) days notice to the Sellers in connection with the operation of the Business after the Closing Date. No WARN Employee shall be required by the Buyer to perform duties or assume responsibilities inconsistent with the duties and responsibilities of such WARN Employee prior to the Closing Date. Notwithstanding the foregoing, no Seller shall be responsible for any failure by any WARN Employee to report to work as may be requested by the Buyer or otherwise to perform responsibilities as requested by the Buyer.
(c) Nothing in this Section 9.2 shall be deemed to make any employee of the Sellers a third party beneficiary of any term or provision of this Agreement.

(d) The Sellers hereby consent to the hiring of any such employees by Buyer and waives, with respect to the employment by Buyer of such employees, any claims or rights any Seller may have against Buyer or any such employee under any non-competition, confidentiality or employment agreement.
9.3 WARN. The Sellers agree that they shall be responsible for and shall assume any liabilities or obligations arising under WARN or any similar state statute affecting WARN Employees as a result of the transactions contemplated hereby.
9.4 Payments with Respect to Excluded Assets. Buyer and Buyer Parent shall promptly remit to Sellers all monies received by Buyer, Buyer Parent or any of their affiliates following the Closing Date in payment for any Excluded Assets, including payments on account of accounts receivables and trade receivables of Sellers not acquired by Buyer under the terms of this Agreement. Payments remitted to Sellers pursuant to this Section 9.4 shall be in the form received by Buyer, Buyer Parent or any of their affiliates.
9.5 Payments with Respect to Assumed Accounts Payable. Following the Closing Date, Buyer shall pay, as they come due, all amounts owing under the Assumed Accounts Payable.
9.6 Services by WARN Employees. In the case of each WARN Employee called to service by the Buyer pursuant to Section 9.2(b), Buyer shall reimburse Sellers at a per diem rate equal to such WARN Employee’s daily compensation rate.
SECTION 10. COVENANTS OF SELLERS, BUYER AND BUYER PARENT.
10.1 Cooperation.
(a) Subject to Section 12.4, in the event that a claim is asserted against Buyer or its directors or officers with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of the Business prior to the Closing, or the ownership, possession, use or sale of the Purchased Assets prior to the Closing, the Sellers shall reasonably cooperate with Buyer in the defense of any such claim; provided that, if such claim does not give rise to a claim for indemnity against Sellers pursuant to Section 12, such cooperation shall be at the sole cost and expense of Buyer and shall not unreasonably disrupt normal business operations of any Seller.
(b) Subject to Section 12.4, in the event that a claim is asserted against any Seller or its officers or directors with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of the Business after the Closing, or the ownership, possession, use or sale of the Purchased Assets after the Closing, Buyer shall reasonably cooperate with such Seller in the defense of any such claim; provided that, if such claim does not give rise to a claim for indemnity against Buyer pursuant to Section 12, such cooperation shall be at the sole cost and expense of such Seller and shall not unreasonably disrupt normal business operations of Buyer.
10.2 Further Assurances. Following the Closing, each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to evidence or otherwise facilitate the implementation of the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

10.3 Post-Closing Tax Matters. After the Closing, upon reasonable prior notice, Buyer, on the one hand, and Sellers, on the other hand, agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants such information relating to the Purchased Assets as is reasonably necessary for financial reporting and accounting matters relating to the Purchased Assets, the preparation and filing of any tax returns, reports or forms relating to the Purchased Assets and the defense of any tax or other claim or assessment relating to the Purchased Assets; provided, however, that such assistance does not unreasonably disrupt the normal operations of Buyer, in the case of assistance given to the Sellers, or any Seller, in the case of assistance given to Buyer.
10.4 Transition Services. The Sellers agree to perform the corporate overhead and accounting transition services as requested by Buyer for a period of up to ninety (90) days following the Closing as set forth in the terms of the Transition Services Agreement attached hereto as Exhibit F (the “Transition Services Agreement”), at the cost to Buyer set forth therein.
SECTION 11. CONDITIONS TO CLOSING.
11.1 Conditions to Obligations of Buyer and Buyer Parent. The obligations of Buyer and Buyer Parent to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:
(a) Representations; Warranties; Covenants. Each of the representations and warranties of the Sellers contained in Section 6 shall be true and correct in all material respects at and as of the Closing; and the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.
(b) Bill of Sale. The Sellers shall have executed and delivered the Bill of Sale in substantially the form attached hereto as Exhibit G.
(c) Assignment and Assumption Agreement. The Sellers shall have executed and delivered the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit H.
(d) Trademark Assignment. FAP shall have executed and delivered the Trademark Assignment in substantially the form attached hereto as Exhibit I.
(e) Non-Competition Agreement. The Sellers shall have executed and delivered the Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit D.
(f) Lease. Buyer shall have entered into the Lease.

(g) Secretary’s Certificate. Each of the Sellers shall have delivered to Buyer a certificate of their respective Secretaries, dated as of the Closing Date which shall certify (A) the resolutions adopted by their respective Boards of Directors and stockholders (if applicable) authorizing the Sellers to consummate all of the transactions contemplated hereby and (B) the names of the officers of the Sellers authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by each of the Sellers, together with the true signatures of such officers.
(h) Good Standing Certificate. Each Seller shall have delivered to Buyer a certificate from the Secretary of the State of Delaware, dated as of a recent date prior to the Closing, as to the good standing of such Seller in Delaware.
(i) Consents. The Sellers shall have obtained the consents listed in Schedule 6.7.
(j) Releases. The Sellers shall have delivered to Buyer at or prior to the Closing instruments releasing any liens on the Purchased Assets.
(k) Supply Agreement. NutraMax shall have assigned the Supply Agreement to Buyer.
(l) Employment Agreements. Buyer shall have entered into Employment Agreements with William Bauer, Daniel Rivest and Steven Gottsegen on terms and conditions satisfactory to Buyer.
(m) Insurance. Seller shall have provided to Buyer evidence of product liability insurance as set forth in Section 6.15 and evidence of insurance maintained by Infotex under the Supply Agreement.
11.2 Conditions to Obligations of Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:
(a) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer and Buyer Parent contained in Section 7 shall be true and correct in all material respects as of the Closing; and Buyer and Buyer Parent shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.
(b) Purchase Price. Buyer shall have delivered the Cash Purchase Price to FAP.
(c) Assignment and Assumption Agreement. Buyer shall have executed and delivered the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit H.
(d) Trademark Assignment. Buyer shall have executed and delivered the Trademark Assignment in substantially the form attached hereto as Exhibit I.

(e) Non-Competition Agreement. Buyer and Buyer Parent shall have executed and delivered the Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit D.
(f) Good Standing Certificate. Each of Buyer and Buyer Parent shall have delivered to Sellers a certificate from the Secretary of State of the Commonwealth of Pennsylvania, dated as of a recent date prior to the Closing, as to the good standing of Buyer and Buyer Parent in Pennsylvania.
(g) Secretary’s Certificates. Each of Buyer and Buyer Parent shall have delivered to Sellers a certificate of such party's corporate Secretary dated as of the Closing Date which shall certify (A) the resolutions adopted by such party's Board of Directors and stockholders (if applicable) authorizing such party to consummate all of the transactions contemplated hereby, (B) the charter and by-laws of such party and (C) the names of the officers of such party authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by such party, together with the true signatures of such officers.
SECTION 12. SURVIVAL; INDEMNIFICATION.
12.1 Survival. The covenants, agreements, representations and warranties of the parties in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive for twelve (12) months following the Closing Date, or in the case of Sections 6.1 (Good Standing), 6.2 (Authorization), 6.3 (Title), 7.1 (Good Standing), 7.2 (Authorization), and Section 9.1 (Confidentiality) until expiration of the applicable statute of limitations, if any, or if there is none, indefinitely, or Section 8.1 (Confidentiality) for five (5) years after the Closing Date (such date, the "Indemnification Cut-Off Date"). Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 12.2 or Section 12.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.
12.2 Indemnification By Seller and Seller Parent.
(a) NutraMax, First Aid and FAP, severally and jointly, hereby indemnify Buyer, Buyer Parent and their directors and officers (collectively, the "Buyer Indemnified Parties" and, individually, a "Buyer Indemnified Party") from and against any and all damage, loss, diminution in value, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Losses") incurred or suffered by any such Buyer Indemnified Party which arises out of (i) any breach of any representation, warranty or covenant of NutraMax, First Aid or FAP in this Agreement or any other agreement executed in connection herewith, (ii) the Excluded Liabilities or (iii) any Liens described on Schedule 2.1(c).
(b) Limitation of Seller Indemnification.Notwithstanding the provisions of Section 12.2(a):

(i) Buyer Indemnified Parties shall not be entitled to indemnification for Losses in respect of claims made pursuant to Section 12.2(a) unless the total of all Losses in respect of such claims made by such Buyer Indemnified Parties shall exceed Fifty Thousand Dollars ($50,000) in the aggregate (the "Seller Deductible"), whereupon, all such Losses in respect of such claims above such amount shall be recoverable by the Buyer Indemnified Parties in accordance with the terms hereof. For the purposes of calculating the Seller Deductible, all materiality qualifiers contained in Sellers’ representations and warranties shall be disregarded;
(ii) Except as set forth in Section 12.6, the maximum amount payable to all Buyer Indemnified Parties for Losses in respect of claims made by Buyer Indemnified Parties under Section 12.2(a) shall not exceed: (i) with respect to claims made under Sections 6.2 and 6.3 hereunder, the Purchase Price and (ii) with respect to all other claims One Million, Three Hundred Thousand Dollars ($1,300,000) (the "Seller Cap");
(iii) No Seller will have no liability under any provision of this Agreement for any Losses to the extent that such Losses relate to actions taken or not taken by Buyer or Buyer Parent after the Closing. After the Closing, Buyer and Buyer Parent will take all reasonable steps to mitigate all Losses upon and after becoming aware of any event or circumstance that could reasonably be expected to give rise to any Losses with respect to which indemnification may be required hereunder;
(iv) Any liability for indemnification under Section 12.2(a) shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty or covenant;
(v) Except as set forth herein, the Sellers shall not be obligated to provide indemnification hereunder with respect to any claim made after the Indemnification Cut-Off Date;
(vi) No Seller shall in any event be liable under this Section 12.2, and no claim for indemnification may in any event be asserted against any Seller under this Section 12.2, for any incidental or consequential damages by reason of a breach of any representation, warranty, covenant or indemnity contained herein; and
(vii) Upon making any payment to any Buyer Indemnified Party for any indemnification claim pursuant to this Section 12, the Sellers will be subrogated, to the extent of such payment, to any rights that the Buyer Indemnified Party may have against other Persons (other than another Buyer Indemnified Party) with respect to the subject matter of such indemnification claim.
12.3 Indemnification By Buyer and Buyer Parent.
(a) Buyer and Buyer Parent, severally and jointly, hereby indemnify the Sellers and their controlling stockholders, directors, officers and employees (collectively, the "Seller Indemnified Parties" and, individually, a "Seller Indemnified Party") from and against any and all Losses incurred or suffered by any such Seller Indemnified Party which arises out of (i) any breach of any representation, warranty or covenant made by Buyer or Buyer Parent in this Agreement or any other agreement executed in connection herewith or (ii) the operation of the Business and/or ownership of the Purchased Assets from and after the Closing.

(b) Limitation of Buyer Indemnification. Notwithstanding the provisions of Section 12.3(a):
(i) Seller Indemnified Parties shall not be entitled to indemnification for Losses in respect of claims made pursuant to Section 12.3(a) unless the total of all Losses in respect of such claims made by such Seller Indemnified Parties shall exceed Fifty Thousand Dollars ($50,000) in the aggregate (the "Buyer Deductible"), whereupon, only Losses in respect of such claims above such amount shall be recoverable by Seller Indemnified Parties in accordance with the terms hereof;
(ii) Except for the obligations set forth in Section 3.3 and as set forth in Section 12.6, the maximum amount payable to all Seller Indemnified Parties for Losses in respect of claims made by Seller Indemnified Parties under Section 12.3(a) shall not exceed: (i) with respect to claims made under Section 7.2 hereunder, the Purchase Price and (ii) with respect to all other claims One Million, Three Hundred Thousand Dollars ($1,300,000) (the "Buyer Cap");
(iii) Seller Indemnified Parties shall take all reasonable steps to mitigate Losses for which indemnification may be claimed by them pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses. Any liability for indemnification under Section 12.3(a) shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty or covenant;
(iv) Except as set forth herein, Buyer shall not be obligated to provide indemnification hereunder with respect to any claim made after the Indemnification Cut-Off Date;
(v) Buyer and Buyer Parent shall not in any event be liable under this Section 12.3, and no claim for indemnification may in any event be asserted against Buyer or Buyer Parent under this Section 12.3, for any incidental or consequential damages by reason of a breach of any representation, warranty, covenant or indemnity contained herein; and
(vi) Upon making any payment to any Seller Indemnified Party for any indemnification claim pursuant to this Section 12, Buyer and Buyer Parent will be subrogated, to the extent of such payment, to any rights that Seller Indemnified Party may have against other Persons (other than another Seller Indemnified Party) with respect to the subject matter of such indemnification claim.
12.4 Notice; Payment of Losses; Defense of Claims.
(a) Notice of Claims . Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a "Claim Notice") to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except (i) to the extent that the indemnifying party shall have been materially prejudiced as a result of the failure or delay in giving such Claim Notice and (ii) that no indemnification will be payable to an indemnified party with respect to any claim for which the Claim Notice is given after the Indemnification Cut-Off Date for such claim. Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

(b) Third Party Claims. In the case of any third party claim, if within ten (10) business days after receiving the notice described in the preceding paragraph the indemnifying party gives written notice (the "Defense Notice") to the indemnified party stating that (i) it may be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.
(c) The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefore will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party.
If no Defense Notice is given by the indemnifying party, or if a good faith defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.
12.5 Purchase Price Adjustment. All indemnification payments made under this Agreement shall be treated as adjustments to the Purchase Price.

12.6 Exclusive Remedy. Except as otherwise set forth in this Agreement, after the Closing, this Section 12 shall provide the sole and exclusive remedy for claims for indemnification for Losses arising from a breach of the representations and warranties, covenants or other agreement or any other claim arising out of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall limit the remedy available to a party for (i) claims arising out of fraud, intentional misrepresentation or willful breach or (ii) claims arising out of breaches of Sections 8.1 (Confidentiality) and 9.1 (Confidentiality).
SECTION 13. MISCELLANEOUS.
13.1 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:
if to Buyer, to: Derma Sciences, Inc. Attn: Edward J. Quilty 214 Carnegie Center, Suite 100 Princeton, NJ 08540 Fax: (609) 514-0502	with a copy to: Gallagher, Briody & Butler Attn: Thomas P. Gallagher, Esq. 155 Village Boulevard, Second Floor Princeton, NJ 08540 Fax: (609) 452-0090
if to Buyer Parent, to: Derma Sciences, Inc. Attn: Edward J. Quilty 214 Carnegie Center, Suite 100 Princeton, NJ 08540 Fax: (609) 514-0502	with a copy to: Gallagher, Briody & Butler Attn: Thomas P. Gallagher, Esq. 155 Village Boulevard, Second Floor Princeton, NJ 08540 Fax: (609) 452-0090
if to any Seller, to: NutraMax Products, Inc. Attn: Jim Todd, President 9 Blackburn Drive Gloucester, Massachusetts 01930 Fax: (978) 282-3790	with a copy to: Goodwin Procter LLP Attn: James A. Matarese, Esq. Exchange Place 53 State Street Boston, Massachusetts 02109 Fax: (617) 523-1231

13.2 Amendments; No Waivers.
(a) Any provision of this Agreement may be amended prior to the Closing Date if, and only if, such amendment is in writing and signed by each of the parties hereto. Any provision of this Agreement may be waived by any of the parties hereto if the waiver is in writing and signed by the party to be bound.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
13.3 Expenses. Except as expressly provided hereunder, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for an assignment by Buyer and Buyer Parent of their rights under this Agreement to their lenders as collateral security for loans made by such lenders, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.
13.5 Governing Law; Consent to Jurisdiction. Except as otherwise provided in this Agreement, all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. If a claim is commenced by Buyer, such claim shall be brought in the courts of Suffolk County in the Commonwealth of Massachusetts or the United States district courts for such county. If a claim is commenced by Sellers, such claim shall be brought in the courts of Mercer County, New Jersey or the United States District Court located in Trenton, New Jersey. Each party agrees not to commence any litigation relating hereto except as set forth above, waives any objection to the laying of venue of any such litigation in the courts agreed to above, and agrees not to plead or claim if litigation is commenced as set forth above that such litigation has been brought in an inconvenient forum.
13.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.
13.7 Entire Agreement. This Agreement and each agreement, document and instrument to be delivered pursuant to this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement, or the agreements, documents and instruments to be delivered pursuant to this Agreement, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

13.8 Bulk Sales Laws. Buyer Parent, Buyer and the Sellers each hereby waive compliance by the Sellers with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state, provided that Sellers agree to indemnify the Buyer Indemnitees from and against any claims arising out of the failure to comply with such laws.
13.9 Taxes Related to Transfer of Purchased Assets. Buyer shall be responsible for any transfer, documentary, sales, use, stamp, or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first set forth above.
BUYER:
DERMA FIRST AID PRODUCTS, INC. By: /s/ Edward J. Quilty Name: Edward J. Quilty Title: CEO, President
BUYER PARENT:
DERMA SCIENCES, INC. By: /s/ Edward J. Quilty Name: Edward J. Quilty Title: President and Chief Executive Officer
SELLERS:
F.A. PRODUCTS, L.P. By: First Aid Products, Inc. Its: General Partner By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
NUTRAMAX PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
FIRST AID PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
[Signature Page to Asset Purchase Agreement]

EXHIBIT A
PRODUCT LINES
1. Adhesive Strips - unit code 6410
2. Tapes - unit code 6420
3. Conform/Pads/Gauze - unit code 6430
4. Specialty - unit code 6450
5. Travel - unit code 6483
6. FA Misc - unit code 6490

EXHIBIT B
LEASE

EXECUTION COPY
LEASE AGREEMENT
THIS LEASE AGREEMENT (the “Lease”), made and entered effective as of the 8th day of November 2007, by and between NUTRA (TX) QRS 12-39, Inc., a Texas corporation ("Owner") and Derma First Aid Products, Inc., a Pennsylvania corporation ("Tenant").
For and in consideration of the covenants, terms, conditions, agreements and payments as set forth in this Lease Agreement, the parties hereto agree as follows:
1.0  LEASE PREMISES:
Owner hereby leases to Tenant and Tenant hereby leases from Owner upon the terms and conditions hereof that certain space consisting of 50,000 square feet, as mutually determined by Owner and Tenant (“the Premises”), together with the Land (as hereinafter defined) on which the building and other improvements are located, including parking and other common facilities, which shall hereinafter collectively be referred to as the "Property". “Land” shall mean all that land which is more particularly described in “Exhibit A”. If Landlord and Tenant do not mutually agree on the location of the Premises on the Property within ten (10) days of the Commencement Date, the Premises shall consist of all areas of the building currently used by the former tenant, as set forth in a schematic plan to be delivered by Tenant to Landlord within fifteen (15) days of the Commencement Date.
2.0  TERM:
The term of this Lease shall commence on the 7th day of November, 2007 (the “Commencement Date”), and shall end at 12:00 midnight on the 31st day of May, 2008 (the “Expiration Date”).
3.0  RENT:
Tenant shall pay to Owner, at the address of Owner set forth below, or at such other place or in such other manner as Owner may from time to time designate in writing, the following as rent for the Premises:
3.01  Rent:
(a) Base Rent: The base rent for the full term hereof shall be One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) (the “Base Rent”). Said Base Rent shall be payable in equal monthly installments of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) (the “Monthly Rent”) in advance on the first day of each month commencing on December 1, 2007 and continuing monthly for the term hereof, except that Tenant shall pay the first Monthly Rent on the execution hereof. The Monthly Rent for any partial month during the Term shall be prorated.
(b) Additional Rent: Tenant shall pay all amounts, liabilities and obligations, other than Base Rent, which Tenant assumes or agrees to pay under this Lease to Owner or others (the “Additional Rent” together with the Base Rent, collectively, the “Rent”).
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4.0  REAL ESTATE TAXES AND PERSONAL PROPERTY TAXES:
(a) Real Estate Taxes: Landlord shall be responsible for the payment of any real estate taxes and assessments levied on the Property and Tenant shall not be responsible to reimburse Landlord for such cost.
(b) Personal Property Taxes: Tenant shall be responsible and pay for any and all taxes and assessments levied on Tenant's furniture, fixtures, equipment and items of a similar nature located on the Premises.
5.0  REPAIRS AND MAINTENANCE:
(a) Except as expressly set forth herein, Owner shall not be required to provide Tenant any services hereunder and all services, including without limitation, electricity and other utilities, shall be obtained and maintained at the sole cost, expense and risk of Tenant. Tenant shall be responsible for electricity and other utility costs for the entire Property. Furthermore, in no event shall Owner be liable for any interruption or failure in the supply of any such utility to the Premises.
(b) Tenant shall be responsible, at its sole cost and expense, for all repair and maintenance of the Premises, provided that Tenant will not be responsible for any repairs or maintenance that are necessitated by the condition of the Premises as of the date of Tenant’s occupancy, provided that Tenant provides Landlord, within ten (10) days of the Commencement Date, a written property inspection report (the “Property Inspection Report”) describing the condition of the Premises as of the Commencement Date, to be completed by an engineering firm approved by Owner. Except such conditions as identified in the Property Inspection Report, Tenant shall, at the end of the term hereof, return the Premises to Owner in substantially as good condition as when received except for usual or ordinary wear and tear. Tenant shall, throughout the term hereof, take good care of the Premises and the fixtures and appurtenances therein and, at Tenant's sole cost and expense, make all non-structural repairs thereto, and, as required, non-structural replacements thereof, as and when needed to preserve the same in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Tenant shall be responsible, at its sole cost and expense, for all damage or injury to the Premises (including all improvements or alterations therein), whether or not requiring structural repairs, caused by or resulting from Tenant’s use or occupancy of the Premises or Tenant’s or its invitees’ acts, omissions, neglect or unsafe conduct. Tenant is also obligated to perform, at Tenant’s own cost and risk, all other maintenance and repairs necessary to cause the Premises to be suitable for Tenant’s intended commercial purposes.
(c) Excluding Tenant’s maintenance and repair obligations as provided above, Owner will make, at Tenant’s cost, all repairs to and provide the maintenance for the Property, of which the Premises is a part, including, but not limited to common areas and base systems of the building, and the structural components of the building, the cost of supplying HVAC to the building, the costs of maintaining, repairing, lining and lighting all appurtenant parking, sidewalk and ingress areas, and the planting, mowing and maintaining of all planted areas within or appurtenant to the Property, provided, however, while the foregoing maintenance and repair obligations shall include replacements as warranted, that (i) Landlord will attempt first to repair any item that is reasonably susceptible to repair and will only replace such item, if the applicable item is not reasonably susceptible to repair and (ii) Tenant shall not be responsible for the cost of any single replacement item where the cost of such single replacement item exceeds Ten Thousand Dollars ($10,000). Owner shall send Tenant a monthly invoice for each month for any and all fees incurred by Owner in connection with the maintenance of the Property as provided above. Tenant shall pay the amount as specified in the invoice as Additional Rent within ten (10) days of the date of the invoice. In no event, shall Landlord’s delay in sending Tenant a monthly invoice for Landlord’s maintenance and repairs under this Paragraph be deemed as Landlord’s waiver of any of Tenant’s obligations to pay for such maintenance and repairs.
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6.0  ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY:
Tenant shall not make any changes or alterations to the Premises without Owner’s prior written consent.
7.0  SIGN APPROVAL:
Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the outside of the Premises for exterior view without the written consent of Owner, which consent shall not be unreasonably withheld.
8.0  OBSERVANCE OF LAW:
Tenant shall comply with all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises, and zoning and use ordinances. Moreover, Tenant shall comply with all police, fire, and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises.
9.0  WASTE AND NUISANCE:
Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors, sidewalks or paved areas on the Premises.
10.0  GLASS AND DOOR RESPONSIBILITY - TENANT:
All glass and doors on the Premises shall be the responsibility of Tenant. Any replacement or repair shall be promptly completed at the expense of Tenant. Owner at its option, may order or perform such replacement or repair at Tenant’s cost.
11.0  USE OF PREMISES:
Tenants shall use the Premises for warehouse, light manufacturing, and/or general office use and for no other purpose.
12.0  INSURANCE:
12.01. Tenant’s Insurance: Tenant shall, at Tenant’s sole cost and expense, be fully responsible for obtaining and maintaining insurance for the protection and safe keeping of its inventory of merchandise and all of its equipment, furniture, fixtures, and other personal property on the Premises insured to its full replacement value against all of the risks described in this Section above. Owner shall not be obligated in any manner to provide insurance of any character for the benefit of Tenant and shall not be liable to Tenant for any loss, theft, damage, disappearance or injury to any of the merchandise, equipment, furniture, fixtures, and/or any other personal property of Tenant, or in the possession or custody of Tenant, regardless of the cause of such damage, injury, disappearance or loss.
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Tenant shall procure, pay for and maintain comprehensive general public liability insurance and property damage insurance providing coverage from any loss or damage occasioned by an accident or casualty, arising from use of the Premises by Tenant, its employees, agents, guests and invitees in amounts not less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Two Million Dollars ($2,000,000) coverage for bodily injury, death and property damage with overlying excess liability coverage of Ten Million Dollars ($10,000,000) or such other limits as Owner may, from time to time designate by notice to Tenant. Tenant’s liability coverage shall also include worker’s insurance with primary coverage of One Million Dollars ($1,000,000) all of which coverage shall be referred to as the Liability Policies. Notwithstanding the foregoing, with respect to Tenant’s worker’s insurance, said coverage shall be the greater of (i) One Million Dollars ($1,000,000) and (ii) the minimum amount required by law in Texas. It is further agreed that a certificate of the Liability Policies shall be delivered to Owner by Tenant upon request of Owner. All insurance provided for in this Article to be obtained by Tenant shall be effected under valid and enforceable policies in form satisfactory to Owner, issued by insurers of recognized responsibility and each such policy shall name Owner as an additional insured. All such insurance policies shall be written on an “occurrence” basis and shall state that such insurance obtained by Tenant is primary over any insurance carried by Owner, and each worker’s compensation, employer’s liability, automobile liability policy and all other liability policies shall include a wavier of subrogation in favor of Owner. Certificates of such insurance naming Owner as an additional insured shall be delivered to Owner and shall provide that said coverage shall not be changed, modified, reduced or canceled except upon thirty (30) days prior written notice to Owner, with the exception of cancellation for non-payment, in which case, upon ten (10) days.
If Tenant shall fail to comply with any of the foregoing requirements relating to insurance, Owner may, at its option, obtain such insurance and Tenant shall pay to Owner upon demand as additional rent the costs of the premiums therefor.
12.02. Owner’s Insurance. Owner agrees to maintain at its sole cost and expense throughout the term of this Lease, one or more policies of fire and standard extended coverage insurance that shall include the Premises (excluding Tenant's leasehold improvements, fixtures, equipment, merchandise and other personal property from time to time located on the Premises) providing protection against perils included within the standard form of all-risk insurance policy issued by insurance companies in the State of Texas.
13.0  DAMAGE TO THE PREMISES:
In the event the Premises and/or the improvements of which the Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Owner, it is not feasible to repair or rebuild same, Owner shall have the right to terminate this Lease upon written notice to Tenant. If, as determined by Owner, (i) the Premises shall be partially untenantable thereby and (ii) the remaining tenantable portion of the Premises is less than the Maximum Square Footage as defined hereinafter, then appropriate reduction of the Monthly Rent shall be allowed for the unoccupied portion of the Maximum Square Footage until repair thereof shall be substantially completed. “Maximum Square Footage” as used herein shall be equal to 50,000 square feet. If the entire Premises are rendered untenantable thereby, except if caused by Tenant's negligence, Tenant may, at its election, terminate this Lease as of the date of the damage. If the entire Premises are rendered untenantable thereby, except if caused by Tenant's negligence, and if Tenant elects not to terminate the Lease, the Monthly Rent shall abate in proportion to the loss of use of the Premises by Tenant during such untenantability.
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14.0  HAZARDOUS MATERIALS
14.01  Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, except for such hazardous material as is necessary to Tenant's business.
14.02  Any Hazardous Material permitted on the Premises as provided herein and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to any such Hazardous Material.
14.03  Tenant shall not discharge, leak, or emit, permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if such material (as determined by Owner or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere; or (b) the condition, use, or enjoyment of the Premises.
14.04  As used herein, the term "Hazardous Material" means:
14.04.01  Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; and
14.04.02  Any "hazardous substance'" as defined by the Comprehensive Environmental response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and
14.04.03  Any oil, petroleum products and their byproducts; and
14.04.04  Any substance which is or becomes regulated by any federal, state, or local governmental authority.
14.05  Tenant agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Premises by Tenant. Tenant shall defend, indemnify, and hold harmless Owner and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys' and consultant fees, court costs, and litigation expenses) of whatever kind or nature, know or unknown, contingent or otherwise, arising out of or in any way related to:
14.05.01.  The presence, disposal, release, or threatened release of any such Hazardous Material which affects soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;
14.05.02  Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material;
14.05.03  Any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Material; or
14.05.04  Any violation of any laws applicable thereto. The provisions of this Section shall be in addition to any other obligations and liabilities tenant may have to Owner at law or at equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.
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15.0  INSPECTION AND RIGHT OF ENTRY TO PREMISES:
Owner and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply any services to be provided by Owner to Tenant hereunder, to show the same to prospective purchasers or tenants and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises as Owner may deem necessary or desirable. Owner may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's property and without affecting this Lease. Owner shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Premises and Owner shall notify Tenant prior to entry except in cases of an emergency.
16.0  DEFAULT - REMEDIES OF OWNER:
16.01  In an event of non-monetary default in the terms hereof by Tenant and failure of Tenant to cure such non-monetary default within ten (10) business days after written notice of default from Owner, or alternatively in an event of a monetary default of which no notice is required, and failure of Tenant to cure such default within three (3) business days, Owner shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Owner, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity.
16.01.01  Owner shall have the right to terminate this Lease by giving Tenant notice in writing, and upon the giving of such notice, this Lease and the term hereof as well as all the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect on the date specified in such notice as if such date were the Expiration Date of the term of this Lease, without the necessity of re-entry or any other act on Owner's part. Upon termination, tenant shall quit and surrender to Owner the Premises. If this Lease is so terminated by Owner, Owner shall be entitled to recover from Tenant as damages, in addition to other costs, damages, charges or obligations under this Lease, the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term of this Lease (which shall be calculated on the then current rent under this Lease) in excess of the then reasonable rental value of the Premises for the same period plus all cost and expenses of Owner caused by Tenant's default.
16.01.02  Owner may, without demand, or notice, re-enter and take possession of the Premises or any part thereof, repossess the same and expel Tenant and those claiming through or under Tenant, and remove the effect of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants. Should Owner elect to re-enter as provided in this Section 16.01, or should Owner take possession pursuant to legal proceedings or pursuant to any notice provided for by the law, Owner may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such other conditions as Owner may deem advisable, with the right to make alterations and repairs to Premises. No such re-entry or repossession of the Premises shall be construed as an election on Owner's part to terminate this Lease unless a written notice of termination is given to Tenant by Owner. No such re-entry or repossession of the Premises shall relieve Tenant of its liability and obligation under this Lease, all which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Owner shall be entitled to damages in the amount of the Monthly Rent, and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of reletting of the Premises after deduction all owner's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees expenses of employees, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such liquidated damages to Owner on the days on which the Rent or any other sums due hereunder would have been payable if possession had not been retaken. In no event shall Tenant be entitled to receive any excess, if any, of net Rent collected by Owner as a result of such reletting over the sums payable by Tenant to Owner hereunder.
6

16.01.03  No remedy herein or otherwise conferred upon or reserved to Owner shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by Statute. Further, all powers and remedies given by this Lease to Owner may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Owner to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of such default or acquiescence thereof. The acceptance of rental by Owner shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Owner to any remedies herein given
17.0  INDEMNIFICATION OF OWNER:
Tenant shall pay, protect, defend and indemnify Owner and save it harmless from and against any and all loss (including loss of rentals payable by Tenant in the event of loss either directly or indirectly caused by commission or omission of Tenant), claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property arising from any occurrence in, upon or at the Premises or any party thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by Tenant. In case Owner shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Owner harmless and shall pay all cost, expenses and reasonable attorneys' fees incurred or paid by Owner in connection with such litigation. All personal property on the Premises shall be at Tenant's sole risk, and Owner shall not be liable for any damage done to or loss of such personal property, or for damage or loss suffered by Tenant.
18.0  ASSIGNMENT OR SUBLETTING:
Tenant may not assign the Lease or sublet the Premises without the written consent of Owner. In no event will any subletting or assignment reduce Tenant's liability under this lease.
19.0  QUIET ENJOYMENT:
Owner agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant is not in default hereunder.
20.0  CONDEMNATION:
If more than twenty percent (20%) of the Premises, shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with Tenant's use of the Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from the taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less thantwenty percent (20%) of the Premises shall be taken, or if more than twenty percent (20%) of the Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of taking, and the rental thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of the structural portion of the Premises so taken shall bear to the Maximum Square Footage prior to such taking. If any part of the buildings or real property shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with Owner's ownership or use of the buildings, Owner, at its option, may, upon thirty (30) days written notice to Tenant, terminate this Lease as of such taking. In any event, Owner shall receive the entire award for the land and improvements taken by condemnation.
7

To Owner’s actual knowledge, there is no any pending or threatened eminent domain proceeding. Owner’s actual knowledge in the foregoing sentence means and shall be limited to the actual knowledge of Donna M. Neiley as the asset manager of Owner.
21.0  SUBORDINATION:
This Lease shall be and is hereby made subordinate to any mortgage or deed of trust which may now or hereafter encumber any part of the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall, at Owner's request, execute promptly and appropriate certificate, subordination agreement or instrument that Owner may request.
22.0  INTEREST ON PAST DUE OBLIGATIONS:
Any amount due to Owner not paid when due shall bear interest at eight percent (8%) per annum month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.
23.0  LATE CHARGE:
Owner shall have the right to collect from Tenant, in addition to any amounts due above, a collection service charge equal to five percent (5%) of the payment for any payment due to Owner hereunder which is delinquent five (5) days or longer.
24.0  SECURITY DEPOSIT:
The Tenant shall tender upon the execution of this Lease and keep on deposit with the Owner at all times during the term of this Lease, the sum of Eighteen Thousand Seven Hundred Fifty Dollars and xx/100 Dollars ($18,750.00) as security for the payments by the Tenant of the rent and any other sums due under this lease and for the faithful performance of all the terms, conditions and covenants of this Lease (the “Security Deposit”). Upon receipt by Owner of an estimate for removal and disposal of all personal property from the Property that, when such estimated amount (a “Disposal Estimated Cost”) is multiplied by 125%, is less than Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00), then the amount of the Security Deposit shall be reduced to an amount equal to 125% of such Disposal Estimated Cost as provided above. Such Disposal Estimated Cost shall be prepared by one or more service providers selected by Owner at Tenant’s Cost. Tenant shall pay Owner for the cost of obtaining such Disposal Estimated Cost within ten (10) days after Owner sends Tenant an invoice for such service.
8

If at any time during the term of this Lease the Tenant shall be in default in the performance of any provision of this Lease, the Owner may (but shall not be required to) use any of the Security Deposit, or so much thereof as necessary, in payment of any rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by the Owner and in payment of the damages incurred by Owner by reason of the Tenant's default, or at the option of the Owner, the same may be retained by the Owner as liquidated damages. In such event, the Tenant shall, on written demand of the Owner, forthwith remit to the Owner a sufficient amount in cash to restore the Security Deposit to its original amount. If the Security Deposit has not been utilized as aforesaid, and no obligations under this lease notwithstanding and refunded, the Security Deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to the Tenant, without interest, upon full performance of this Lease by the Tenant. Owner shall have the right to commingle the Security Deposit with other funds of the Owner, Owner shall deliver the funds deposited herein by the Tenant to any purchaser of the Owner's interest in the Premises in the event such interest be sold, and thereupon, the Owner shall be discharged from further liability with respect to the Security Deposit. Notwithstanding the above provisions of this section, if claims of the Owner exceed the deposit provided for therein, the Tenant shall remain liable for the balance of such claims.
25.0  LEASE - RECORDING:
The parties hereto agree this Lease shall not be recorded in the office of the Clerk and Recorder of the county in which the Premises are located.
26.0  NOTICE:
All notices, demands, and requests which maybe or are required to be given by either party to the other shall be in writing and shall be deemed to have been properly given if served on Tenant or Owner by United States registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight delivery service addressed:
If to Tenant:	Derma First Aid Products, Inc. 214 Carnegie Center, Third Floor Princeton, New Jersey 08540 Attn: Edward J. Quilty, CEO
If to Owner:	NUTRA(TX) QRS 12-39, Inc. c/o W.P. Carey & Company, Inc., 2nd Floor 50 Rockefeller Plaza New York, NY 10020 ATTN: Director, Asset Management
With Copy to:	Reed Smith LLP 599 Lexington Avenue 29th Floor New York, New York, 10022 ATTN: Darren M. Sharlach
9

or at such other place as Tenant or Owner may from time to time designate in a written notice to the other. Any notice given by United States mail shall be effective as of the second business day after mailing as shown by the receipt given thereof or upon receipt if delivered by any other method.
27.0  CONDITION OF PREMISES/PROPERTY:
On the Expiration Date or upon any earlier termination of this Lease, or upon any re-entry by Owner upon the Premises, Tenant shall, at its expense, quit and surrender the Premises to Owner broom clean, in as good order, condition and repair as at the Commencement Date, except with respect to Owner’s obligations pursuant to the provisions of this Lease and except for ordinary wear, tear and damage by fire or other casualty. In addition, Tenant shall remove from the entire Property all personal property located on the Property (whether or not owned by Tenant), including any debris and other items requiring disposal. In the event that Tenant fails to surrender the Property as provided above, Landlord shall have the right, but shall not be obligated, to remove and dispose all personal property left on the Property at Tenant’s cost and expense, as Additional Rent. Tenant’s obligations under this Paragraph shall survive the termination or expiration of the Lease.
28.0  HOLDING OVER:
If after expiration of the term of this Lease, Tenant shall remain in possession of the Premises and continue to pay Rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to one hundred fifty percent (150%) of the Monthly Rent paid for the last month of tenancy under this Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Owner to such renewal or extension having been first obtained.
29.0  MODIFICATION OR EXTENSIONS:
No modification or extension of this Lease shall be binding unless in writing, signed by all parties hereto.
30.0  CONTROLLING LAW:
The Lease and all terms hereof, shall be construed in accordance with the laws of the State of Texas.
31.0  BINDING UPON SUCCESSORS:
The covenants and agreements herein contained shall bind and inure to the benefit to Owner and Tenant and their respective successors. This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.
30.0  PARTIAL INVALIDITY:
If any term, covenant or condition of this Lease or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest permitted by law.
10

31.0  AGENT:
Owner and Tenant represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with the leasing of the Premises and each of Owner and Tenant agrees to indemnify and hold harmless the other from and against any and all loss, cost, or expense, including without limitation, attorneys fees and disbursements, resulting from any breach of the foregoing representations. The provisions of this Article 31 shall survive any expiration or termination of this Lease.
32.0  LIMITED LIABILITY OF OWNER:
Liability of Owner under this Lease shall be limited to its interest in the building of which the Premises are a part, and in no event shall any affiliate, officer, director, agent, manager, or employee of owner have any liability to Tenant under this Lease or with respect to the Premises.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; signature page follows]
11

IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

OWNER:
NUTRA(TX) QRS 12-39, Inc.
a Texas Corporation
By: /s/ Donna M. Neiley
Name: Donna M. Neiley
Title: Senior Vice President
Date: 11/8/2007
TENANT:
Derma First Aid Products, Inc.
a Pennsylvania corporation
By: /s/ Edward J. Quilty
Name: Edward J. Quilty
Title: CEO & President
Date: 11/08/07

12

EXHIBIT A

EXHIBIT C
SUPPLY AGREEMENT

ASSIGNMENT, AMENDMENT AND ASSUMPTION OF CONTRACT
This Assignment, Assumption and Amendment of Contract (the “Assignment”) is made as of November 1, 2007, by and between NutraMax, Inc., a Delaware Corporation (the “Assignor”), Derma First Aid Products, Inc., a Pennsylvania corporation(the “Assignee”) and [REDACTED](1) (the “Supplier”).
RECITALS:
1. The Assignor and Assignee are parties to an Asset Purchase Agreement dated November 1, 2007 (the “Purchase Agreement”), whereby Assignee is acquiring certain business assets of Assignor.
2. The Assignor and the Supplier are parties to a certain Supply Agreement dated July 15, 2005, as amended by amendment dated October 31, 2007, a copy of which is annexed hereto (the “Supply Agreement”).
3. Section 11.1(i) of the Purchase Agreement provides that the Supply Agreement shall be assigned by Assignor and assumed by Assignee upon closing of the transactions contemplated in the Purchase Agreement.
IN CONSIDERATION of the mutual covenants in this Assignment and of other consideration (the receipt and sufficiency of which are acknowledged by the parties hereto), the parties agree as follows:
1. The Supply Agreement (in particular, Amendment One) is hereby amended as follows:
The prices listed on Addendum A (attached to Amendment One) shall not be subject to recalculation from and after the Closing Date (as such term is defined in the Purchase Agreement) and shall apply and be binding on Supplier until the date that is one year from the Closing Date.
The Supply Agreement, as amended above, is referred to hereinafter as the “Amended Supply Agreement”.
2. The Assignor assigns and transfers to the Assignee, effective as of the Closing Date, all of its right, title and interest in, to and under the Amended Supply Agreement and all benefit and advantage to be derived therefrom.
3. The Assignee accepts such assignment and transfer and agrees to assume the Amended Supply Agreement as of the Closing Date and shall thereafter be bound by and perform all of the provisions of the Amended Supply Agreement binding upon or to be performed by the Assignor, all as fully and to the same extent as if the Assignee had been the original party to the Amended Supply Agreement instead of the Assignor.

4. Each party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at any time and from time to time reasonably request be done or executed, in order to give full effect to the provisions of this Assignment.
5. This Assignment shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.
6. This Assignment may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original and all executed counterparts taken together shall constitute one agreement. To evidence the fact that it has executed and delivered this Assignment, a party may send a copy of its executed counterpart to all other parties by facsimile transmission. Subject to any express written agreement to the contrary, that party shall be deemed to have executed and delivered this Assignment on the date it sent such facsimile transmission. Any party so executing and delivering a facsimile counterpart shall subsequently provide the other parties with an executed original, but any failure to do so shall not affect the execution and delivery by facsimile.
7. This Assignment shall be effective upon the Closing Date. If the Closing does not occur, this Assignment shall be null and void.
IN WITNESS WHEREOF the parties have executed this Assignment as of the date first above written.

Assignor:
NutraMax Products, Inc.
/s/ James W. Todd
By: James W. Todd
Title: President and CEO
Assignee:
Derma First Aid Products, Inc.
/s/ Edward J. Quilty
By: Edward J. Quilty
Title: President and CEO

The undersigned agrees to the Amendment to the Supply Agreement set forth above and consents to the Assignment and Assumption of the Supply Agreement as set forth above.
[REDACTED](1)
/s/ (1)
By: (1)
(1) Redacted pursuant to a request for confidential treatment filed with the SEC.

11/01/2007 09:51 FAX 978 382 3794 NUTRAMAX CORP
005
2041 28

# (1) Supply Agreement Amendment One

In order to facilitate the ongoing business of supplying First Aid products to NutraMax's first aid division in Houston as defined by the existing July 15, 2005 agreement, both parties to said agreement wish to amend terms and conditions.

Beginning with shipments received after September 1, 2007 and for a peiod of one year, (1) agrees to supply the listed products (addendum A) at the listed prices, and NutraMax agrees to pay for these items net 30 days from shipment by wire transfer.

If any of the prices listed on addendum A are found to be incorrect, the method listed in Addendum B will be used to recalculate the price. This method will also be used to calculate any new price until September 1st, 2008.

All other conditions being equal and agree to remain.

James W. Todd

By NutraMax Products Inc.
James W. Todd
CEO

October 31, 2007
Date of Amendment

[REDACTED]
By [REDACTED]

October 31, 2007
Date of Amendment

William A. Bauer
By William A. Bauer
Witness

October 31, 2007
Date of Amendment

| ADDENDUM A | | | |
|---|---|---|---|
| | Item # | Description | (1) |
| 1 | AWCAABFD2U00AX | AWC 2IN FT. HW FLEX, 9RLS@2,500 | |
| 2 | AWCAABFF2X00BM | BLUE 2400 2FT FLXFAB W/METAL (1642025) | |
| 3 | AWCAABFN2X00BM | AWC 2IN BLUE FLEX NON-METAL FT 2400/CS | |
| 4 | AWCAABFT2X00BM | AWC 2400 2FT FLXFAB (1642000) | |
| 5 | AWCAABHFBJ00BP | AWC HW FLEX 5/8 X 1-1/2 ZIGZAG @ 9000/CS | |
| 6 | AWCAABHFK300AZ | AWC 7/8 X 3 HW FLEX SQ EDGE, 6RLS@4200 | |
| 7 | AWCAABJT13G010 | AWC 1500 1X3 TRICOT (1814000) | |
| 8 | AWCAABNDJE00AV | AWC KNUCKLE HW FLEX, 6RLS@3500 | |
| 9 | AWCAABNF3X00BS | AWC 1800 KB FLXFAB (1637000) | |
| 10 | AWCAABNN3X00BS | AWC BLUE FLEX NON-METAL KNUCKLE 1800/CS | |
| 11 | AWCAABPH2300AO | AWC 2 X 3 HW FLEX PATCH, 6RLS@2300 | |
| 12 | AWCAABSF13P010 | AWC 1300 1X3 FLEX FABRIC (1631000) | |
| 13 | AWCAABSFT3P010 | AWC 1300 3/4 FLXFAB (1626000) | |
| 14 | BLUAABFB3X00AN | BLUE 1400 3FT FLXFAB W/METAL (1647025) | |
| 15 | AWCAABSP1300CC | AWC 1x3 PLASTIC, 6 RLS @ 5500 | |
| 16 | AWCAABSP1300CT | FAB PLASTIC 1X3 ZIGZAG 7600/CS | |
| 17 | AWCAABSP131G10 | AWC 1500 1X3 PL (1114000) | |
| 18 | AWCAABSPT300BP | FAB PLASTIC 3/4X3 ZIGZAG 9000/CS | |
| 19 | AWCAABSPT31G10 | AWC 1500 3/4 PL (1104000) | |
| 20 | AWCAABSS13G010 | AWC 1500 1X3 SH (1314000) | |
| 21 | AWCAABSST3G010 | AWC 1500 3/4 SH (1304000) | |
| 22 | AWCAABSTT3G010 | AWC 1500 3/4 TRICOT (1804000) | |
| 23 | AWCAABSV13D012 | AWC 100 1X3 SOFT FLEXIBLE FABRIC @1DZ | |
| 24 | AWCAABSVT3D012 | AWC 100 3/4 SOFT FLEXIBLE FABRIC @1DZ | |
| 25 | AWCAABWB1300BW | AWC 1X3 BLUE FLEX NON-METAL BULK 1500/CS | |
| 26 | BLUAABWM131G10 | BLUE 1500 1X3 PLAS WITH METAL (1114025) | |
| 27 | CLAAABSP13HA06 | CLASSIC PLASTIC 30 CT 1X3 @6DZ | |
| 28 | CLAAABSP24C606 | CLASSIC PLASTIC XL 2x4 10 CT @ 3DZ | |
| 29 | CLAAABSPT3KA06 | CLASSIC 60 3/4 PL @6DZ | |
| 30 | CLAAA51PC2FA06 | CLASSIC PLASTIC ASST 30 CT 6DZ | |
| 31 | CLAAAS1SH9KA06 | CLASSIC SHEER ASST 60CT @ 6DZ | |
| 32 | DCSAABSFT3C0AB | 1BX 10 3/4 FLEX FAB @540/CS | |
| 33 | DCSAABSPT30G10 | FAB 3/4 PLASTIC 1500/CS | |
| 34 | DRRAABHF13D012 | (1) 100 CT 1X3 HW FLX@1DZ | |
| 35 | DURAABHF1300AC | (1) 5000 1X3 HEAVYWEIGHT FLEX ZIGZ | |
| 36 | ELNAABSS24C604 | (1) 10CT 2X4 EX. LARGE SHEER @ 2DZ | |
| 37 | FABAABFT2UD012 | FAB FLEX 2FT 100CT @1DZ | |
| 38 | FABAABHFK300AC | FAB DURA-BAND 5000 ZIGZAG | |
| 39 | FABAABHI1300AC | FAB HWFL 1" ISLD.PD ZIGZAG 5000 RND EDGE | |
| 40 | FABAABNF3XD012 | FAB FLEX KNUCKLE 100CT @1DZ | |
| 41 | FABAABOSIKXD024 | FAB 100 SPOT SH SINGLES 2 DZ (1307033) | |
| 42 | FABAABSA13G010 | FAB 1500 1X3 FOAM (1785033) | |
| 43 | FABAABSC13D012 | FAB 100 1X3 CL @1DZ (1490033) | |
| 44 | FABAABSCT3D012 | FAB 100 3/4 CL @1DZ (1475033) | |
| 45 | FABAABSF13D012 | FAB 100 1X3 FLXFAB 1DZ (1686033) | |
| 46 | FABAABSF24C606 | FAB FLEX XL 2x4 10 CT @ 3DZ | |
| 47 | FABAABSF24R024 | FAB FLEXIBLE XL 2X4 50 CT @ 2DZ | |
| 48 | FABAABSFT300CD | FAB 3/4 X 3 FLEX, 6RLS@6500 | |
| 49 | FABAABSFT3CA24 | FAB 10 3/4 FLX FAB 24DZ (1610033) | |
| 50 | FABAABSFT3D012 | FAB 100 CT 3/4 FLEXFAB 1 DZ (1580033) | |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

TOTAL 7 PAGE, PAGE 1

2007/10/31

(1)

| | | |
|---|---|---|
| 51 | FABAABSP13D012 | FAB 100 1X3 PL 1 DZ (1090033) |
| 52 | FABAABSP24R024 | FAB PLASTIC XL 2x4 50 CT @ 2DZ |
| 53 | FABAABSPT3CA24 | FAB 10 3/4 PL 24 DZ (1010033) |
| 54 | FABAABSPT3D012 | FAB 100 3/4 PL 1DZ (1075033) |
| 55 | FABAABSPT3K604 | FAB 60-3/4 PL @ 2 DZ (4-6'S) (1045033) |
| 56 | FABAABSS13D012 | FAB 100 1X3 SH 1DZ (1290033) |
| 57 | FABAABSSLJD024 | FAB 100 JR SH PERF 6'S 2DZ |
| 58 | FABAABSST3D012 | FAB 100 3/4 SH 1DZ (1275033) |
| 59 | FABAABST13D012 | FAB 100 1X3 TRICOT 1DZ (1790033) |
| 60 | FABAABSTT3D012 | FAB 100 3/4 TRICOT 1 DZ (1775033) |
| 61 | FABAABWO13P010 | FAB 1300 BULK FLEX 1X3 W/METAL BLUE |
| 62 | FSPAABFD2U00AX | (1) 2IN FT. HW FLEX, 9RLS@2,500/CASE |
| 63 | FSPAABFD3U00AO | (1) 3IN FT. HW FLEX, 9RLS@1600/CASE |
| 64 | FSPAABHFBJ00CF | (1) 5/8 X1-1/2 HW FLEX 8RL@5000/CASE |
| 65 | FSPAABHFK300AZ | (1) 7/8X3HW FLSO-EDGE 6RLS@4200/CAS |
| 66 | FSPAABNDJE00AV | (1) KNUCKLE HW FLEX, 6RLS@3500/CASE |
| 67 | FSPAABPH2300AO | (1) 2X3 HW FLEX PATCH 6RLS@2300/CAS |
| 68 | FSPAABSP1300AW | (1) 1 X 3 PLASTIC, 5RLS@5500/CASE |
| 69 | FSPAABSPT300CA | (1) 3/4 X 3 PLASTIC, 5RLS@6500 |
| 70 | GOOAABHF13Q604 | (1) 20CT SUPER STRIP 1x3 @ 2DZ |
| 71 | GOOAABSCT3F604 | (1) PHARMACY 30 3/4" CL @2DZ |
| 72 | GOOAABSPT3K604 | (1) 60CT PLASTIC 3/4 x 3 @ 2DZ |
| 73 | GOOAABSS13H604 | (1) SHEER 1x3 40 CT @ 2DZ |
| 74 | HDIAABSS13T0BC | (1) 2880 1X3 SH 16 |
| 75 | HDIAABSST3G0BY | (1) 3600 3/4 SH 20'S |
| 76 | NUTAABFT2UD036 | (1) FLEX 2IN FINGERTIP 100 |
| 77 | NUTAABNF3XD036 | (1) FLEX KNUCKLE 100CT 3DZ |
| 78 | NUTAABOSKXD036 | (1) 100CT SHEER SPOTS @ 3DZ |
| 79 | NUTAABSF13D036 | (1) 1X3 FLEX 100CT 3DZ |
| 80 | NUTAABSFT3D036 | (1) 3/4X3 FLEX 100CT 3DZ |
| 81 | NUTAABSS1300BW | (1) 1X3 SHEER BULK 1500/CS |
| 82 | NUTAABSS13D036 | (1) 1X3 SHEER 100CT 3DZ |
| 83 | NUTAABSST3D036 | (1) 3/4X3 SHEER 100CT 3DZ |
| 84 | FABAABSCT3CA24 | FAB 10CT 3/4 CLEAR 288/CS |
| 85 | AFAAABSST3G010 | (1) 1500 3/4 SHEER |
| 86 | AFAAABNF3X00BS | (1) 1800 KS FLXFAB |
| 87 | AFAAABSF13P010 | (1) 1300 1X3 FLEXFAB |
| 88 | AFAAABSF2300BW | (1) 1500 2X3 FLEX PATCH |
| 89 | AFAAABSFT3P010 | (1) 1300 3/4 FLEXFAB |
| 90 | AFAAABSS13G010 | (1) 1500 1X3 SHEER |
| 91 | ELNAABHF13Q604 | (1) (HW) HEAVY DUTY 1X3 20 CT. |
| 92 | ELNAABHF24C604 | (1) (HW) HEAVY DUTY XL,10CT. |
| 93 | ELNAABOSKXD604 | (1) 100CT 7/8" SPOT SH @2DZ |
| 94 | ELNAABSA24C604 | (1) FLEXIBLE FOAM XL,10CT. |
| 95 | ELNAABSCT3F604 | (1) CLEAR 3/4X3 ,30CT. |
| 96 | ELNAABSF24C604 | (1) FLEXIBLE FABRIC XL,10CT. |
| 97 | ELNAABSFT3F604 | (1) 30CT 3/4X3 FLEX @ 2DZ |
| 98 | ELNAABSPT3K604 | (1) 60CT 3/4X3" PLASTIC @2DZ |
| 99 | ELNAABSST3H604 | (1) 3/4 X 3 SHEER 40 CT. |
| 100 | ELNAABSS24C604 | (1) 10CT 2X4 EX. LARGE SHEER @ 2DZ |
| 101 | AWCAABSP2400BK | FAB PLASTIC XL 2x4 1000 BULK |
| 102 | DCSAABSP2400BK | AWC XLG 2X4 PLASTIC BULK @1000/CS |
| 103 | FABAABSCT3CA24 | FAB 10CT 3/4 CLEAR 288/CS |
| 104 | SAWAABNF3X00BS | (1) 1800 KS FLXFAB |
| 105 | SAWAABSFT3P010 | (1) 1300 3/4 FLXFAB |
| 106 | AWCAABSF2300BW | AWC 1500 2X3 FLXFAB (1652000) |
| 107 | SAWAABSP2400BK | (1) 2X4 XLG PLASTIC STRIPS 1000/CS |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

(1)

| | | |
|---|---|---|
| 108 | AWCAABSSVJD0AF | AWC 30000 JR SH PERF 5's (1342000) |
| 109 | SAWAABSPVJ15BT | (1) 30000 JR PL (PERF 5'S) |
| 110 | FABASSSFT300BN | FLEX STAT 1300 3/4 |
| 111 | BLUAABND3X00BS | BLUE 1800 KB FLEX WITH METAL (1637025) |
| 112 | AWCAABSP23D020 | AWC 2000 2X3 PATCH PL BULK (1650000) |
| 113 | PUBAABHF13Q604 | (1) 20CT SUPER STRIP 1x3 @2DZ |
| 114 | PUBAABSS13H604 | (1) 40CT SHEER 1X3 @ 2DZ |
| 115 | PUBAABSCT3F604 | (1) 30CT CLEAR 3/4X3 @ 2DZ |
| 116 | PUBAABSFT3F604 | (1) 30CT FLEX 3/4X3 @ 2DZ |
| 117 | PUBAABSPT3K604 | (1) 60CT PLASTIC 3/4x3 @ 2DZ |
| 118 | PUBAAS1FH8F604 | (1) 30CT FLEX ASST @ 2DZ |
| 119 | PUBAAS1SH9K604 | (1) 60CT SHEER ASST @ 2DZ |
| 120 | PUBAABPS34C604 | (1) 10CT SHEER 3x4 PATCH @2DZ |
| 121 | PUBAABSS24C604 | (1) 10CT SHEER XLG 2x4 @ 2DZ |
| 122 | HSTAABSPT3KA06 | (1) TEETER 60 3/4 PL @ 6/12's |
| 123 | HSTAAS1FB7FA06 | (1) TEETER 30 ASST FLEX @6DZ |
| 124 | CFGAABFT2U00AP | (1) GEAR 2FT FLEX BULK 12,000/CS |
| 125 | CFGAABNF3J00BP | (1) GEAR KNUCKLE FLEX BULK 9000/CS |
| 126 | CFGAABPP2300BT | (1) GEAR 2X3 PL. PATCH BULK 6000/CS |
| 127 | CFGAABSF1300AP | (1) GEAR 1X3 FLEX PERF 4's 12,000/CS |
| 128 | CFGAABSST300AV | (1) GEAR 3/4X3 SH. PERF 4's 20000/CS |
| 129 | DRRAABFD2X00AC | (1) 5000 2FT HW FLXFAB ZIGZAG |
| 130 | DRRAABND3X00AK | (1) 3500 KB HW FLXFAB ZIGZAG |
| 131 | DRRAABHF2300BL | (1) 3000 2X3 PATCH HW FF ZIGZAG |
| 132 | AWCAABFB3X00AN | AWC 3FT BLUE FLEX NON-METAL BULK 1400/CS |
| 133 | AWCAABSF3300AM | AWC 1200 4-WING FLXFAB (1657000) |
| 134 | AWCAABFF3X00AN | AWC 1400 3FT FLXFAB (1647000) |
| 135 | AWCAABFD3U00AO | AWC 3IN FT. HW FLEX, 9RLS@1600 |
| 136 | FAOAABHFKJ00CT | (1) HW FLEX 7/8 X 1-1/2 SINGLES @7500CS |
| 137 | RITAABHF13B604 | (1) 20 Ct + 4 Free Super Strip |
| 138 | DRRAABFD3X00BL | (1) 3000 3FT HW FLXFAB ZIGZAG |
| 139 | FABAABSFTZ0GBW | FAB 1600CT WRAP-AROUND 3/4X4-11/16 TRAYD |
| 140 | FABAABPPJJ00AS | FAB 1-1/2X1-1/2 PLASTIC PATCH 10000/CS |
| 141 | SHRAABSP13H612 | (1) 40CT PLASTIC 1X3 @ 6DZ |
| 142 | SHRAABSA24C604 | (1) 10CT XLG 2X4 FOAM @ 2DZ |
| 143 | SHRAABSAT3F604 | (1) 30CT FOAM 3/4X3 @ 2DZ |
| 144 | SHRAABSCT3F612 | (1) 30CT 3/4X3 CLEAR @ 6DZ |
| 145 | SHRAABSPH8K612 | (1) 60CT ASST PLASTIC @6DZ |
| 146 | SHRAABSPT3K612 | (1) 60CT PLASTIC 3/4X3 @ 6 DZ |
| 147 | SHRAABSS13HA06 | (1) 40CT 1X3 SHEER @6DZ |
| 148 | SHRAABSS24C606 | (1) 10CT 2X4 EX. LARGE SHEER @ 3 DZ |
| 149 | SHRAAS1AH7L604 | (1) 45CT ASST FOAM @ 2DZ |
| 150 | SHRAAS1FA4Q612 | (1) 20CT FLEX ASST KB/FT @ 6DZ |
| 151 | SHRAAS1FA7FA06 | (1) 30CT TRICOT ASST @ 6DZ |
| 152 | SHRAAS1FH8F612 | (1) 30CT ASST FLEX @6DZ |
| 153 | SHRAAS1SH9K612 | (1) 60CT ASST SHEER @6DZ |
| 154 | RITAABHF13Q604 | (1) 20CT SUPER STRIP 1x3 @ 2DZ |
| 155 | PUBAABTS1AQ604 | (1) WATERPROOF 1X3.25 @ 2DZ. |
| 156 | PUBAABKSTA3604 | (1) 20 CT. 3/4 CIRCUS KIDS @ 2 DZ. |
| 157 | PUBAAS1NQ3Q604 | (1) 20 CT 3/4 NEON KIDS @ 2 DZ. |
| 158 | AWCAABFV3UR012 | AWC 50 LG FT SOFT FLEXIBLE FABRIC @1DZ |
| 159 | AWCAABFV2UD012 | AWC 100 2" FT SOFT FLEXIBLE FABRIC @1DZ |
| 160 | AWCAABHFKJ00CT | AWC HVYWT FL 7/8 X 1- 1/2 ZIGZAG@7500 |
| 161 | AWCAABKST3G010 | 1600 3/4 CIRCUS CHARACTERS STRIPS |
| 162 | AWCAABNVJED012 | AWC 100 KNUCKLE SOFT FLEXIBL FABRIC @1DZ |
| 163 | AWCAABPV23R012 | AWC 50 2X3 PATCH SOFT FLEX. FABRIC @1DZ |
| 164 | AWCAABSV3ER012 | AWC 50 4-WING SOFT FLEXIBLE FABRIC @1DZ |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

(1)

| | | |
|---|---|---|
| 165 | LNYAAS1HL8D012 | 100CT 3/4 ASST STATBUGS&DAFFY @1DZ |
| 166 | PEAASSPYT3D012 | 100 3/4 SNOOPY STAT @1DZ |
| 167 | XPEAABSFTZE024 | (1) WRAP-AROUND 25CT 3/4X4-11/16 @ 2DZ |
| 168 | SCNAABSF13D036 | (1) FLEX 1 x 3 100 CT @ 3DZ |
| 169 | LNYAAS1HL9D012 | 100CT 3/4 ASST STAT BUGS&TAZ @1DZ |
| 170 | FAOAABSPT300CD | (1) 3/4 X 3 PLASTIC 6RLS@6500 |
| 171 | SCNAABSS13D036 | (1) SHEER 1 x 3 100 CT @ 3DZ |
| 172 | AWCASSSF13D012 | Stat Strip 100's 1" Flex |
| 173 | AWCASSKST3D012 | 100 3/4 CIRCUS STAT 12/CS |
| 174 | LNYAAS1HM1D012 | 100CT 3/4 ASST STAT WILE E COYOTE&RR@1DZ |
| 175 | PEAASSPQT3D012 | 100CT 3/4 C.BROWN & LUCY STAT |
| 176 | AWCASSAGT3D012 | 100 3/4 GLITTER STAT 12/CS |
| 177 | FABAABSS24C606 | FAB SHEER XL 2x4 10 CT @ 3DZ |
| 178 | FABAABSFTYQ604 | FAB WRAP-AROUNDS 20CT 3/4X4-11/16 @ 2DZ |
| 179 | BGNAABPSJJ10A8 | (1) 1-1/2 PATCH SHEER BULK @10M/CS |
| 180 | AWCAABWM1300CT | AWC 1X3 BLUE METAL DET ZIGZAG 7500/CS |
| 181 | XPEAABSV13F036 | (1) 30CT 1X3 COMFORT STRIP @ 3DZ |
| 182 | XPEAABNVJ3E036 | (1) 25CT COMFORT KNUCKLE @ 3DZ |
| 183 | XPEAABFV2UE036 | (1) 25CT 2IN COMFORT FINGERTIP @3DZ |
| 184 | AWCASSSFT3D012 | AWC FLEX STAT STRIP 100'S 3/4 (15210) |
| 185 | AWCASSSS13D012 | STAT STRIP SHEER 100 CT 1X3 @ 1DZ |
| 186 | AWCASSSST3D012 | STAT STRIP SHEER 100 CT 3/4X3 @ 1DZ |
| 187 | DLRAAS1FD12H606 | (1) 40CT FLEX FABRIC ASST @3DZ |
| 188 | DLRAAS1CD11K606 | (1) 60CT ASST CLEAR @3DZ |
| 189 | DLRAAS1PD11K606 | (1) 60CT PLASTIC ASST @3DZ |
| 190 | DLRAABKSBYF606 | (1) CIRCUS 5/8 x 2-1/4" 30CT @3DZ |
| 191 | QUCAAPSPT3K612 | (1) 60 3/4 PLASTIC @6DZ |
| 192 | QUCAABSPT3CA12 | (1) 10 3/4 PL @ 12 DZ (90831) |
| 193 | QUCAABSST3H612 | (1) 40CT 3/4 SHEER @6DZ |
| 194 | QUCAAS1FA4QA06 | (1) 20 ASST FT/KB FLEX @6DZ |
| 195 | QUCAABSS24C606 | (1) SHEER XL 2x4 10 CT @ 3DZ |
| 196 | QUCAAS1FH8FA06 | (1) 30 ASST FLEX @6DZ |
| 197 | FAOAABSPT3BPXR | (1) 3/4 X 3 PLASTIC PERF 5'S 9000/ CASE |
| 198 | FSPAABFD3U00AO | (1) 3IN FT. HW FLEX, 9RLS@1500/CASE |
| 199 | FABAABBI13P010 | 1300 1X3 BLUE FLEX ISLAND PAD W METAL |
| 200 | AWCAABPV2300BL | FAB SOFT FLEX 2X3 PATCH ZIGZAG 3000/CS |
| | | (1) |
| 201 | AFAAABFD2X00AC | (1) 5000 2FT HW FLXFAB BULK CONT |
| 202 | AFAAABFD3X00BL | (1) 3000 3FT HW FLXFAB AF CONT BULK |
| 203 | AFAAABFT2X00BM | (1) 2400 2FT FLXFAB |
| 204 | AFAAABHP1300AC | (1) 5000 1X3 RV WT FLXFAB CONT BULK |
| 205 | AFAAABHP2300BL | (1) 3000 2X3 PATCH HW FF BULK CONT |
| 206 | AFAAABND3X00AK | (1) 3500 KB HW FLXFAB SPECIAL PERF |
| 207 | ALGAABAHT3D012 | (1) HERBIE 3/4 x 3 100 CT @ 1DZ |
| 208 | ALGAABFT2UD012 | (1) FABRIC FINGERTIP 2" 100CT@1DZ |
| 209 | ALGAABFV2UD012 | (1) 100CT 2IN FT SOFT FLEX @1DZ |
| 210 | ALGAABFV3UR012 | (1) 50CT LG FT SOFT FLEX @1DZ |
| 211 | ALGAABKST3D012 | (1) CIRCUS 3/4 x 3 100 CT @ 1DZ |
| 212 | ALGAABNF3XD012 | (1) FABRIC KNUCKLE 100 CT @ 1DZ |
| 213 | ALGAABNVJED012 | (1) 100CT KNUCKLE SOFT FLEX @1DZ |
| 214 | ALGAABOFKXD024 | (1) FLEX SPOT 100 CT @ 2DZ |
| 215 | ALGAABOLW1D024 | (1) FLEX OVAL 100 CT @ 2DZ |
| 216 | ALGAABOSKXD024 | (1) SHEER SPOT 100 CT @ 2DZ |
| 217 | ALGAABOVKXD012 | (1) 100CT SPOT SOFT FLEX @1DZ |
| 218 | ALGAABPF23D012 | (1) FABRIC 2 x 3 50 CT @ 1DZ |
| 219 | ALGAABPV23R012 | (1) 50CT 2X3 PATCH SOFT FLEX @1DZ |
| 220 | ALGAABPVJ2D012 | (1) 100CT 1-1/2X2 PATCH SOFT FLEX |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

TOTAL 7 PAGE PAGE 5

200

(1)

| | | | |
|---|---|---|---|
| 221 | ALGAABSF13D012 | (1) | FABRIC 1 x 3 100 CT @ 1DZ |
| 222 | ALGAABSFT3D012 | (1) | FABRIC 3/4 x 3 100 CT @ 1DZ |
| 223 | ALGAABSS13D012 | (1) | SHEER 1 x 3 100 CT @ 1DZ |
| 224 | ALGAABSS24R024 | (1) | SHEER XL 2x4 50 CT @ 2DZ |
| 225 | ALGAABSST3D012 | (1) | SHEER 3/4 x 3 100 CT @ 1DZ |
| 226 | ALGAABSV13D012 | (1) | 100CT 1X3 SOFT FLEX @1DZ |
| 227 | ALGAABSV3ER012 | (1) | 50CT 4-WING SOFT FLEX @1DZ |
| 228 | ALGAABSVT3D012 | (1) | 100CT 3/4 SOFT FLEX @1DZ |
| 229 | ALGAABSVWXD012 | (1) | 100CT OVAL SOFT FLEX @1DZ |
| 230 | ALGASSSF13D012 | (1) | 100CT 1IN X 3 STAT FLEX @ 1DZ |
| 231 | ALGASSSFT3D012 | (1) | 100CT 3/4IN X3 STAT FLEX @1DZ |
| 232 | ALGASSSS13D012 | (1) | 100CT 1IN X 3 STAT SHEER @1DZ |
| 233 | ALGASSSST3D012 | (1) | 100CT 3/4IN STAT SHEER @ 1DZ |
| 234 | ARGASBPHJJOCT | (1) | BULK N/S ZIGZAG 1.5 X 1.5 7500 |
| 235 | ARGASBSC13OCT | (1) | BULK ZIGZAG 1X3 CLEAR 7500 |
| 236 | AWCAABBTIHC0AH | | AWC 10.8K LG BUTRFLY |
| 237 | AWCAABBTLW00AI | | AWC 16K MED BUTRFLY |
| 238 | AWCAABHFKJ00CB | | AWC 7/8 X 1.5 HW FLEX 8RLS@4200 |
| 239 | AWCAABSP2400CE | | AWC 2X4 XLG PLASTIC 4RLS @2400 |
| 240 | AWCAAS1NE4D012 | | AWC 100 3/4 ASST NEON STAT 1DZ |
| 241 | AWCASSAHT3D012 | | 100 3/4 HERBIE STRIPS @12/CS |
| 242 | CNYAABSP24R024 | (1) | PLASTIC XL 2x4 50CT @ 2DZ |
| 243 | CNYAABST13D012 | (1) | 100CT 1X3 TRICOT @1DZ |
| 244 | CNYAABSTT3C012 | (1) | 100 3/4 TRICOT @1DZ |
| 245 | ELNAABBTLWC608 | (1) | 10CT MEDIUM BUTTERFLY @4DZ |
| 246 | ELNAABPS34C604 | (1) | 10CT 3X4 SHEER PATCH @2DZ |
| 247 | ELNAABPSU3C604 | (1) | 10CT 2 1/4X3 SHEER PATCH @2DZ |
| 248 | ELNAABSWEYF604 | (1) | 30 CL WATERPROOF 13/16X2-1/4 2D |
| 249 | ELNAAHY6MEYC604 | (1) | 10 MED NATURAL HYDRO CARE @2DZ |
| 250 | ELNAALBAS00C602 | (1) | LIQUID BANDAGE |
| 251 | ELNAAS1AD8L604 | (1) | 45CT ASST FOAM STRIP @ 2DZ |
| 252 | ELNAAS1CHOL604 | (1) | CLEAR ASST 45CT @2DZ |
| 253 | ELNAAS1FA4C604 | (1) | 20CT FT/KB ASST FLEX @2DZ |
| 254 | ELNAAS1FH6F604 | (1) | 30CT ASST FLEX @2DZ |
| 255 | ELNAAS1SH9K604 | (1) | 60CT ASST SHEER @2DZ |
| 256 | ELNAAS1WG0F604 | (1) | 30ct CL WATERPROOF ASST @2DZ |
| 257 | FABAABBTIHD024 | | FAB 100 LG BUTTERFLY @2DZ (1990033) |
| 258 | FABAABBTLWCA12 | | FAB 10 MED BUTTERFLY 12DZ |
| 259 | FABAABBTLWD012 | | FAB 100 MED BUTTERFLY @1DZ(1975033) |
| 260 | FABAABFT3UR012 | | FAB 60 CT 3FT FLX@1DZ(1612033) |
| 261 | FABAABPCJJD012 | | FAB 100CT PATCH CL 1.5X1.5@1DZ |
| 262 | FABAABPF23D012 | | FAB 100 CT 2X3 FLX PATCH @1DZ (1617033) |
| 263 | FABAABPSJJD012 | | FAB 100 CT SH PATCH 1.5X1.5@1DZ(1309033) |
| 264 | FABAABSF3ER012 | | FAB FLEX 4-WING 50CT @1DZ(1622033) |
| 265 | FABAABSPT300CD | | FAB 3/4 X 3 PLASTIC 6RLS@6500 |
| 266 | FABAAS1CB7F024 | | FAB 30 ASST CL @ 2 DZ |
| 267 | FABAAS1GM2D012 | | FAB 100 ASST GLITTER STAT STRIPS & STAR |
| 268 | FABAAS1HLBAD012 | | BLUE/ PINK CAMO 100CT 3/4 ASST STAT @1DZ |
| 269 | FABAAS1SF8J604 | | FAB 80 ASST SH 2DZ (4-6'S) |
| 270 | FABAAS1SH9K604 | | FAB 60CT ASST SHEER @ 2 DZ |
| 271 | FAOAABBTLW0CBP | (1) | BUTTERFLY MED 6 RLS/CS |
| 272 | FAOAABFD3U00CG | (1) | 3IN FT. HW FLEX 9RLS@1600 |
| 273 | FAOAABFF2U00AV | (1) | 2" FT BLUE FLX WITH METAL 8RLS@2500 |
| 274 | FAOAABFT2U00CU | (1) | 2IN FT. FLEX FABRIC 9RLS@2 500 |
| 275 | FAOAABFT3X00CG | (1) | 3IN FT. FLEX FABRIC 8RLS@1800 |
| 276 | FAOAABHF1300CZ | (1) | HEAVYWEIGHT FLEX 1X3 6RLS@3500/CS |
| 277 | FAOAABHF2300CX | (1) | 2 X 3 HW FLEX PATCH 6RLS@2300 |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

(1)

| | | | |
|---|---|---|---|
| 278 | FAOAABND3X00CY | (1) | HEAVYWEIGHT FLEX K-B 6RLS@3500/CS |
| 279 | FAOAABNF3X00CO | (1) | FLEX FAB KNUCKLEBAND 6 RLS@3300/CS |
| 280 | FAOAABNO3X00CY | (1) | BLUE METAL KNUCKLE 6RLS@3500/CS |
| 281 | FAOAABNOT300CD | (1) | Neon Orange 3/4 6rls@6500 |
| 282 | FAOAABOPKX00CW | (1) | PL 7/8 SPOT 13RLS@8500/CS |
| 283 | FAOAABPPJJ00CV | (1) | 1-1/2X1-1/2 PL PATCH 8RLS@5500/CS |
| 284 | FAOAABSF1300AB | (1) | FLEX FABRIC 1X3 6 RLS@4600/CS |
| 285 | FAOAABSF1300AW | (1) | FLEX FABRIC 1X3 6 RLS@4600/CS |
| 286 | FAOAABSFT300CD | (1) | FLEX FABRIC 3/4 X 3 6RLS@6500/CS |
| 287 | FAOAABSP1300AW | (1) | 1x3 PLASTIC 6 RLS @ 5600 |
| 288 | FAOAABSP2400CE | (1) | 2X4 XLG PLASTIC 4RLS @2400/CS |
| 289 | FAOAABSPLJ00AR | (1) | PLASTIC JR PERF 5's @30 000/CS |
| 290 | FAOAABWM1300DA | (1) | BLUE METAL FLEX 1X3 6RLS@4400/CS |
| 291 | GOOAABBTLWCA04 | (1) | 10CT MEDIUM BUTTERFLY 4D |
| 292 | GOOAABPS34C604 | (1) | 3X4 ADH PAD 10CT SHEER @2 |
| 293 | GOOAABSS24C606 | (1) | 10CT SHEER XL 2x4 @ 3DZ |
| 294 | GOOAAS1FH8F604 | (1) | 30 ASST FLEX 2DZ |
| 295 | GOOAAS1SH9K604 | (1) | 60 ASST SH 2DZ |
| 296 | HRTAABFD2U00AC | (1) | 2" FINGERTIP HW FLEX 5000/CS |
| 297 | HRTAABFD3U00BL | (1) | 3" FINGERTIP HW FLEX 3000/CS |
| 298 | HRTAABFT2U00BM | (1) | 2" FINGERTIP FLEX 2400/CS |
| 299 | HRTAABFT3U00AN | (1) | 3" FINGERTIP FLEX 1400/CS |
| 300 | HRTAABHF13P010 | (1) | 1300 1X3 HW FLEX 1300/CS |
| 301 | HRTAABND3J00AK | (1) | KNUCKLE HW FLEX 3500/CS |
| 302 | HRTAABNF3J00BS | (1) | KNUCKLE FLEX 1800/CS |
| 303 | HRTAABSF13P010 | (1) | 1X3 FLEX STRIP 1300/CS |
| 304 | HRTAABSF2300BW | (1) | 2X3 PATCH FLEX 1500/CS |
| 305 | HRTAABSFT30P10 | (1) | 3/4X3 FLEX 1300/CS 130/TRAY |
| 306 | HRTAABSS13G010 | (1) | 1X3 SHEER STRIP 1600/CS |
| 307 | HRTAABSST3G010 | (1) | 3/4 SHEER STRIP 1600/CS |
| 308 | HSTAAS1SE5KA06 | (1) | 60 ASST SHEER @6DZ |
| 309 | HYVAABSAT3F624 | (1) | 30 3/4 ACTION FOAM @12DZ |
| 310 | HYVAABSCT3F624 | (1) | 30 3/4 CLEAR |
| 311 | HYVAABSPT3K624 | (1) | 60 3/4 Plastic Strips |
| 312 | HYVAABSS13H624 | (1) | 40 1X3 SHEER @12DZ |
| 313 | HYVAABSS24C606 | (1) | 10CT 2X4 XLG SHEER @ 3DZ |
| 314 | HYVAAS1AC5H624 | (1) | 40 ASST ACTION FOAM @12DZ |
| 315 | HYVAAS1FA7F612 | (1) | 30 ASST FLEX12DZ/CS |
| 316 | HYVAAS1SE5K624 | (1) | 60 Asst Sheer @12Dz |
| 317 | LNYAABLC23D012 | | LOONEY CHARACTERS 60CT 2X3 PATCH @ 1DZ |
| 318 | LNYAABTWKXD024 | | TWEETY 100 CT SPOT @ 2DZ |
| 319 | LNYAAS1HL0D012 | | BUGS&CHARACTERS 100CT 3/4 ASST STAT @1D |
| 320 | LNYAAS1HLAD012 | | TWEETY BOY&GIRL 100CT 3/4 ASST STAT @1DZ |
| 321 | MKBAABSF24C604 | (1) | FLEX XL 2x4 10 CT @ 2DZ |
| 322 | MKBAABSPT3K604 | (1) | 60CT 3/4x3 PLASTIC @ 2 DZ |
| 323 | MKBAABSS13H604 | (1) | 40CT 1X3 SHEER 2 DZ |
| 324 | MKBAABSST3K604 | (1) | 60CT 3/4X3 SHEER 2 DZ |
| 325 | MKBAAS1AC5H604 | (1) | 40CT ASST FOAM @ 2 DZ |
| 326 | MKBAAS1FH8F604 | (1) | 30CT ASST FLEX 2 DZ |
| 327 | MKBAAS1PH9K604 | (1) | 60 ASST PLASTIC 2DZ |
| 328 | MUEAABSP13D012 | (1) | 1X3 PL @1DZ |
| 329 | PEAAABPYKXD024 | | SNOOPY/JOE COOL SPOT 100CT 2DZ |
| 330 | PEAASS1HM7D012 | | 100CT 3/4" STAT SNOOPY FRIENDS & PALS |
| 331 | PRVAABBTLWCA04 | (1) | BUTTERFLY MED 10CT @ 4DZ |
| 332 | PRVAABOCKXDA08 | (1) | CLEAR SPOT 100CT @ 8DZ |
| 333 | PRVAABPP34C604 | (1) | PLASTIC PATCH 3x4 10CT@2DZ |
| 334 | PRVAABPS34C604 | (1) | SHEER PATCH 3x4 10CT @2DZ |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

200

(1

| | | | |
|---|---|---|---|
| 335 | PRVAABSA24C606 | (1) | 10CT XLG 2 x 4 FOAM @ 3DZ |
| 336 | PRVAABSAT3FA06 | (1) | FOAM 3/4x3 30CT @ 6DZ |
| 337 | PRVAABSCT3CA04 | (1) | CLEAR 3/4x3 10CT @ 4DZ |
| 338 | PRVAABSCT3FA06 | (1) | CLEAR 3/4x3 30CT @ 6DZ |
| 339 | PRVAABSF24C606 | (1) | 10CT XL 2x4 FLEX @ 3DZ |
| 340 | PRVAABSFT3FA06 | (1) | FLEX 3/4x3 30CT @ 6DZ |
| 341 | PRVAABSP13HA06 | (1) | PLASTIC 1x3 40CT @ 6DZ |
| 342 | PRVAABSP24C606 | (1) | PLASTIC XL 10CT @ 3DZ |
| 343 | PRVAABSPT3KA06 | (1) | PLASTIC 3/4x3 60 CT @ 6DZ |
| 344 | PRVAABSS13HA06 | (1) | SHEER 1x3 40CT @ 6DZ |
| 345 | PRVAABSS24C606 | (1) | SHEER XL 10CT @ 3DZ |
| 346 | PRVAABSST3KA06 | (1) | SHEER 3/4x3 60CT @ 6DZ |
| 347 | PRVAABSWT3FA06 | (1) | WATER SEAL 3/4x3 30CT @6DZ |
| 348 | PRVAAS1AC5HA06 | (1) | FOAM ASST 45CT @ 6DZ |
| 349 | PRVAAS1CH7LA06 | (1) | CLEAR ASST 45CT @ 6DZ |
| 350 | PRVAAS1FA4QA06 | (1) | FLEX ASST KB/FT 20CT @ 6DZ |
| 351 | PRVAAS1FH8FA06 | (1) | FLEX ASST 30CT @ 6DZ |
| 352 | PRVAAS1PH9KA06 | (1) | PLASTIC ASST 60CT @ 6DZ |
| 353 | PRVAAS1SH9KA06 | (1) | SHEER ASST 60CT @ 6DZ |
| 354 | PRVAAS1WN5FA06 | (1) | WATER SEAL ASST 30CT @ 6DZ |
| 355 | QUCAABHF13Q604 | (1) | 20CT SUPER STRIP 1x3 @2DZ |
| 356 | QUCAABPS34C606 | (1) | 10CT 3X4 PATCH SHEER @3DZ |
| 357 | QUCAABSCT3FA06 | (1) | 30 3/4 CL @ 6DZ (60827) |
| 358 | QUCAABSPT3K612PA | (1) | 60+12 3/4 PLASTIC @ 6DZ |
| 359 | QUCAAS1SH9K612 | (1) | 60 ASST SHEER @6DZ |
| 360 | RITAABBTLWCA12A | (1) | 10 MED BTRFLY 12DZ (WEST COAST) |
| 361 | RITAABPSU3C024 | (1) | 10CT 2 1/4X3 SHEER PATCH @2DZ |
| 362 | RITAABSS34C024A | (1) | 10CT 3X4 SHEER PATCH @2DZ |
| 363 | RITAAS1CH7LA06 | (1) | CLEAR ASST 45 CT @ 6DZ |
| 364 | XPEAABSFTZ0GBW | (1) | 1500CT WRAP-AROUND 3/4X4-11/16 TRA |

(1) Column and contents redacted pursuant to a request for confidential treatment filed with the SEC.

11/01/2007 09:55 FAX 978 282 3794 NUTRAMAX CORP 013

## Addendum B

For the duration on this agreement, the following method will be used to calculate prices

Cost of material (Listed below)
+
Direct labor
+
(1) sterilization
+
(1) overhead
+
(1) profit + 3% VAT Tax

The (1) for sterilization will not be charged for merchandise sterilized in Houston.

Substrate prices

| | | | (1) |
|---|---|---|---|
| PE COATED SS (R, Sheer, Clear) | | LB | |
| PVC WHITE @ 14 1/4" | | LY | |
| FLEX COATED SS | | LB | |
| LIGHT WEIGHT FLEX, 100% COTTON (#917) | | LB | |
| HEAVY FLEX SS 1-3/4" | | LY | |
| HEAVY FLEX SS 3-1/4" | | LY | |
| HEAVY FLEX SS 2-1/8" | | LY | |
| HEAVY FLEX SS 4-1/2" | | LY | |
| TRICOT 3-1/4" | | LB | |
| TRICOT 45" | | LB | |
| PE FOAM | | LB | |
| WATER-SEAL (FLESH COLOR) | | LB | |
| PRINTED PVC WHITE (3-3/8", NO PLATED CHARGE INCLD) | | LY | |
| PRINTED ON PE WHITE (3-3/8", NO PLATE CHARGE INCLD) | | LY | |
| BLANK PAPER (LATEX FREE) | 2-3/4" | LB | |
| | 4-1/16" | LB | |
| | 1-13/16" | LB | |
| | 5" | LB | |
| | 3-1/8" | LB | |
| | 3-3/4" | LB | |
| | RIGHT (INB) 2-1/16" | LB | |
| | LEFT (OUTB) 2-3/16" | LB | |
| | 2-5/8" | LB | |
| | 2-1/2" | LB | |
| | 2-1/4" | LB | |
| PRINTED PAPER(LATEX FREE)-NEUTRAL | 2-3/4" | LB | |
| | 4-1/16" | LB | |
| | 1-13/16" | LB | |
| | 5" | LB | |
| | 3-1/8" | LB | |
| | 3-3/4" | LB | |
| | STAT LEFT (OUT B) 2-1/16" | LB | |
| | STAT RIGHT (IN B) 2-3/16" | LB | |
| | 2-5/8" | LB | |
| | 2-1/2" | LB | |
| ALL P/L WRAPPER PRINTED IN CHINA | | LB | |
| DELNET WHITE | | SQY | |
| DELNET TAN COLOR | | SQY | |
| PL WRAPPER PRINTED IN CHINA | | LB | |

Carton Prices

All cartons will be invoiced at (1) regardless of the volume with the following exceptions:

A) Mini boxes (10 count) 0.026

B) Perforated boxes 0.070

11/01/2007 09:55 FAX 978 282 3794 NUTRAMAX CORP 014

# Addendum B

## Corrugated price list

(1)

| | |
|---|---|
| G/PACTBN000000 | CORR. EGG CRATE 180 CELL |
| G/PACTBN404040 | CORR. 17 X 17 X 4.0 32ETC PLAIN |
| G/PACTBN444442 | CORR. 17-1/4 X 17-1/4 X 4.2 32ECT PLAIN |
| G/PACTBN608062 | CORR. 6 X 6 X 6-1/8 32ECT PLAIN |
| G/PACTBN705A6E | CORR. 7 X 5-5/8 X 6-7/8 32ECT PLAIN |
| G/PACTBN82767C | CORR. 8-1/8 X 7-3/8 X 7-3/4 32ECT PLAIN |
| G/PACTBN8A4E3C | CORR. 8-5/8 X 4-7/8 X 3-3/4 32ECT PLAIN |
| G/PACTBN8E828A | CORR. 8-7/8 X 8-1/8 X 8-5/8 32 ECT PLAIN |
| G/PACTBN8E8456 | CORR. 8-7/8 X 8-1/4 X 5-3/8 32ECT PLAIN |
| G/PACTBN98644 | CORR. 9-1/2 X 6 X 4-1/4 32ECT PLAIN |
| G/PACTBN986E5E | CORR. 9-1/2 X 6-7/8 X 5-7/8 32ECT PLAIN |
| G/PACTBN987652 | CORR. 9-1/2 X 7-3/8 X 5-1/8 32ECT PLAIN |
| G/PAC5TBN9E9084 | CORR. 9-7/8 X 9 X 8-1/4 32ECT PLAIN |
| G/PACTBNA0605E | CORR. 12 X 6 X 5-7/8 32ECT PLAIN |
| G/PACTBNA0A08C | CORR. 12 X 12 X 8-3/4 32ECT PLAIN |
| G/PACTBNA28C94 | CORR. 12-1/8 X 8-3/4 X 9-1/4 32ECT PLAIN |
| G/PACTBNAA6D6A | CORR. 12-5/8 X 6-13/16 X 6-5/8 32ECT PLAIN |
| G/PACTBNC07440 | CORR. 10 X 7-1/4 X 4-1/8 32ECT PLAIN |
| G/PACTBNC8E8A | CORR. 10 X 8-7/8 X 8-5/8 ECT 32# PLAIN KRAF |
| G/PACTBNCE8CCA | CORR. 10-7/8 X 8-3/4 X 10-5/8 32ECT PLAIN |
| G/PACTBND0707C | CORR. 14 X 7 X 7-3/4 32ECT PLAIN |
| G/PACTBND298V4 | CORR. 14-1/8 X 9-1/2 X 11-1/4 32ECT PL |
| G/PACTBND4Z846 | CORR. 14-1/4 X 13-1/2 X 4-3/8 32ECT PLAIN |
| G/PACTBND69043 | CORR. 14-3/8 X 9 X 4-3/16 32ECT PLAIN |
| G/PACTBND874C4 | CORR. 14-1/2 X 7-1/4 X 10-1/4 32ECT PLAIN |
| G/PACTBNDD8255 | CORR. 14-13/16 X 8-1/8 X 5-5/16 32ECT PL |
| G/PACTBNK4X45 | CORR. 23-1/4 X 23-1/4 X 4.5 32ECT PLAIN |
| G/PACTBNKJ4375 | CORR. 23 X 23 X 4.375 32ECT PLAIN |
| G/PACTBNL6L62 | CORR. BULK XL STRIP PL 22-3/8 X 22-3/8 X 6-1/8 |
| G/PACTBNQ49088 | CORR. 20-1/4 X 9 X 8-3/8 32ECT PLAIN |
| G/PACTBNS6C68C | CORR. 15-3/8 X 10-3/8 X 8-3/4 32ECT PLAIN |
| G/PACTBNSF8AZ9 | CORR. 15-15/16 X 8-5/8 X 13-9/16 32ECT PL |
| G/PACTBNT0Z4AS | CORR. 16 X 13-1/4 X 12-1/2 32ECT PLAIN |
| G/PACTBNT4T4EA | CORR. 16-1/4 X 16-1/4 X 25-5/8 44ECT PL |
| G/PACTBNT6D868 | CORR. 16-3/8 X 14-3/8 X 6-1/2 32ECT PLAIN |
| G/PACTBNTOCAY8 | CORR. 16 X 10-5/8 X 19-1/2 32ECT PLAIN |
| G/PACTBNU5905A | CORR. 17-5/16 X 9 X 5-5/8 32ECT PLAIN |
| G/PACTBNU6X158 | CORR. 17-3/8 X 7 X 5-1/2 32ECT PLAIN |
| G/PACTBNUE7261 | CORR. 17-7/8 X 7-1/8 X 6-1/16 32ECT PLAIN |
| G/PACTBNV07CZ5 | CORR. 11 X7-3/4 X13-5/16 32ECT PLAIN |

11/01/2007 09:55 FAX 978 282 3794 NUTRAMAX CORP 015

(1)

| | |
|---|---|
| G/PACTBNV45E8E | CORR. 11-1/4 X 5-7/8 X 8-7/8 32ECT PLAIN |
| G/PACTBNWC2907E | CORR. 10-1/8 X 9 X 7-7/8 32ECT PL WHITE |
| G/PACTBNY42842 | CORR. 19-1/4 X 13-1/2 X 4-1/8 32ECT PLAIN |
| G/PACTBNYADE99 | CORR. 19-5/8 X 14-7/8 X 9-7/16 32ECT PLAIN |
| GPACTBNZC6261 | CORR. 14 X 6-1/4 X 6 32EC PLAIN |
| G/PACTBNZE8E5A | CORR. 13-7/8 X 8-7/8 X 5-5/8 32ECT PLAIN |
| G/PACTDNT2T2 | CORR. 16-1/8 X 16-1/8 DIE CUT DIVIDER PAD |
| G/PACTDXECCF | EGGCRATE 180 CELL FILLER |
| G/PACTTMN0000 | CORR. BULK STRIP-TOP |
| G/PACTTMM0000-B | CORR. BULK STRIP-BOTTOM |
| G/PACTZNEAZ2 | CORR. 25-5/8 X 13-1/8 SCORED PAD INSERT |
| G/PDFB2957 | OC-P AUTOBUTT W/TOP FB2975 (JUNIOR WHITE BOX |
| G/PDCN2957 | OC-GP CORR.BOX 2957 13-1/2X18-1/2X20 |

<u>SUPPLY AGREEMENT</u>

AGREEMENT ("The Agreement") made as of <u>July 15,</u> 2005 between

NutraMax Products, Inc. a Delaware Corporation with its principal place of business at 51 Blackburn Drive, Gloucester, MA 01930, USA ("Nutramax") and [REDACTED] Inc., having its principal place of business at [REDACTED] [REDACTED] and manufacturing facilities in China known as [REDACTED] [REDACTED] ("Supplier")

WHEREAS Nutramax is a corporation engaged in the manufacture and sale of various wound care products worldwide and desires to purchase from Supplier, various semi-finished materials (adhesive coated substrate) and finished wound care products in accordance with the terms and conditions of this Agreement.

WHEREAS Supplier is in the business of procurement and exporting of items manufactured in, but not limited to, China and desires to manufacture and supply Nutramax with semi-finished and finished products in accordance with the terms and conditions of this Agreement.

<u>SCOPE</u>

1. Supplier will manufacture and supply adhesive coated substrates as per Nutramax requirements, to be used either at the Supplier's facility to manufacture adhesive bandages or shipped to Nutramax's facilities in the United States.

1-1 Nutramax will provide technical assistance in procuring an Adhesive Coating/Laminating Line and Slitting Equipment, as well as start-up assistance and training.

1-2 Supplier will purchase this equipment and install in a building suitable for manufacturing, and warehousing of products as outlined in this agreement.

1-3 Nutramax will provide all specifications for the Coated Substrates that it will purchase from Supplier and will train Supplier's personnel to manufacture these materials to those specifications.

2-1 All Coated Substrates will be produced to our specification and quality requirements, as determined by Nutramax, and subject to change from time to time.

2-2 Nutramax will provide specifications and assistance in procuring all necessary raw materials.

2. Supplier will manufacture and supply various adhesive bandages as finished products to Nutramax.

2-1 Nutramax will provide to Supplier various Rotary Strip Machines ("RSMs"), Packaging Feeders ("Feeders"), Perforating Machines ("Perforators") and other auxiliary equipment it deems necessary for Supplier to have in its facility to meet Nutramax's requirements.

2-2 All equipment provided to (1) as per the attached Schedule "A" is to remain the property of NutraMax Products, Inc. and unless otherwise agreed to by both parties, will be used to make product exclusively for NutraMax Products, Inc. The Schedule "A" attached will be updated and become part of this agreement when additional equipment is sent to (1)

2-3 Supplier will provide manufacturing and warehouse space suitable to meet GMP standards.

2-4 Supplier will do the best for all maintenance and repair of equipment listed in 2-1 and will keep all equipment in good running order under the assistance of Nutramax.

2-5 Nutramax will provide assistance in the set-up of the equipment listed in 2-1, and provide all necessary training of Supplier's personnel.

2-6 Nutramax will provide a copy of its current operational standards, training manuals, and quality manuals. Supplier will provide translation of these materials into Chinese and be responsible for the training of Supplier Personnel.

2-7 Nutramax will provide all specifications for Finished Product, and assistance in establishing QA procedures.

EXCLUSIVITY

Unless otherwise agreed to between the two parties, the Supplier agrees to manufacture and sell the products covered by this agreement, including future new products, exclusively for Nutramax.

Unless otherwise agreed to by the two parties, NutraMax Products, Inc. agrees to, wherever possible, source exclusively from the Supplier all products covered by this agreement. In the event that NutraMax Products, Inc. wishes to source a new product from Asia, the Supplier will be granted the right of first refusal to supply that product on a competitive basis.

2

CONFIDENTIALITY

It is understood by the parties that during the course of this Agreement each of the parties may become aware of information relating to the business and operations of the other. Each part agrees to maintain all such information and data in strict confidence and will not disclose any such information to third parties regardless of whether the information has been expressly designated as confidential. This agreement of nondisclosure shall survive the expiration, or any renewal, of this Agreement.

PRICE

Prices will be based on a (1) basis. Supplier will purchase all necessary raw materials (except adhesive) and provide all labor and manufacturing overhead to produce both adhesive coated substrate and finished strips to Nutramax. Supplier's sell price will reflect these costs (1)

Exception:

Nutramax will supply and pay for the adhesives used to manufacture adhesive coated substrate. Nutramax and its adhesive Supplier may facilitate the manufacture of the adhesive in China. At Nutramax's request, Supplier agrees to purchase this adhesive from Nutramax's current supplier and charge Nutramax separately on a (1) basis for the adhesive only.

Prices are inclusive of packaging required for shipping and are FOB the Supplier's factory.

Supplier will provide a schedule of all costs including materials, labor and overhead by January 1, 2006.

Nutramax and Supplier will review costing together and establish a price list for all items to be supplied by Supplier.

The costs will be reviewed semi-annually beginning July 1, 2006. Prices will be adjusted up or down within 30 days from review date. Any change in costs for materials, labor, or overhead must be validated with vendor invoices.

Supplier is encouraged to reduce costs wherever possible. Nutramax must approve any change to vendor, materials, or process.

Supplier and Nutramax will share 50-50 any cost reduction obtained, provided there is no capital expenditure by the Supplier required to achieve the cost reduction.

3

Pricing for new items will be reviewed and agreed upon when requested from Nutramax.

PURCHASE ORDERS

Nutramax will provide a 12-month rolling forecast to Supplier for Supplier's reference.

The Supplier may consider the first 90 days requirement on this forecast to be a firm commitment by Nutramax to purchase these items. Nutramax agrees to purchase the first 60 days of the 90 day rolling forecast as stated, but reserves the right to change the quantity and/or the final ship date of the last 30 days of the 90 day forecast.

Nutramax will provide Purchase Orders in a timely manner that will confirm the exact quantity of each item to be shipped and what the ship date is to be. This Purchase Order will be considered by the Supplier to be a contract to manufacture and unless canceled or modified in writing within 10 days of receipt date of the Purchase Order, Nutramax will accept responsibility for shipment and payment of the Purchase Order under the terms agreed to in this Agreement. Once Nutramax has been notified that the order is complete and ready to ship, Nutramax may request a delay in shipment by no more than 14 days from the original or modified ship date.

SPECIFICATIONS

Nutramax will provide to Supplier, all specifications required to manufacture products for Nutramax. Supplier agrees to manufacture these products in strict accordance with these specifications. Any products that Nutramax receives that are determined by Nutramax to not be in compliance with the specifications provided will be rejected and placed on hold by Nutramax.

Nutramax will then inform the Supplier of the non-compliance in detail and request a corrective action.

The Supplier will be afforded every opportunity to evaluate the non-compliance report, and advise Nutramax of it's findings within a reasonable period of time.

Final disposition of the non-conforming materials will be agreed to prior to credits being taken or issued by either party.

4

PAYMENT TERMS

The transition of production from Nutramax's facilities to the Supplier's facility in China is planned in two phases. Phase I will be limited to purchasing 100% of Nutramax's requirements for adhesive coated substrate, and providing Supplier with up to two RSM's and auxiliary equipment which will be used to produce finished strips of 3'4" and 1" size. Estimated out-put to be approximately 10% of Nutramax's annual requirements.

The parties agree that the terms of payment during Phase I will be as follows:

50% deposit with order

Balance due 30 days from ship date.

Phase II will call for Nutramax to provide enough additional equipment to produce additional shapes and sizes and up to 100% of Nutramax's annual requirements

The parties agree that, upon the initiation of Phase II, the terms of payment will become as follows:

Payment due 30 days from ship date. Shipping documents will be sent to Nutramax's bank and released to Nutramax upon payment by wire to Supplier.

INSURANCE

Supplier will maintain adequate property, liability, and business interruption insurance to protect all assets belonging to both Supplier and Nutramax. Supplier will keep documentation from its insurance carrier.

TERM AND RENEWAL

5

The term of this agreement will commence on the date of execution and shall continue for ten (10) years. Unless either party gives at least 12 month's written notice of its desire to terminate the Agreement, specifying the intended date of termination.

CONTINUANCE

It is the intention of both parties that this agreement will survive any change of ownership of either company.

TERMINATION

Conditions for which either party may terminate this agreement are as follows:

- If either party becomes insolvent or enters into bankruptcy,
- If Product fails to meet agreed to specifications and quality standards,
- If product fails to be delivered in a timely manner,
- Failure to pay sums due to either party.

NutraMax Products, Inc.

_______________________ Date 8,8,05

By: James W Todd

Title: CEO

[REDACTED]

_______________________ Date 08 08,05

By: [REDACTED]

Title: President

EXHIBIT D
NON-COMPETITION AND NON-SOLICITATION AGREEMENT

NON-COMPETITION AND NON-SOLICITATION AGREEMENT
This Non-Competition and Non-Solicitation Agreement (the “Agreement”) is entered into as of this 8th day of November, 2007 (the “Effective Date”) by and among NutraMax Products, Inc. (“NutraMax”), a Delaware corporation, F.A. Products L.P. (“FAP”), a Delaware limited partnership, First Aid Products, Inc., a Delaware corporation (“First Aid” and, together with NutraMax and FAP, the “Sellers”), Derma First Aid Products, Inc., a Pennsylvania corporation (“Buyer”), and Derma Sciences, Inc., a Pennsylvania corporation (“Buyer Parent”).
WITNESSETH
WHEREAS, the Sellers operates a first aid products business division operated out of Houston, Texas pursuant to which the Sellers manufacture and sell first aid products .
WHEREAS, Sellers, Buyer and Buyer Parent have entered into an Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”) pursuant to which the Sellers have agreed to sell, and Buyer has agreed to purchase, certain assets used or useful exclusively in connection with the product lines of Sellers' first aid business division operated out of Houston, Texas that are set forth on Schedule A hereto (the "Business"),upon terms and conditions set forth in the Purchase Agreement.
WHEREAS,it is a material inducement and condition precedent to the obligations of the parties to consummate the transactions under the Purchase Agreement that the parties enter into this Agreement.
WHEREAS, capitalized terms used herein but not defined shall have the definitions given to such terms in the Purchase Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1. Seller Covenant Not to Compete.
Each of the Sellers hereby covenants and agrees that for five (5) consecutive years following the Effective Date (the “Restricted Period”), such Seller shall not, without the advance written consent of Buyer, directly or indirectly engage in the Business anywhere in the United States or acquire any interest in, manage, operate or control any Person engaged in the Business anywhere in the world. Notwithstanding anything contained herein to the contrary, none of the following shall constitute a violation of the non-competition provisions of this Section 1: (i) the ownership of securities of any company that is “publicly held” that does not constitute more than five percent (5%) of the voting rights or equity interests of such entity, (ii) the operation by Sellers of the Excluded Assets and all businesses not constituting the Business, (iii) the performance by Sellers of their respective obligations under the Transition Services Agreement entered into between Sellers and Buyer dated as of even date herewith or (iv) the ownership of securities of any company that such Seller receives in consideration for the sale of any of its assets, so long as such Seller does not control, manage or operate such company at any time following its receipt of the securities. Each Seller hereby further agrees that in the event it acquires securities of a company in connection with the sale of assets as provided in clause (iv) of this Section 1 above, such Seller will, and will cause each of its affiliates and their respective representatives to, comply with and be subject to the confidentiality provisions of Section 8.1 of the Purchase Agreement during the Restricted Period.

Section 2. Seller Covenant Not to Solicit.
Each Seller covenants and agrees that during the Restricted Period, it will not, without the advance written consent of Buyer or Buyer Parent, as the case may be, directly or indirectly solicit or hire any employee of either Buyer or Buyer Parent; provided, however, (i) nothing in the foregoing shall prohibit any Seller from hiring individuals responding to any general solicitations or advertisements which do not specifically target employees of Buyer or Buyer Parent and (ii) if any employee of Buyer or Buyer Parent is terminated by Buyer or Buyer Parent for any reason then the Sellers shall no longer be restricted by the non-solicitation provisions of this Section 2 with respect to such person.
Section 3. Buyer and Buyer Parent Covenant Not to Solicit.
Both Buyer and Buyer Parent covenant and agree that during the Restricted Period, they will not, without the advance written consent of the applicable Seller, directly or indirectly solicit or hire any employee of NutraMax, FAP or First Aid; provided, however, (i) nothing in the foregoing shall prohibit Buyer or Buyer Parent from hiring individuals responding to any general solicitations or advertisements which do not specifically target any Seller’s employees and (ii) if any employee of a Seller is terminated by such Seller for any reason then neither Buyer nor Buyer Parent shall be restricted by the non-solicitation provisions of this Section 3 with respect to such person.
Section 4. Equitable Relief.
The parties acknowledge that damages and remedies at law for any breach of this Agreement would be inadequate and that any party hereto shall be entitled to seek specific performance and other equitable remedies (including an injunction) without the necessity of proving actual damages, and such other relief as a court may deem appropriate in addition to any other remedies such party may have in the event of a breach of this Agreement.
Section 5. Severability/Scope.
Any provision of this Agreement that is deemed invalid, illegal or unenforceable by a government authority having jurisdiction and venue shall, subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provisions of this Agreement invalid, illegal or unenforceable. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, either in time or in geographical range, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

Section 6. Notice.
Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if sent by a nationally recognized overnight express courier, on the date schedule for delivery, (iii) if sent via facsimile, the date on which confirmation of transmission is received, or (iv) if mailed, three (3) days after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below:
if to Buyer, to:
c/o Derma Sciences, Inc.
Attn: Edward J. Quilty
214 Carnegie Center, Suite 100
Princeton, NJ 08540
Fax: (609) 514-0502
if to Buyer Parent, to:
Derma Sciences, Inc.
Attn: Edward J. Quilty
214 Carnegie Center, Suite 100
Princeton, NJ 08540
Fax: (609) 514-0502

with a copy to:
Gallagher, Briody & Butler
Attn: Thomas P. Gallagher, Esq.
155 Village Boulevard, Second Floor
Princeton, NJ 08540
Fax: (609) 452-0090
with a copy to:
Gallagher, Briody & Butler
Attn: Thomas P. Gallagher, Esq.
155 Village Boulevard, Second Floor
Princeton, NJ 08540
Fax: (609) 452-0090

if to Sellers, to: c/o NutraMax Products, Inc. Attn: Jim Todd 51 Blackburn Drive Gloucester, Massachusetts 01930 Fax: (978) 282-3790	with a copy to: Goodwin Procter LLP Attn: James A. Matarese Exchange Place 53 State Street Boston, Massachusetts 02109 Fax: (617) 523-1231
Any party may change its address for purposes of this Section 6 by giving the other party written notice of the new address in the manner set forth above.
Section 7. Legal Counsel.
In entering into this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

Section 8. Section and Other Headings.
The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
Section 9. Governing Law.
This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of Delaware, without regard to conflicts of laws principles.
Section 10. Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same document.
Section 11. Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. This Agreement may not be assigned by any Seller to any third party.
Section 12. Entire Agreement/Modification.
This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings with respect to the matters set forth herein. Any modification of this Agreement will be effective only if it is in writing, signed by the party to be charged.
Section 13. Waiver of Breach.
The waiver by any of the parties of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other subsequent breach by the other party.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BUYER:
DERMA FIRST AID PRODUCTS, INC.
By: /s/ Edward J. Quilty
Name: Edward J. Quilty
Title: President and Chief Executive Officer
BUYER PARENT:
DERMA SCIENCES, INC.
By: /s/ Edward J. Quilty
Name: Edward J. Quilty
Title: President and Chief Executive Officer
SELLERS:
NUTRAMAX PRODUCTS, INC.
By: /s/ James W. Todd
Name: James W. Todd
Title: President and Chief Executive Officer
F.A. PRODUCTS, L.P.
By: First Aid Products, Inc.
Its: General Partner
By: /s/ James W. Todd
Name: James W. Todd
Title: President and Chief Executive Officer
FIRST AID PRODUCTS, INC.
By: /s/ James W. Todd
Name: James W. Todd
Title: President and Chief Executive Officer

[Signature Page to Non-Competition and Non-Solicitation Agreement]

EXHIBIT A
PRODUCT LINES
1. Adhesive Strips - unit code 6410
2. Tapes - unit code 6420
3. Conform/Pads/Gauze - unit code 6430
4. Specialty - unit code 6450
5. Travel - unit code 6483
6. FA Misc - unit code 6490

EXHIBIT E
ESCROW AGREEMENT

ESCROW AGREEMENT
This Escrow Agreement, dated as of November 8, 2007 is by and among NutraMax Products, Inc., a Delaware corporation having its principal place of business at 51 Blackburn Drive, Gloucester, MA 01930 (“NutraMax”), Derma First Aid Products, Inc., a Pennsylvania corporation having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, NJ 08540 (“Buyer” and, together with NutraMax, the “Escrow Parties”), and Mellon Trust of New England, N.A., a national banking association with its principal place of business at Mellon Financial Center, Boston, MA 02108 (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (as defined below).
WHEREAS, NutraMax and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof, by and among NutraMax, Buyer and the other parties named therein (the “Asset Purchase Agreement”);
WHEREAS, pursuant to terms of the Asset Purchase Agreement Buyer is purchasing substantially all of the assets of a subsidiary of NutraMax;
WHEREAS, pursuant to the terms of the Asset Purchase Agreement, certain amounts payable by Buyer to NutraMax are to be held in an escrow account in accordance with the terms hereof; and
WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.
NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1. Appointment of Agent. The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.
2. Establishment of Escrow. Upon the execution of this Agreement, Buyer shall (a) cause $2,750,000 to be deposited with the Escrow Agent (the "Initial Deposit"), and Escrow Agent shall promptly upon request acknowledge to the Escrow Parties or any of them receipt of any funds so deposited; and (b) deliver one fully executed original of this Agreement to the Escrow Agent in accordance with the Notice section below, with a copy to the Escrow Agent’s attorney. $750,000 of the Initial Deposit shall be referred to as the “Indemnification Escrow Fund,” $2,000,000 of the Initial Deposit shall be referred to as the “Supply Agreement Escrow Fund,” and the Indemnification Escrow Fund and the Supply Escrow Fund, together with all additional amounts now or hereafter deposited with the Escrow Agent, together with all interest, dividends and other income earned, shall be referred to collectively as the “Escrow Fund.” The Escrow Parties acknowledge that the sum held in escrow hereunder may be reduced from time to time during the term hereof pursuant to the terms of this Agreement. Accordingly, the term “Escrow Fund” shall refer both to the Initial Deposit and to such lesser amount as may be held pursuant hereto at any point during the term hereof
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3. Customer Identification and TIN Certification. To help the government fight the funding of terrorism and money laundering activities, Federal laws requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information for each business entity that is a party to this Agreement. For individuals signing this Agreement on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity.
At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies. In the event that any Escrow Party fails to provide any such organizational documents or documents establishing authority, or any individual executing this Agreement on behalf of an Escrow Party fails to provide to the Escrow Agent an acceptable form of identification, within ten (10) days after the Escrow Agent requests the same, the Escrow Agent is authorized, not withstanding any other provision of this Agreement to the contrary, to place the Escrow Funds in a non-interest bearing deposit account until such documents are received by the Escrow Agent. The Escrow Agent is authorized and directed to assign the tax identification number certified by NutraMax to said account.
The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the Form W-9 information provided to the Escrow Agent by
NutraMax. The Escrow Parties understand that, in the event one or more tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Initial Deposit.
If at any time all or any portion of the Escrow Fund is released to NutraMax, Buyer and NutraMax agree that the interest earned on such portion of the Escrow Fund as of such release date shall be paid to NutraMax; provided, however, that the amount of such interest shall be credited against any amounts payable by Buyer to NutraMax under the terms of the Asset Purchase Agreement. If the entire Initial Deposit is paid to Buyer under the terms of this Escrow Agreement, then the parties hereto covenant and agree to provide joint written instructions to the Escrow Agent directing the Escrow Agent to pay to the Buyer all of the interest earned on the Initial Deposit and requesting that Escrow Agent assign to the account in which the Escrow Fund is being held the tax identification number certified by Buyer, it being understood by the Escrow Parties that interest earned on the Escrow Fund for any given tax year will be reported by the Escrow Agent based on the tax identification number assigned to the account as of the last day of said tax year.
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4. Deposit of the Escrow Fund. The Escrow Agent shall deposit the Escrow Fund in one or more money market accounts at Mellon Trust of New England, N.A. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.
5. Release of the Indemnification Escrow Fund.
(a) Claims Against Indemnification Escrow Fund. From and after the date hereof at any time or times on or before the first anniversary of the date hereof (the “Anniversary Date”), Buyer may make claims against the Indemnification Escrow Fund. Buyer shall notify NutraMax and the Escrow Agent in writing on or before the Anniversary Date of each such claim, including a specific dollar amount of the claim and a summary of bases for such claim. The Escrow Agent is entitled to disregard any claims which are not specified by notice given in the manner provided and received on or before the Anniversary Date. If NutraMax shall dispute such claim, NutraMax shall cause written notice to be delivered to Buyer and to the Escrow Agent within twenty (20) days after receipt of notice of Buyer’s claim by the Escrow Agent, in which case the Escrow Agent shall continue to hold in the Indemnification Escrow Fund in accordance with the terms of this Agreement the amount specified by Buyer in its notice of claim; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Indemnification Escrow Fund in the full amount and the Escrow Agent shall use its best efforts to pay such claim in immediately available funds to Buyer within three (3) business days after expiration of said twenty-day period or as soon thereafter as possible.
(b) Disputed Claims. If NutraMax shall dispute a claim of Buyer as provided in subsection 5(a) above and the disputed claim has not been resolved or compromised within thirty (30) days after NutraMax sends notice of dispute of the same as provided above, said claim shall be referred to the American Arbitration Association to be settled by binding arbitration. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. Upon completion of the arbitration, the Escrow Parties shall provide joint written instructions to the Escrow Agent as to the resolution of the dispute, attaching a copy of any relevant arbitration decision, and instructing the Escrow Agent as to funds to be disbursed. The Escrow Agent shall use its best efforts to make such payment out of the Indemnification Escrow Fund within three (3) business days following the Escrow Agent’s receipt of written notice of said determination or as soon thereafter as possible.
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(c) Joint Written Instructions. Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of the Indemnification Escrow Fund (“Joint Written Instructions”), the Escrow Agent shall disburse the Indemnification Escrow Fund pursuant to such Joint Written Instruction. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.
(d) Indemnification Escrow Release Date. On the next business day following the Anniversary Date, any amounts remaining in the Indemnification Escrow Fund shall be released to NutraMax; provided, however, that one hundred percent (100%) of the amount of any pending claims against the Indemnification Escrow Fund pursuant to Section 5(b) on the Anniversary Date shall continue to be held by the Escrow Agent pending the resolution of such claims in accordance with the provisions of Section 5(b).
(e) Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Indemnification Escrow Fund, the Escrow Agent shall release such amount and shall have no liability or responsibility to the Escrow Parties for any deficiency.
6. Release of the Supply Agreement Escrow Fund.
(a) Joint Written Instructions. The Escrow Agent shall disburse the Supply Agreement Escrow Fund pursuant to Joint Written Instruction delivered, from time to time, to the Escrow Agent from the Escrow Parties. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.
(b) Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Supply Agreement Escrow Fund, the Escrow Agent shall release such amount and shall have no liability or responsibility to the Escrow Parties for any deficiency.
7. Methods of Payment. All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by cashier’s check made payable to the relevant Escrow Party, as elected by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.
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8. Responsibilities and Liability of Escrow Agent.
(a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.
(b) Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent's duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.
In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (a) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (b) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.
Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.
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In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.
(c) Indemnification of Escrow Agent. The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence.
(d) Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.
9. Termination. This Agreement and all the obligations of the Escrow Agent shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 8(d) hereof.
10. Removal of Escrow Agent. The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.
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11. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days' prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.
12. Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the following address(es):
Address 1:	NutraMax Products, Inc. 51 Blackburn Drive Gloucester, MA 019310 Attention: Jim Todd, President
Address 2:	Derma First Aid Products, Inc. 214 Carnegie Center, Suite 100 Princeton, NJ 08540 Attn: Corporate Controller
13. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 8 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.
14. Costs, and Expenses. The Escrow Agent shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection with the Escrow Fund. The Escrow Parties each acknowledge their joint and several obligation to pay any expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.
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15. Notices. All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have given to the Escrow Agent on the actual date received:
If to NutraMax:
NutraMax Products, Inc.
51 Blackburn Drive
Gloucester, MA 019310
Facsimile: (978) 282-3790
Attention: Jim Todd, President
Copy to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Facsimile: (617) 523-1231
Attention James Matarese, Esq.
If to Buyer:
Derma First Aid Products, Inc.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
Facsimile: (609) 514-0502
Attn: Corporate Controller
Copy to:
Gallagher, Briody & Butler
155 Village Boulevard, Second Floor
Princeton, NJ 08540
Facsimile: (609) 452-0090
Attention: Thomas P. Gallagher, Esq.
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If to the Escrow Agent:
Mellon Trust of New England, N.A.
Mellon Financial Center, Banking Floor
Boston, Massachusetts 02108
Facsimile: (617) 248-3199
Attention: Darci Buchanan, Vice President
                 Matt Romero, Escrow Administrator
Copy (which shall not constitute notice to the Escrow Agent) to:
Bruce D. Berns, Esq.
Abendroth, Berns & Warner LLC
47 Church Street, Suite 301
Wellesley, MA 02482
Facsimile: (781) 237-8891
Any notice, except notice to the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.
16. Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.
17. Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.
18. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor trust company or other qualified bank entity.
19. Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
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20. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.
21. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).
[end of text]
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NUTRAMAX PRODUCTS, INC.
BY: /s/ James W. Todd
NAME: James W. Todd
TITLE: President and Chief Executive Officer
DERMA FIRST AID PRODUCTS, INC.
BY: /s/ Edward J. Quilty
NAME: Edward J. Quilty
TITLE: CEO and President
MELLON TRUST OF NEW ENGLAND, N.A.
BY: /s/ Darci Buchaa
NAME: Darci Buchaa
TITLE: Vice President

EXHIBIT A
JOINT WRITTEN INSTRUCTIONS
FOR RELEASE OF ESCROW FUNDS
Pursuant to Section ___ of the Escrow Agreement dated as of November 5, 2007, by and among NutraMax Products, Inc. (“NutraMax”), Derma First Aid Products, Inc. (“Buyer”) and Mellon Trust of New England, N.A., (the “Escrow Agent”), NutraMax and Buyer hereby instruct the Escrow Agent to release $[___________] from the _______________ Escrow Fund in accordance with the following instructions:
Wire Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

Bank Check:

Payee Name:
Mailing Address:

NUTRAMAX PRODUCTS, INC. By:_______________________________ Name: Title:	DERMA FIRST AID PRODUCTS, INC. By:_______________________________ Name: Title:

EXHIBIT F
TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT
THIS TRANSITION SERVICES AGREEMENT (the “Agreement”), dated as of November 8, 2007 (the “Effective Date”) by and among F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), NutraMax Products, Inc., a Delaware corporation ("NutraMax" and, together with FAP and First Aid, the “Sellers”), and Derma First Aid Products, Inc., a Pennsylvania corporation ("Buyer") (collectively Sellers and Buyer may be referred to herein as either a “Party”, or the “Parties”).
RECITALS
WHEREAS, Sellers and Buyer are parties to a certain Asset Purchase Agreement dated November 8, 2007 (the “Asset Purchase Agreement”), pursuant to which Buyer is purchasing from Sellers substantially all of the assets exclusively related to or used by Seller in connection with the Business (as defined in the Asset Purchase Agreement); and
WHEREAS, pursuant to the Asset Purchase Agreement, Sellers have agreed to provide the services hereinafter defined to Buyer for a limited transition period after the Closing Date of the transactions provided for in the Asset Purchase Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.
2. Services:
(a) Provision of Services. Commencing on the Closing Date and continuing throughout the Transition Period (as defined in Section 4), unless earlier terminated pursuant to the terms of this Agreement, Sellers shall provide to Buyer certain corporate overhead and accounting transition services to assist Buyer in the transition of the Business and Purchased Assets into its own operations, as more specifically set forth in Annex A attached hereto (the “Services”).
(b) Quality of Sellers’ Services. Sellers shall provide or cause to be provided all Services in the manner and at a relative level of service consistent in all material respects with, but in no event materially higher or lower than, the typical level of service provided by Sellers or their affiliates to the Business immediately prior to the date hereof; provided that in no event are such Services deemed to be expert services.
(c) Sellers shall not be obligated to provide any services to Buyer other than the Services; provided that (i) if any service that Sellers provided related to the Business in the ordinary course of business immediately prior to the date hereof and that is of a transitional nature is inadvertently omitted from the list of Services or (ii) if Buyer requires additional services of a transitional nature, then Buyer and Sellers agree to negotiate in good faith to amend this Agreement to include such services (to the extent, and only to the extent, that such services can be provided without resulting in a material cost or significant disruption to Sellers) in Annex A at a cost to be determined in good faith, using the same methodology as Sellers used to determine the costs set forth in Annex A. Nothing in this Agreement shall require Sellers to provide priority to Buyer with respect to the Services over Sellers’ businesses or those of its affiliates, Subsidiaries or divisions.

(d) Costs, Billing and Payments. In consideration of the provision of the Services by Sellers, Buyer shall pay NutraMax Products, Inc. an amount in cash equal to Five Thousand Dollars ($5,000) per month, plus leased line costs not to exceed One Thousand, Seven Hundred Dollars ($1,700) per month for systems support incurred by Sellers in connection with the provision of the Services. Sellers shall issue Buyer invoices for the Services at the beginning of each month during the Transition Period. Buyer shall promptly pay any bills and invoices that it receives from Sellers or their affiliates for the Services. All invoices shall be paid by wire transfer in accordance with the instructions provided by Sellers (in writing to Buyer) not later than ten (10) days following receipt by Buyer of Sellers’ invoice, unless such invoice is disputed in good faith within ten (10) days after receipt of such invoice. In the event that Buyer fails to make payment to Sellers within ten (10) days following receipt by Buyer of Sellers’ invoice (other than any invoice that was timely disputed in good faith), Sellers may terminate this Agreement upon notice to Buyer, and the amount of any such outstanding invoice shall bear interest at the rate of eight percent (8%) per annum until the overdue amount plus any applicable interest thereon is paid in full. Buyer shall not offset any amounts owing to it by any Seller or any of Sellers’ affiliates against amounts payable by Buyer hereunder.
3. General Intent. Sellers shall use their reasonable commercial efforts to provide the Services at the price set forth in Annex A during the Transition Period and such other transition assistance as the parties may otherwise agree. Buyer agrees to use its reasonable commercial efforts to end its need to use such assistance as soon as reasonably practicable and in all events to end such need with respect to each Transition Service not later than the end of the Transition Period pursuant to Section 4.
4. Transition Period. The term of this Agreement shall commence on the Effective Date and shall continue for a period not to exceed ninety (90) days from such date (unless sooner terminated pursuant to the terms hereof) (the “Transition Period”). Notwithstanding anything herein to the contrary, no termination of this Agreement or expiration of the Transition Period shall affect Buyer’s obligation to make payments due hereunder.
5. Relationship Between the Parties. Nothing in this Agreement shall cause the relationship between Sellers and Buyer to be deemed to constitute an agency, partnership or joint venture. The terms of this Agreement are not intended to cause any of the Parties to become a joint employer for any purpose. Each of the Parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other Party or provide it with the ability to control such other Party, and each Party hereto expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other Party. Nothing in this Agreement shall obligate either Party hereto to act in breach of the requirements of any applicable Legal Requirement.
2

6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other party; provided that such consent shall not be required (i) for assignments and transfers by operation of law, (ii) in the event Sellers assign any or all of their rights, interests and obligations hereunder to a Person with whom Sellers merges or to whom Sellers sells all or substantially all of its assets and (iii) for assignments and transfers by either party to one or more of its Subsidiaries or affiliates. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.
7. Confidentiality. Each of the parties will hold, and will cause its affiliates and representatives to hold, in strict confidence from any Person (other than any such affiliate or representative), unless compelled to disclose by judicial or administrative process or by other requirements of any Law, all confidential or competitively sensitive information received in connection with the provision of the Services, except to the extent that such information can be shown to have been (i) in the public domain (either prior to or after the furnishing of such information) through no fault of such party or its affiliates or its representatives or (ii) later acquired by such party, its affiliates or its representatives from another source if such party, its affiliates or its representatives is unaware that such source is under an obligation to the other party to keep such information confidential. This duty shall continue throughout the term of this Agreement, and any renewals or extensions thereof, and after termination thereof for a period of three (3) years.
8. Limitation of Liability. Neither party shall be liable to the other party or any third party for any special, punitive, consequential, incidental or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of such party is advised of the possibility or likelihood of the same. In addition, neither party shall be liable to the other party or any third party for any direct damages from any claim arising or allegedly arising from providing or failing to provide the Services or any other services, except to the extent, but only to the extent, that any such claims arise from gross negligence, reckless or willful misconduct or fraud.
9. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.
10. Notices. All notices shall be provided in accordance with Section 13.1 of the Asset Purchase Agreement.
11. Force Majeure. If either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, demand or other requirement of any governmental authority, riot, war, rebellion, acts of terrorism, acts of the public enemy or other causes beyond the reasonable control of such party or other acts of God, then upon written notice to the other party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability (the “Disability Period”) and the affected party shall have no obligation to extend such Services and shall have no liability to the other party or any other party in connection therewith. The affected party shall make all reasonable efforts to remove such disability within thirty (30) days after giving notice of such usability.
3

12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.
13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each Parties hereto shall have received a counterpart hereof signed by the other Party hereto.
14. Entire Agreement; Waivers. This Agreement (including the Annex referred to herein which is incorporated by reference) constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, understandings and negotiations, both written and oral between the Parties with respect to the subject matter hereof and thereof. Any provision of this Agreement may be amended or waived if and only if such amendment or waiver is in writing and signed, in the case of an amendment, by all Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective.
15. Severability. If any provision of this Agreement, or the application thereof to any Party, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Parties, places and circumstances shall remain in full force and effect.
16. Survival. The provisions of Sections 2(d), 5, 7, and 8 shall survive any termination of this Agreement.
17. Annex A. Annex A attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.
4

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed and delivered by their duly authorized officers or directors, as the case may be, as of the date first above written.
SELLERS:	BUYER:
F.A. PRODUCTS, L.P. By: First Aid Products, Inc. Its: General Partner By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer	DERMA FIRST AID PRODUCTS, INC. By: /s/ Edward J. Quilty Name: Edward J. Quilty Title: CEO and President
NUTRAMAX PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
FIRST AID PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
[Signature Page to Transition Services Agreement]

ANNEX A
Services
The following services are to be provided under this Agreement during the Transition Period. All services relate to the Purchased Assets and the Business only:
Daily Information:
1. Orders received.
2. Gross sales (units and dollars) by product and by customer.
3. Sales related debit and/or credit memos issued with a copy of the supporting documentation.
Weekly Information:
1. Open sales order report.
2. Wire transfer of cash receipts collected on Derma Sciences behalf for receivables sold at closing and for post closing sales.
3. Reconciliation of weekly cash collections showing cash receipts + allowances granted = receivables relieved.
Monthly Information:
1. Gross Sales (units and dollars) by product and by customer.
2. Sales Adjustments processed thru NutraMax systems (eg. not handled manually) by customer.
3. List of outstanding Accounts Receivable by customer by invoice based on accounts receivable sold at closing together with subsequent sales and collections.
In addition, Seller will use commercially reasonable efforts in working with Buyer to facilitate a timely and orderly transfer of systems related information required by Buyer in order to integrate the First Aid Division into its operations.

EXHIBIT G
BILL OF SALE

BILL OF SALE
KNOW ALL MEN BY THESE PRESENTS as of November 8, 2007, that each of F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), and NutraMax Products, Inc., a Delaware corporation ("NutraMax" and, together with FAP and First Aid, the “Sellers”), in consideration of good and valuable consideration paid to it pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and among Sellers, Derma First Aid Products, Inc., a Pennsylvania corporation (“Buyer”), and Derma Sciences, Inc., a Pennsylvania corporation and the sole shareholder of Buyer (“Buyer Parent”), the receipt and sufficiency of which is hereby acknowledged, and subject to the terms, covenants, conditions, representations and warranties of the Purchase Agreement, does hereby sell, transfer, assign, convey, set over and deliver to Buyer, all of their right, title and interest in and to all of the Purchased Assets (as defined in the Purchase Agreement) held by it.
TO HAVE AND TO HOLD the aforesaid Purchased Assets unto Buyer and its successors and assigns to and for its and their own proper use and benefit forever.
At any time, and from time to time after the date hereof, at Buyer’s request, Sellers shall execute and deliver to Buyer such other instruments of sale, conveyance, transfer, assignment and confirmation and take such other action at Buyer’s expense as Buyer may reasonably deem necessary or desirable in order to more effectively sell, convey, transfer, assign and deliver to Buyer and to confirm Buyer’s title to the Purchased Assets.
This instrument shall be binding and inure to the benefit of the respective successors and assigns of Buyer and Sellers. Nothing in this instrument, express or implied, is intended to confer on any person other than Buyer and Sellers and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this instrument.
This instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.
In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall apply.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Sellers have caused their duly authorized representative to execute and deliver this Bill of Sale as of the date set forth above.
SELLERS:
F.A. PRODUCTS, L.P. By: First Aid Products, Inc. Its: General Partner By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
NUTRAMAX PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
FIRST AID PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer

EXHIBIT H
ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this 8th day of November, 2007, by and among F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), NutraMax Products, Inc., a Delaware corporation ("NutraMax" and, together with FAP and First Aid, the “Sellers”), and Derma First Aid Products, Inc., a Pennsylvania corporation ("Buyer").
WITNESSETH:
WHEREAS, Sellers and Buyer are parties to an Asset Purchase Agreement, dated of even date herewith (the “Asset Purchase Agreement”), pursuant to which Sellers agreed to sell to Buyer, and Buyer agreed to purchase and assume from Sellers, the Purchased Assets and the Assumed Liabilities; and
WHEREAS, Sellers are contemporaneously herewith transferring to Buyer pursuant to the terms of that certain Asset Purchase Agreement the Purchased Assets and all right, title and interest in and to the Transferred Contracts; and
WHEREAS, in partial consideration therefor, the Asset Purchase Agreement requires Buyer to assume the Assumed Liabilities described in Section 2.3(a) of the Asset Purchase Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Buyer, Buyer hereby agrees for the benefit of Sellers as follows:
1. Each Seller hereby transfers and assigns to Buyer all of such Seller’s right, title and interest in, to and under the Transferred Contracts, to have and to hold the same unto Buyer and its successors and assigns from and after the date hereof subject to the covenants, conditions and provisions provided therein.
2. As of the date hereof, Sellers hereby assign, and Buyer hereby assumes, all of the Assumed Liabilities in accordance with the terms and provisions of the Asset Purchase Agreement.
3. Except as may otherwise be provided in the Asset Purchase Agreement, Buyer has not assumed and shall not be bound by any obligations or liabilities of the Sellers of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whatsoever, including the Excluded Liabilities.
1

4. Notwithstanding anything to the contrary contained herein: (a) nothing contained in this Agreement is intended to provide any rights to any of Sellers or Buyer (beyond those rights expressly provided to Sellers and Buyer, as the case may be, in the Asset Purchase Agreement); (b) nothing contained in this Agreement is intended to impose any obligations or liabilities on any of Sellers or Buyer (beyond those rights expressly provided to Sellers and Buyer, as the case may be, in the Asset Purchase Agreement); and (c) nothing contained in this Agreement is intended to limit any of the rights or remedies available to Sellers or Buyer, as the case may be, under the Asset Purchase Agreement.
5. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Asset Purchase Agreement.
6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.
[Remainder of Page Intentionally Left Blank]
2

IN WITNESS WHEREOF, Buyer and Sellers have caused this instrument to be duly executed by its duly authorized representative as of the day and year above written.
BUYER:	SELLERS:
DERMA FIRST AID PRODUCTS, INC. By: /s/ Edward J. Quilty Name: Edward J. Quilty Title: CEO and President	F.A. PRODUCTS, L.P. By: First Aid Products, Inc. Its: General Partner By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
NUTRAMAX PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
FIRST AID PRODUCTS, INC. By: /s/ James W. Todd Name: James W. Todd Title: President and Chief Executive Officer
[Signature Page to Assignment and Assumption Agreement]

EXHIBIT I
TRADEMARK ASSIGNMENT

TRADEMARK ASSIGNMENT
This Trademark Assignment (this “Assignment”) is made effective this 8th day of November 2007, by and between F.A. Products L.P., a Delaware limited partnership (“Assignor”) and having a principal place of business at 51 Blackburn Drive, Gloucester, Massachusetts 01930; and Derma First Aid Products, Inc., a Pennsylvania corporation (“Assignee”) and having a principal place of business at 5 214 Carnegie Center, Suite 100, Princeton, NJ 08540.
WHEREAS, Assignor holds all right, title and interest in and to the trademarks, service marks and trade names identified in the attached Schedule A (the “Marks”);
WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement, dated as of November 8, 2007 (the “Asset Purchase Agreement”), pursuant to which Assignor sells, transfers, assigns, conveys and delivers to Assignee, and Assignee purchases and acquires from Assignor, all right title and interest to and in all of the assets described therein, including, without limitation, the rights in the Marks and the goodwill of the business symbolized thereby;
WHEREAS, Assignor is conveying the Marks to Assignee as part of the transfer of all or substantially all of the assets of a going business;
NOW, THEREFORE, in consideration of the premises set forth above and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
Assignor does hereby sell, assign, convey and transfer unto said Assignee, its successors, assigns, and legal representatives, Assignor’s entire right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the Marks (including any common law rights that may exist and are associated therewith), together with the goodwill of the business symbolized thereby and appurtenant thereto, the same to be held and enjoyed by said Assignee, its successors, permitted assigns or legal representatives, together with income, royalties, damages or payments due on or after the date hereof, including, without limitation, all claims for damages or payments by reason of infringement or unauthorized use of the Marks, along with the right to sue for past infringements and collect same for Assignee’s sole use and enjoyment.
Assignor further authorizes the Director of the United States Patent & Trademark Office, and any official of any country or countries foreign to the United States whose duty it is to record trademark registrations, applications and title thereto, to record the Marks and title thereto as the property of Assignee, its successors, legal representatives and assigns in accordance with the terms of this instrument. To the extent necessary to complete such registrations, Assignee is hereby authorized to record this Assignment with the United States Patent & Trademark Office and any similar office of any country or countries foreign to the United States.
The Assignor hereby further assigns, transfers and conveys to the Assignee any and all claims that Assignor may hold for damages for reason of past, present or future infringement of the Marks.
The Assignor hereby warrants that it is the sole owner of the Marks.

To the extent Assignor retains any right, title or interest in or to the Marks that cannot be assigned to Assignee pursuant to this Assignment, then Assignor hereby agrees to waive for all time any claims that Assignor may have concerning the Marks. Assignor shall make no further use of the Marks for its own benefit or the benefit of another, nor shall Assignor challenge Assignee’s use of the Marks after the date of this Assignment.
No modifications of or additions to this Assignment shall have effect unless in writing and properly executed by both Assignor and Assignee, making specific reference to this Assignment by date, parties, and subject matter. This Assignment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. This Assignment may be executed in counterparts.
[Remainder of page intentionally left blank]
2

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as a sealed instrument by its duly authorized officer as of the date first written above.
ASSIGNOR:	F.A. PRODUCTS L.P.
By: First Aid Products, Inc. Its: General Partner
By:	/s/ James W. Todd
Name:	James W. Todd
Title:	President and Chief Executive Officer
NOTARIZATION
On this 5th day of November 2007, before me, the undersigned Notary Public, personally appeared James Todd, proved to me through satisfactory evidence of identification, which was/were _______________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief. The above-indicated individual is duly authorized to execute this document singly on behalf of ASSIGNOR and executed this document of his/her own free will.
/s/ Deborah D. Spaniak Signature of Notary	(Seal)
My Commission Expires: 8/6/10
ASSIGNEE:	DERMA FIRST AID PRODUCTS, INC.
Name:	/s/ Edward J. Quilty
Signature:	Edward J. Quilty
Title:	CEO and President
On this ____ day of ___________ 2007, before me, the undersigned Notary Public, personally appeared ___________________, proved to me through satisfactory evidence of identification, which was/were _______________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief. The above-indicated individual is duly authorized to execute this document singly on behalf of Assignee and executed this document of his/her own free will.
_________________________ Signature of Notary	(Seal)
My Commission Expires: __________________________________
[Signature Page to Trademark Assignment Agreement]

Schedule A
Marks
MARK	SERIAL/REGISTRATION NO.	STATUS
HERBIE	74/632,386 1,941,293	Registered Registered: 12/12/1995
GLITTER	74/632,457 1,942,948	Registered Registered: 12/19/1995
WHITE CROSS	72/218,169 817,463	Registered Registered: 10/25/1966
AMERICAN WHITE CROSS	75/224,676 2,284,375	Registered Registered: 0/12/1999
Cross Design	75/224,894 2,188,862	Registered Registered: 9/15/1998
AMERICAN WHITE CROSS (words and design)	75/224,895 2,286,916	Registered Registered: 10/19/1999
SUPER FLEX	76/440,632 2,707,028	Registered Registered: 4/15/2003
WATER SEAL	76/281,008 2,708,135	Registered Registered: 4/15/2003
STAT STRIP	78/332,024 3,058,686	Registered Registered: 2/14/2006
DURA-BAND	76/603,245 3,058,465	Registered Registered: 2/14/2006
AMERICAN WHITE CROSS FIRST AID	76/603,248 3,099,708	Registered Registered: 6/6/2006

Schedule 1.1
U.S. Manufactured Unit Costs
[See attached]

Schedule 1.1
2008 [Redacted](1) Costs
Tab# (V1)	Item #	Description	(1)
1	AWCAABFD2U00AX	AWC 2IN FT. HW FLEX, 9RLS@2,500	(1)
2	AWCAABFF2X00BM	BLUE 2400 2FT FLXFAB W/METAL (1642025)	(1)
3	AWCAABFN2X00BM	AWC 2IN BLUE FLEX NON-METAL FT 2400/CS	(1)
4	AWCAABFT2X00BM	AWC 2400 2FT FLXFAB (1642000)	(1)
5	AWCAABHFBJ00BP	AWC HW FLEX 5/8 X 1-1/2 ZIGZAG @ 9000/CS	(1)
6	AWCAABHFK300AZ	AWC 7/8 X 3 HW FLEX SQ EDGE, 6RLS@4200	(1)
7	AWCAABJT13G010	AWC 1500 1X3 TRICOT (1814000)	(1)
8	AWCAABNDJE00AV	AWC KNUCKLE HW FLEX, 6RLS@3500	(1)
9	AWCAABNF3X00BS	AWC 1800 KB FLXFAB (1637000)	(1)
10	AWCAABNN3X00BS	AWC BLUE FLEX NON-METAL KNUCKLE 1800/CS	(1)
11	AWCAABPH2300AO	AWC 2 X 3 HW FLEX PATCH, 6RLS@2300	(1)
12	AWCAABSF13P010	AWC 1300 1X3 FLEX FABRIC (1631000)	(1)
13	AWCAABSFT3P010	AWC 1300 3/4 FLXFAB (1626000)	(1)
14	BLUAABFB3X00AN	BLUE 1400 3FT FLXFAB W/METAL (1647025)	(1)
15	AWCAABSP1300CC	AWC 1x3 PLASTIC, 6 RLS @ 5500	(1)
16	AWCAABSP1300CT	FAB PLASTIC 1X3 ZIGZAG 7500/CS	(1)
17	AWCAABSP131G10	AWC 1500 1X3 PL (1114000)	(1)
18	AWCAABSPT300BP	FAB PLASTIC 3/4X3 ZIGZAG 9000/CS	(1)
19	AWCAABSPT31G10	AWC 1500 3/4 PL (1104000)	(1)
20	AWCAABSS13G010	AWC 1500 1X3 SH (1314000)	(1)
21	AWCAABSST3G010	AWC 1500 3/4 SH (1304000)	(1)
22	AWCAABSTT3G010	AWC 1500 3/4 TRICOT (1804000)	(1)
23	AWCAABSV13D012	AWC 100 1X3 SOFT FLEXIBLE FABRIC @1DZ	(1)
24	AWCAABSVT3D012	AWC 100 3/4 SOFT FLEXIBLE FABRIC @1DZ	(1)
25	AWCAABWB1300BW	AWC 1X3 BLUE FLEX NON-METAL BULK 1500/CS	(1)
26	BLUAABWM131G10	BLUE 1500 1X3 PLAS WITH METAL (1114025)	(1)
27	CLAAABSP13HA06	CLASSIC PLASTIC 30 CT 1X3 @6DZ.	(1)
28	CLAAABSP24C606	CLASSIC PLASTIC XL 2x4 10 CT @ 3DZ	(1)
29	CLAAABSPT3KA06	CLASSIC 60 3/4 PL @6DZ	(1)
30	CLAAAS1PC2FA06	CLASSIC PLASTIC ASST 30 CT 6DZ	(1)
31	CLAAAS1SH9KA06	CLASSIC SHEER ASST 60CT @ 6DZ	(1)
32	DCSAABSFT3C0AB	1BX 10 3/4 FLEX FAB @540/CS	(1)
33	DCSAABSPT30G10	FAB 3/4 PLASTIC 1500/CS	(1)
34	DRRAABHF13D012	[Redacted](1) 100 CT 1X3 HW FLX@1DZ	(1)
35	DURAABHF1300AC	[Redacted](1) 5000 1X3 HEAVYWEIGHT FLEX ZIGZA	(1)
36	ELNAABSS24C604	[Redacted](1) 10CT 2X4 EX. LARGE SHEER @ 2DZ	(1)
37	FABAABFT2UD012	FAB FLEX 2FT 100CT @1DZ	(1)
38	FABAABHFK300AC	FAB DURA-BAND 5000 ZIGZAG	(1)
39	FABAABHI1300AC	FAB HWFL 1" ISLD.PD ZIGZAG 5000 RND EDGE	(1)
40	FABAABNF3XD012	FAB FLEX KNUCKLE 100CT @1DZ	(1)
41	FABAABOSKXD024	FAB 100 SPOT SH SINGLES 2 DZ (1307033)	(1)
42	FABAABSA13G010	FAB 1500 1X3 FOAM (1785033)	(1)
43	FABAABSC13D012	FAB 100 1X3 CL @1DZ (1490033)	(1)
44	FABAABSCT3D012	FAB 100 3/4 CL @1DZ (1475033)	(1)
45	FABAABSF13D012	FAB 100 1X3 FLXFAB 1DZ (1595033)	(1)
46	FABAABSF24C606	FAB FLEX XL 2x4 10 CT @ 3DZ	(1)
47	FABAABSF24R024	FAB FLEXIBLE XL 2X4 50 CT @ 2DZ	(1)
48	FABAABSFT300CD	FAB 3/4 X 3 FLEX, 6RLS@6500	(1)
49	FABAABSFT3CA24	FAB 10 3/4 FLX FAB 24DZ (1510033)	(1)
50	FABAABSFT3D012	FAB 100 CT 3/4 FLEXFAB 1 DZ. (1580033)	(1)
51	FABAABSP13D012	FAB 100 1X3 PL 1 DZ (1090033)	(1)
52	FABAABSP24R024	FAB PLASTIC XL 2x4 50 CT @ 2DZ	(1)
53	FABAABSPT3CA24	FAB 10 3/4 PL 24 DZ (1010033)	(1)
54	FABAABSPT3D012	FAB 100 3/4 PL 1DZ (1075033)	(1)
55	FABAABSPT3K604	FAB 60-3/4 PL @ 2 DZ (4-6'S) (1045033)	(1)
56	FABAABSS13D012	FAB 100 1X3 SH 1DZ (1290033)	(1)
57	FABAABSSLJD024	FAB 100 JR SH PERF 5'S 2DZ	(1)
58	FABAABSST3D012	FAB 100 3/4 SH 1DZ (1275033)	(1)
59	FABAABST13D012	FAB 100 1X3 TRICOT 1DZ (1790033)	(1)
60	FABAABSTT3D012	FAB 100 3/4 TRICOT 1 DZ (1775033)	(1)
61	FABAABWO13P010	FAB 1300 BULK FLEX 1X3 W/METAL BLUE	(1)
62	FSPAABFD2U00AX	[Redacted](1) 2IN FT. HW FLEX, 9RLS@2,500/CASE	(1)
63	FSPAABFD3U00AO	[Redacted](1) 3IN FT. HW FLEX, 9RLS@1600/CASE	(1)
64	FSPAABHFBJ00CF	[Redacted](1) 5/8 X1-1/2 HW FLEX 8RL@5000/CASE	(1)
65	FSPAABHFK300AZ	[Redacted](1) 7/8X3HW FLSQ-EDGE 6RLS@4200/CASE	(1)
66	FSPAABNDJE00AV	[Redacted](1) KNUCKLE HW FLEX, 6RLS@3500/CASE	(1)
67	FSPAABPH2300AO	[Redacted](1) 2X3 HW FLEX PATCH 6RLS@2300/CASE	(1)
68	FSPAABSP1300AW	[Redacted](1) 1 X 3 PLASTIC, 5RLS@5500/CASE	(1)
69	FSPAABSPT300CA	[Redacted](1) 3/4 X 3 PLASTIC, 5RLS@6500	(1)
70	GOOAABHF13Q604	[Redacted](1) 20CT SUPER STRIP 1x3 @ 2DZ	(1)
71	GOOAABSCT3F604	[Redacted](1) PHARMACY 30 3/4" CL @2DZ	(1)
72	GOOAABSPT3K604	[Redacted](1) 60CT PLASTIC 3/4 x 3 @ 2DZ	(1)
73	GOOAABSS13H604	[Redacted](1) SHEER 1x3 40 CT @ 2DZ	(1)
74	HDIAABSS13T0BC	[Redacted](1) 2880 1X3 SH 16	(1)
75	HDIAABSST3G0BY	[Redacted](1) 3600 3/4 SH 20'S	(1)
76	NUTAABFT2UD036	[Redacted](1) FLEX 2IN FINGERTIP 100	(1)
77	NUTAABNF3XD036	[Redacted](1) FLEX KNUCKLE 100CT 3DZ	(1)
78	NUTAABOSKXD036	[Redacted](1) 100CT SHEER SPOTS @ 3DZ	(1)
79	NUTAABSF13D036	[Redacted](1) 1X3 FLEX 100CT 3DZ	(1)
80	NUTAABSFT3D036	[Redacted](1) 3/4X3 FLEX 100CT 3DZ	(1)
81	NUTAABSS1300BW	[Redacted](1) 1X3 SHEER BULK 1500/CS	(1)
82	NUTAABSS13D036	[Redacted](1) 1X3 SHEER 100CT 3DZ	(1)
83	NUTAABSST3D036	[Redacted](1) 3/4X3 SHEER 100CT 3DZ	(1)
84	FABAABSCT3CA24	FAB 10CT 3/4 CLEAR 288/CS	(1)
85	AFAAABSST3G010	[Redacted](1) 1500 3/4 SHEER	(1)
86	AFAAABNF3X00BS	[Redacted](1) 1800 KB FLXFAB	(1)
87	AFAAABSF13P010	[Redacted](1) 1300 1X3 FLEXFAB	(1)
88	AFAAABSF2300BW	[Redacted](1) 1500 2X3 FLEX PATCH	(1)
89	AFAAABSFT3P010	[Redacted](1) 1300 3/4 FLEXFAB	(1)
90	AFAAABSS13G010	[Redacted](1) 1500 1X3 SHEER	(1)
91	ELNAABHF13Q604	[Redacted](1) (HW) HEAVY DUTY 1X3 20 CT.	(1)
92	ELNAABHF24C604	[Redacted](1) (HW) HEAVY DUTY XL,10CT.	(1)
93	ELNAABOSKXD604	[Redacted](1) 100CT 7/8" SPOT SH @2DZ	(1)
94	ELNAABSA24C604	[Redacted](1) FLEXIBLE FOAM XL,10CT.	(1)
95	ELNAABSCT3F604	[Redacted](1) CLEAR 3/4X3 ,30CT.	(1)
96	ELNAABSF24C604	[Redacted](1) FLEXIBLE FABRIC XL,10CT.	(1)
97	ELNAABSFT3F604	[Redacted](1) 30CT 3/4X3 FLEX @ 2DZ	(1)
98	ELNAABSPT3K604	[Redacted](1) 60CT 3/4X3" PLASTIC @2DZ	(1)
99	ELNAABSST3H604	[Redacted](1) 3/4 X 3 SHEER 40 CT.	(1)
100	ELNAABSS24C604	[Redacted](1) 10CT 2X4 EX. LARGE SHEER @ 2DZ	(1)
101	AWCAABSP2400BK	FAB PLASTIC XL 2x4 1000 BULK	(1)
102	DCSAABSP2400BK	AWC XLG 2X4 PLASTIC BULK @1000/CS	(1)
103	FABAABSCT3CA24	FAB 10CT 3/4 CLEAR 288/CS	(1)
104	SAWAABNF3X00BS	[Redacted](1) 1800 KB FLXFAB	(1)
105	SAWAABSFT3P010	[Redacted](1) 1300 3/4 FLXFAB	(1)
106	AWCAABSF2300BW	AWC 1500 2X3 FLXFAB (1652000)	(1)
107	SAWAABSP2400BK	[Redacted](1) 2X4 XLG PLASTIC STRIPS 1000/CS	(1)
108	AWCAABSSVJD0AF	AWC 30000 JR SH PERF 5's (1342000)	(1)
109	SAWAABSPVJ15BT	SAWYER 30000 JR PL (PERF 5'S)	(1)
110	FABASSSFT300BN	FLEX STAT 1300 3/4	(1)
111	BLUAABNO3X00BS	BLUE 1800 KB FLEX WITH METAL (1637025)	(1)
112	AWCAABSP23D020	AWC 2000 2X3 PATCH PL BULK (1650000)	(1)
113	PUBAABHF13Q604	[Redacted](1) 20CT SUPER STRIP 1x3 @2DZ	(1)
114	PUBAABSS13H604	[Redacted](1) 40CT SHEER 1X3 @ 2DZ	(1)
115	PUBAABSCT3F604	[Redacted](1) 30CT CLEAR 3/4X3 @ 2DZ	(1)
116	PUBAABSFT3F604	[Redacted](1) 30CT FLEX 3/4X3 @ 2DZ	(1)
117	PUBAABSPT3K604	[Redacted](1) 60CT PLASTIC 3/4x3 @ 2DZ	(1)
118	PUBAAS1FH8F604	[Redacted](1) 30CT FLEX ASST @ 2DZ	(1)
119	PUBAAS1SH9K604	[Redacted](1) 60CT SHEER ASST @ 2DZ	(1)
120	PUBAABPS34C604	[Redacted](1) 10CT SHEER 3x4 PATCH @2DZ	(1)
121	PUBAABSS24C604	[Redacted](1) 10CT SHEER XLG 2x4 @ 2DZ	(1)
122	HSTAABSPT3KA06	[Redacted](1) TEETER 60 3/4 PL @ 6/12's	(1)
123	HSTAAS1FB7FA06	[Redacted](1) TEETER 30 ASST FLEX @6DZ	(1)
124	CFGAABFT2U00AP	[Redacted](1) GEAR 2FT FLEX BULK 12,000/CS	(1)
125	CFGAABNF3J00BP	[Redacted](1) GEAR KNUCKLE FLEX BULK 9000/CS	(1)
126	CFGAABPP2300BT	[Redacted](1) GEAR 2X3 PL. PATCH BULK 6000/CS	(1)
127	CFGAABSF1300AP	[Redacted](1) GEAR 1X3 FLEX PERF 4's 12,000/CS	(1)
128	CFGAABSST300AV	[Redacted](1) GEAR 3/4X3 SH. PERF 4's 20000/CS	(1)
129	DRRAABFD2X00AC	[Redacted](1) 5000 2FT HW FLXFAB ZIGZAG	(1)
130	DRRAABND3X00AK	[Redacted](1) 3500 KB HW FLXFAB ZIGZAG	(1)
131	DRRAABHF2300BL	[Redacted](1) 3000 2X3 PATCH HW FF ZIGZAG	(1)
132	AWCAABFB3X00AN	AWC 3FT BLUE FLEX NON-METAL BULK 1400/CS	(1)
133	AWCAABSF3300AM	AWC 1200 4-WING FLXFAB (1657000)	(1)
134	AWCAABFF3X00AN	AWC 1400 3FT FLXFAB (1647000)	(1)
135	AWCAABFD3U00AO	AWC 3IN FT. HW FLEX, 9RLS@1600	(1)
136	FAOAABHFKJ00CT	FAO HW FLEX 7/8 X 1-1/2 SINGLES @7500CS	(1)
137	RITAABHF13B604	[Redacted](1) 20 Ct + 4 Free Super Strip	(1)
138	DRRAABFD3X00BL	[Redacted](1) 3000 3FT HW FLXFAB ZIGZAG	(1)
139	FABAABSFTZ0GBW	FAB 1500CT WRAP-AROUND 3/4X4-11/16 TRAYD	(1)
140	FABAABPPJJ00AS	FAB 1-1/2X1-1/2 PLASTIC PATCH 10000/CS	(1)
141	SHRAABSP13H612	[Redacted](1) 40CT PLASTIC 1X3 @ 6DZ	(1)
142	SHRAABSA24C604	[Redacted](1) 10CT XLG 2X4 FOAM @ 2DZ	(1)
143	SHRAABSAT3F604	[Redacted](1) 30CT FOAM 3/4X3 @ 2DZ	(1)
144	SHRAABSCT3F612	[Redacted](1) 30CT 3/4X3 CLEAR @ 6DZ	(1)
145	SHRAABSPH9K612	[Redacted](1) 60CT ASST PLASTIC @6DZ	(1)
146	SHRAABSPT3K612	[Redacted](1) 60CT PLASTIC 3/4X3 @ 6 DZ	(1)
147	SHRAABSS13HA06	[Redacted](1) 40CT 1X3 SHEER @6DZ	(1)
148	SHRAABSS24C606	[Redacted](1) 10CT 2X4 EX. LARGE SHEER @ 3 DZ	(1)
149	SHRAAS1AH7L604	[Redacted](1) 45CT ASST FOAM @ 2DZ	(1)
150	SHRAAS1FA4Q612	[Redacted](1) 20CT FLEX ASST KB/FT @ 6DZ	(1)
151	SHRAAS1FA7FA06	[Redacted](1) 30CT TRICOT ASST @ 6DZ	(1)
152	SHRAAS1FH8F612	[Redacted](1) 30CT ASST FLEX @6DZ	(1)
153	SHRAAS1SH9K612	[Redacted](1) 60CT ASST SHEER @6DZ	(1)
154	RITAABHF13Q604	[Redacted](1) 20CT SUPER STRIP 1x3 @ 2DZ	(1)
155	PUBAABTS1AQ604	[Redacted](1) WATERPROOF 1X3.25 @ 2DZ.	(1)
156	PUBAABKSTA3604	[Redacted](1) 20 CT. 3/4 CIRCUS KIDS @ 2 DZ.	(1)
157	PUBAAS1NQ3Q604	[Redacted](1) 20 CT 3/4 NEON KIDS @ 2 DZ.	(1)
158	AWCAABFV3UR012	AWC 50 LG FT SOFT FLEXIBLE FABRIC @1DZ	(1)
159	AWCAABFV2UD012	AWC 100 2" FT SOFT FLEXIBLE FABRIC @1DZ	(1)
160	AWCAABHFKJ00CT	AWC HVYWT FL 7/8 X 1- 1/2 ZIGZAG@7500	(1)
161	AWCAABKST3G010	1500 3/4 CIRCUS CHARACTERS STRIPS	(1)
162	AWCAABNVJED012	AWC 100 KNUCKLE SOFT FLEXIBL.FABRIC @1DZ	(1)
163	AWCAABPV23R012	AWC 50 2X3 PATCH SOFT FLEX. FABRIC @1DZ	(1)
164	AWCAABSV3ER012	AWC 50 4-WING SOFT FLEXIBLE FABRIC @1DZ	(1)
165	LNYAAS1HL8D012	100CT 3/4 ASST STATBUGS&DAFFY @1DZ	(1)
166	PEAASSPYT3D012	100 3/4 SNOOPY STAT @1DZ	(1)
167	XPEAABSFTZE024	XPECT WRAP-AROUND 25CT 3/4X4-11/16 @ 2DZ	(1)
168	SCNAABSF13D036	[Redacted](1) FLEX 1 x 3 100 CT @ 3DZ	(1)
169	LNYAAS1HL9D012	100CT 3/4 ASST STAT BUGS&TAZ @1DZ	(1)
170	FAOAABSPT300CD	FAO 3/4 X 3 PLASTIC 6RLS@6500	(1)
171	SCNAABSS13D036	[Redacted](1) SHEER 1 x 3 100 CT @ 3DZ	(1)
172	AWCASSSF13D012	Stat Strip 100's 1" Flex	(1)
173	AWCASSKST3D012	100 3/4 CIRCUS STAT 12/CS	(1)
174	LNYAAS1HM1D012	100CT 3/4 ASST STAT WILE E COYOTE&RR@1DZ	(1)
175	PEAASSPQT3D012	100CT 3/4 C.BROWN & LUCY STAT	(1)
176	AWCASSAGT3D012	100 3/4 GLITTER STAT 12/CS	(1)
177	FABAABSS24C606	FAB SHEER XL 2x4 10 CT @ 3DZ	(1)
178	FABAABSFTYQ604	FAB WRAP-AROUNDS 20CT 3/4X4-11/16 @ 2DZ	(1)
179	BGNAABPSJJ10AS	[Redacted](1) 1-1/2 PATCH SHEER BULK @10M/CS	(1)
180	AWCAABWM1300CT	AWC 1X3 BLUE METAL DET ZIGZAG 7500/CS	(1)
181	XPEAABSV13F036	[Redacted](1) 30CT 1X3 COMFORT STRIP @ 3DZ	(1)
182	XPEAABNVJ3E036	XPECT 25CT COMFORT KNUCKLE @ 3DZ	(1)
183	XPEAABFV2UE036	[Redacted](1) 25CT 2IN COMFORT FINGERTIP @3DZ	(1)
184	AWCASSSFT3D012	AWC FLEX STAT STRIP 100'S 3/4 (15210)	(1)
185	AWCASSSS13D012	STAT STRIP SHEER 100 CT 1X3 @ 1DZ	(1)
186	AWCASSSST3D012	STAT STRIP SHEER 100 CT 3/4X3 @ 1DZ	(1)
187	DLRAAS1FD12H606	[Redacted](1) 40CT FLEX FABRIC ASST @3DZ	(1)
188	DLRAAS1CD11K606	[Redacted](1) 60CT ASST CLEAR @3DZ	(1)
189	DLRAAS1PD11K606	[Redacted](1) 60CT PLASTIC ASST @3DZ	(1)
190	DLRAABKSBYF606	[Redacted](1) CIRCUS 5/8 x 2-1/4" 30CT @3DZ	(1)
191	QUCAAPSPT3K612	[Redacted](1) 60 3/4 PLASTIC @6DZ	(1)
192	QUCAABSPT3CA12	[Redacted](1) 10 3/4 PL @ 12 DZ (90831)	(1)
193	QUCAABSST3H612	[Redacted](1) 40CT 3/4 SHEER @6DZ	(1)
194	QUCAAS1FA4QA06	[Redacted](1) 20 ASST FT/KB FLEX @6DZ	(1)
195	QUCAABSS24C606	[Redacted](1) SHEER XL 2x4 10 CT @ 3DZ	(1)
196	QUCAAS1FH8FA06	[Redacted](1) 30 ASST FLEX @6DZ	(1)
197	FAOAABSPT3BPXR	FAO 3/4 X 3 PLASTIC PERF 5'S 9000/ CASE	(1)
198	FSPAABFD3U00AO	[Redacted](1) 3IN FT. HW FLEX, 9RLS@1600/CASE	(1)
199	FABAABBI13P010	1300 1X3 BLUE FLEX ISLAND PAD W METAL	(1)
200	AWCAABPV2300BL	FAB SOFT FLEX 2X3 PATCH ZIGZAG 3000/CS	(1)
201	AFAAABFD2X00AC	[Redacted](1) 5000 2FT HW FLXFAB BULK CONT	(1)
202	AFAAABFD3X00BL	[Redacted](1) 3000 3FT HW FLXFAB AF CONT BULK	(1)
203	AFAAABFT2X00BM	[Redacted](1) 2400 2FT FLXFAB	(1)
204	AFAAABHF1300AC	[Redacted](1) 5000 1X3 HV WT FLXFAB CONT BULK	(1)
205	AFAAABHF2300BL	[Redacted](1) 3000 2X3 PATCH HW FF BULK CONT	(1)
206	AFAAABND3X00AK	[Redacted](1) 3500 KB HW FLXFAB SPECIAL PERF	(1)
207	ALGAABAHT3D012	[Redacted](1) HERBIE 3/4 x 3 100 CT @ 1DZ	(1)
208	ALGAABFT2UD012	[Redacted](1) FABRIC FINGERTIP 2" 100CT@1DZ	(1)
209	ALGAABFV2UD012	[Redacted](1) 100CT 2IN FT SOFT FLEX @1DZ	(1)
210	ALGAABFV3UR012	[Redacted](1) 50CT LG FT SOFT FLEX @1DZ	(1)
211	ALGAABKST3D012	[Redacted](1) CIRCUS 3/4 x 3 100 CT @ 1DZ	(1)
212	ALGAABNF3XD012	[Redacted](1) FABRIC KNUCKLE 100 CT @ 1DZ	(1)
213	ALGAABNVJED012	[Redacted](1) 100CT KNUCKLE SOFT FLEX @1DZ	(1)
214	ALGAABOFKXD024	[Redacted](1) FLEX SPOT 100 CT @ 2DZ	(1)
215	ALGAABOLW1D024	[Redacted](1) FLEX OVAL 100 CT @ 2DZ	(1)
216	ALGAABOSKXD024	[Redacted](1) SHEER SPOT 100 CT @ 2DZ	(1)
217	ALGAABOVKXD012	[Redacted](1) 100CT SPOT SOFT FLEX @1DZ	(1)
218	ALGAABPF23D012	[Redacted](1) FABRIC 2 x 3 50 CT @ 1DZ	(1)
219	ALGAABPV23R012	[Redacted](1) 50CT 2X3 PATCH SOFT FLEX @1DZ	(1)
220	ALGAABPVJ2D012	[Redacted](1) 100CT 1-1/2X2 PATCH SOFT FLEX	(1)
221	ALGAABSF13D012	[Redacted](1) FABRIC 1 x 3 100 CT @ 1DZ	(1)
222	ALGAABSFT3D012	[Redacted](1) FABRIC 3/4 x 3 100 CT @ 1DZ	(1)
223	ALGAABSS13D012	[Redacted](1) SHEER 1 x 3 100 CT @ 1DZ	(1)
224	ALGAABSS24R024	[Redacted](1) SHEER XL 2x4 50 CT @ 2DZ	(1)
225	ALGAABSST3D012	[Redacted](1) SHEER 3/4 x 3 100 CT @ 1DZ	(1)
226	ALGAABSV13D012	[Redacted](1) 100CT 1X3 SOFT FLEX @1DZ	(1)
227	ALGAABSV3ER012	[Redacted](1) 50CT 4-WING SOFT FLEX @1DZ	(1)
228	ALGAABSVT3D012	[Redacted](1) 100CT 3/4 SOFT FLEX @1DZ	(1)
229	ALGAABSVWXD012	[Redacted](1) 100CT OVAL SOFT FLEX @1DZ	(1)
230	ALGASSSF13D012	[Redacted](1) 100CT 1IN X 3 STAT FLEX @ 1DZ	(1)
231	ALGASSSFT3D012	[Redacted](1) 100CT 3/4IN X3 STAT FLEX @1DZ	(1)
232	ALGASSSS13D012	[Redacted](1) 100CT 1IN X 3 STAT SHEER @1DZ	(1)
233	ALGASSSST3D012	[Redacted](1) 100CT 3/4IN STAT SHEER @ 1DZ	(1)
234	ARGASBPHJJOCT	[Redacted](1) BULK N/S ZIGZAG 1.5 X 1.5 7500	(1)
235	ARGASBSC13OCT	[Redacted](1) BULK ZIGZAG 1X3 CLEAR 7500	(1)
236	AWCAABBTIHC0AH	AWC 10.8K LG BUTRFLY	(1)
237	AWCAABBTLW00AI	AWC 16K MED BUTRFLY	(1)
238	AWCAABHFKJ00CB	AWC 7/8 X 1.5 HW FLEX 8RLS@4200	(1)
239	AWCAABSP2400CE	AWC 2X4 XLG PLASTIC 4RLS @2400	(1)
240	AWCAAS1NE4D012	AWC 100 3/4 ASST NEON STAT 1DZ	(1)
241	AWCASSAHT3D012	100 3/4 HERBIE STRIPS @12/CS	(1)
242	CNYAABSP24R024	[Redacted](1) SAFETY PLASTIC XL 2x4 50CT @ 2DZ	(1)
243	CNYAABST13D012	[Redacted](1) 100CT 1X3 TRICOT @1DZ	(1)
244	CNYAABSTT3D012	[Redacted](1) 100 3/4 TRICOT @1DZ	(1)
245	ELNAABBTLWC608	[Redacted](1) 10CT MEDIUM BUTTERFLY @4DZ	(1)
246	ELNAABPS34C604	[Redacted](1) 10CT 3X4 SHEER PATCH @2DZ	(1)
247	ELNAABPSU3C604	[Redacted](1) 10CT 2 1/4X3 SHEER PATCH @2DZ	(1)
248	ELNAABSWEYF604	[Redacted](1) 30 CL WATERPROOF 13/16X2-1/4 2D	(1)
249	ELNAAHYSMEYC604	[Redacted](1) 10 MED NATURAL HYDRO CARE @2DZ	(1)
250	ELNAALBAS00C602	[Redacted](1) LIQUID BANDAGE	(1)
251	ELNAAS1AD8L604	[Redacted](1) 45CT ASST FOAM STRIP @ 2DZ	(1)
252	ELNAAS1CHOL604	[Redacted](1) CLEAR ASST 45CT @2DZ	(1)
253	ELNAAS1FA4Q604	[Redacted](1) 20CT FT/KB ASST FLEX @2DZ	(1)
254	ELNAAS1FH8F604	[Redacted](1) 30CT ASST FLEX @2DZ	(1)
255	ELNAAS1SH9K604	[Redacted](1) 60CT ASST SHEER @2DZ	(1)
256	ELNAAS1WG0F604	[Redacted](1) 30ct CL WATERPROOF ASST @2DZ	(1)
257	FABAABBTIHD024	FAB 100 LG BUTTERFLY @2DZ (1990033)	(1)
258	FABAABBTLWCA12	FAB 10 MED BUTTERFLY 12DZ	(1)
259	FABAABBTLWD012	FAB 100 MED BUTTERFLY @1DZ(1975033)	(1)
260	FABAABFT3UR012	FAB 50 CT 3FT FLX@1DZ(1612033)	(1)
261	FABAABPCJJD012	FAB 100CT PATCH CL 1.5X1.5@1DZ	(1)
262	FABAABPF23D012	FAB 100 CT 2X3 FLX PATCH @1DZ (1617033)	(1)
263	FABAABPSJJD012	FAB 100 CT SH PATCH 1.5X1.5@1DZ(1309033)	(1)
264	FABAABSF3ER012	FAB FLEX 4-WING 50CT @1DZ(1622033)	(1)
265	FABAABSPT300CD	FAB 3/4 X 3 PLASTIC 6RLS@6500	(1)
266	FABAAS1CB7F024	FAB 30 ASST CL @ 2 DZ	(1)
267	FABAAS1GM2D012	FAB 100 ASST GLITTER STAT STRIPS & STAR	(1)
268	FABAAS1HLBAD012	BLUE/ PINK CAMO 100CT 3/4 ASST STAT @1DZ	(1)
269	FABAAS1SF8J604	FAB 80 ASST SH 2DZ (4-6'S)	(1)
270	FABAAS1SH9K604	FAB 60CT ASST SHEER @ 2 DZ	(1)
271	FAOAABBTLW0CBP	[Redacted](1) BUTTERFLY MED 8 RLS/CS	(1)
272	FAOAABFD3U00CG	[Redacted](1) 3IN FT. HW FLEX 9RLS@1600	(1)
273	FAOAABFF2U00AV	[Redacted](1) 2" FT BLUE FLX WITH METAL 8RLS@2500	(1)
274	FAOAABFT2U00CU	[Redacted](1) 2IN FT. FLEX FABRIC 9RLS@2 500	(1)
275	FAOAABFT3X00CG	[Redacted](1) 3IN FT. FLEX FABRIC 8RLS@1800	(1)
276	FAOAABHF1300CZ	[Redacted](1) HEAVYWEIGHT FLEX 1X3 6RLS@3500/CS	(1)
277	FAOAABHF2300CX	[Redacted](1) 2 X 3 HW FLEX PATCH 6RLS@2300	(1)
278	FAOAABND3X00CY	[Redacted](1) HEAVYWEIGHT FLEX K-B 6RLS@3500/CS	(1)
279	FAOAABNF3X00CO	[Redacted](1) FLEX FAB KNUCKLEBAND 6 RLS@3300/CS	(1)
280	FAOAABNO3X00CY	[Redacted](1) BLUE METAL KNUCKLE 6RLS@3500/CS	(1)
281	FAOAABNOT300CD	First Aid Only Neon Orange 3/4 6rls@6500	(1)
282	FAOAABOPKX00CW	[Redacted](1) PL 7/8 SPOT 13RLS@8500/CS	(1)
283	FAOAABPPJJ00CV	[Redacted](1) 1-1/2X1-1/2 PL PATCH 8RLS@5500/CS	(1)
284	FAOAABSF1300AB	[Redacted](1) FLEX FABRIC 1X3 6 RLS@4600/CS	(1)
285	FAOAABSF1300AW	[Redacted](1) FLEX FABRIC 1X3 6 RLS@4600/CS	(1)
286	FAOAABSFT300CD	[Redacted](1) FLEX FABRIC 3/4 X 3 6RLS@6500/CS	(1)
287	FAOAABSP1300AW	[Redacted](1) 1x3 PLASTIC 5 RLS @ 5500	(1)
288	FAOAABSP2400CE	[Redacted](1) 2X4 XLG PLASTIC 4RLS @2400/CS	(1)
289	FAOAABSPLJ00AR	[Redacted](1) PLASTIC JR PERF 5's @30 000/CS	(1)
290	FAOAABWM1300DA	[Redacted](1) BLUE METAL FLEX 1X3 6RLS@4400/CS	(1)
291	GOOAABBTLWCA04	[Redacted](1) 10CT MEDIUM BUTTERFLY 4DZ	(1)
292	GOOAABPS34C604	[Redacted](1) 3X4 ADH PAD 10CT SHEER @2D	(1)
293	GOOAABSS24C606	[Redacted](1) 10CT SHEER XL 2x4 @ 3DZ	(1)
294	GOOAAS1FH8F604	[Redacted](1) PHARMACY 30 ASST FLEX 2DZ	(1)
295	GOOAAS1SH9K604	[Redacted](1) PHARMACY 60 ASST SH 2DZ	(1)
296	HRTAABFD2U00AC	[Redacted](1) 2" FINGERTIP HW FLEX 5000/CS	(1)
297	HRTAABFD3U00BL	[Redacted](1) 3" FINGERTIP HW FLEX 3000/CS	(1)
298	HRTAABFT2U00BM	[Redacted](1) 2" FINGERTIP FLEX 2400/CS	(1)
299	HRTAABFT3U00AN	[Redacted](1) 3" FINGERTIP FLEX 1400/CS	(1)
300	HRTAABHF13P010	[Redacted](1) 1300 1X3 HW FLEX 1300/CS	(1)
301	HRTAABND3J00AK	[Redacted](1) KNUCKLE HW FLEX 3500/CS	(1)
302	HRTAABNF3J00BS	[Redacted](1) KNUCKLE FLEX 1800/CS	(1)
303	HRTAABSF13P010	[Redacted](1) 1X3 FLEX STRIP 1300/CS	(1)
304	HRTAABSF2300BW	[Redacted](1) 2X3 PATCH FLEX 1500/CS	(1)
305	HRTAABSFT30P10	[Redacted](1) 3/4X3 FLEX 1300/CS 130/TRAY	(1)
306	HRTAABSS13G010	[Redacted](1) 1X3 SHEER STRIP 1500/CS	(1)
307	HRTAABSST3G010	[Redacted](1) 3/4 SHEER STRIP 1500/CS	(1)
308	HSTAAS1SE5KA06	[Redacted](1) TEETER 60 ASST SHEER @6DZ	(1)
309	HYVAABSAT3F624	[Redacted](1) 30 3/4 ACTION FOAM @12DZ	(1)
310	HYVAABSCT3F624	[Redacted](1) 30 3/4 CLEAR	(1)
311	HYVAABSPT3K624	[Redacted](1) 60 3/4 Plastic Strips	(1)
312	HYVAABSS13H624	[Redacted](1) 40 1X3 SHEER @12DZ	(1)
313	HYVAABSS24C606	[Redacted](1) 10CT 2X4 XLG SHEER @ 3DZ	(1)
314	HYVAAS1AC5H624	[Redacted](1) 40 ASST ACTION FOAM @12DZ	(1)
315	HYVAAS1FA7F612	[Redacted](1) 30 ASST FLEX12DZ/CS	(1)
316	HYVAAS1SE5K624	[Redacted](1) 60 Asst Sheer @12Dz	(1)
317	LNYAABLC23D012	LOONEY CHARACTERS 50CT 2X3 PATCH @ 1DZ	(1)
318	LNYAABTWKXD024	TWEETY 100 CT SPOT @ 2DZ	(1)
319	LNYAAS1HL0D012	BUGS&CHARACTERS 100CT 3/4 ASST STAT @1DZ	(1)
320	LNYAAS1HLAD012	TWEETY BOY&GIRL 100CT 3/4 ASST STAT @1DZ	(1)
321	MKBAABSF24C604	[Redacted](1) FLEX XL 2x4 10 CT @ 2DZ	(1)
322	MKBAABSPT3K604	[Redacted](1) 60CT 3/4x3 PLASTIC @ 2 DZ	(1)
323	MKBAABSS13H604	[Redacted](1) 40CT 1X3 SHEER 2 DZ	(1)
324	MKBAABSST3K604	[Redacted](1) 60CT 3/4X3 SHEER 2 DZ	(1)
325	MKBAAS1AC5H604	[Redacted](1) 40CT ASST FOAM @ 2 DZ	(1)
326	MKBAAS1FH8F604	[Redacted](1) 30CT ASST FLEX 2 DZ	(1)
327	MKBAAS1PH9K604	[Redacted](1) 60 ASST PLASTIC 2DZ	(1)
328	MUEAABSP13D012	MULLR 100 1X3 PL @1DZ	(1)
329	PEAAABPYKXD024	SNOOPY/JOE COOL SPOT 100CT 2DZ	(1)
330	PEAASS1HM7D012	100CT 3/4" STAT SNOOPY FRIENDS & PALS	(1)
331	PRVAABBTLWCA04	[Redacted](1) BUTTERFLY MED 10CT @ 4DZ	(1)
332	PRVAABOCKXDA06	[Redacted](1) CLEAR SPOT 100CT @ 6DZ	(1)
333	PRVAABPP34C604	[Redacted](1) PLASTIC PATCH 3x4 10CT@2DZ	(1)
334	PRVAABPS34C604	[Redacted](1) SHEER PATCH 3x4 10CT @2DZ	(1)
335	PRVAABSA24C606	[Redacted](1) 10CT XLG 2 x 4 FOAM @ 3DZ	(1)
336	PRVAABSAT3FA06	[Redacted](1) FOAM 3/4x3 30CT @ 6DZ	(1)
337	PRVAABSCT3CA04	[Redacted](1) CLEAR 3/4x3 10CT @ 4DZ	(1)
338	PRVAABSCT3FA06	[Redacted](1) CLEAR 3/4x3 30CT @ 6DZ	(1)
339	PRVAABSF24C606	[Redacted](1) 10CT XL 2x4 FLEX @ 3DZ	(1)
340	PRVAABSFT3FA06	[Redacted](1) FLEX 3/4x3 30CT @ 6DZ	(1)
341	PRVAABSP13HA06	[Redacted](1) PLASTIC 1x3 40CT @ 6DZ	(1)
342	PRVAABSP24C606	[Redacted](1) PLASTIC XL 10CT @ 3DZ	(1)
343	PRVAABSPT3KA06	[Redacted](1) PLASTIC 3/4x3 60 CT @ 6DZ	(1)
344	PRVAABSS13HA06	[Redacted](1) SHEER 1x3 40CT @ 6DZ	(1)
345	PRVAABSS24C606	[Redacted](1) SHEER XL 10CT @ 3DZ	(1)
346	PRVAABSST3KA06	[Redacted](1) SHEER 3/4x3 60CT @ 6DZ	(1)
347	PRVAABSWT3FA06	[Redacted](1) WATER SEAL 3/4x3 30CT @6DZ	(1)
348	PRVAAS1AC5HA06	[Redacted](1) FOAM ASST 45CT @ 6DZ	(1)
349	PRVAAS1CH7LA06	[Redacted](1) CLEAR ASST 45CT @ 6DZ	(1)
350	PRVAAS1FA4QA06	[Redacted](1) FLEX ASST KB/FT 20CT @ 6DZ	(1)
351	PRVAAS1FH8FA06	[Redacted](1) FLEX ASST 30CT @ 6DZ	(1)
352	PRVAAS1PH9KA06	[Redacted](1) PLASTIC ASST 60CT @ 6DZ	(1)
353	PRVAAS1SH9KA06	[Redacted](1) SHEER ASST 60CT @ 6DZ	(1)
354	PRVAAS1WN5FA06	[Redacted](1) WATER SEAL ASST 30CT @ 6DZ	(1)
355	QUCAABHF13Q604	[Redacted](1) 20CT SUPER STRIP 1x3 @2DZ	(1)
356	QUCAABPS34C606	[Redacted](1) 10CT 3X4 PATCH SHEER @3DZ	(1)
357	QUCAABSCT3FA06	[Redacted](1) 30 3/4 CL @ 6DZ (90827)	(1)
358	QUCAABSPT3K612PA	[Redacted](1) 60+12 3/4 PLASTIC @ 6DZ	(1)
359	QUCAAS1SH9K612	[Redacted](1) 60 ASST SHEER @6DZ	(1)
360	RITAABBTLWCA12A	[Redacted](1) 10 MED BTRFLY 12DZ (WEST COAST)	(1)
361	RITAABPSU3C024	[Redacted](1) 10CT 2 1/4X3 SHEER PATCH @2DZ	(1)
362	RITAABSS34C024A	[Redacted](1) 10CT 3X4 SHEER PATCH @2DZ	(1)
363	RITAAS1CH7LA06	[Redacted](1) CLEAR ASST 45 CT @ 6DZ	(1)
364	XPEAABSFTZ0GBW	XPECT 1500CT WRAP-AROUND 3/4X4-11/16 TRA	(1)
(1) Redacted pursuant to request for confidential treatment submitted to the SEC.

Schedule 2.1 (c)
Business Intellectual Property
Trademarks
Name	Registration number	Date registered
Herbie	1,941,293	12/12/1995
Glitter	1,942,948	12/19/1995
White Cross	0817463	10/25/1966
American White Cross	2,284,375	10/12/1999
Cross Design	2,188,862	9/15/1998
American White Cross (words and design)	2,286,916	10/19/1999
Super Flex	2,707,028	4/15/2003
Water Seal	2,708,135	4/15/2003
Stat Strip	3,058,686	2/14/2006
Dura-Band	3,058,465	2/14/2006
American White Cross First Aid	3,099,708	6/6/2006
Herbie, Glitter, White Cross, American White Cross (Design Only), and American White Cross (words and design) (the “Affected Trademarks”) are all subject to an unreleased security interest of Fleet National Bank (“Fleet”) related to a Credit Agreement, by and among Fleet, NutraMax, FAP and the other parties named therein, dated February 2, 2001 (the “Credit Agreement”). In August 2003, the balance due under the Credit Agreement was repaid in full. However, a release of Fleet’s security interest in the Affected Trademarks was never filed with the United States Patent and Trademark Office. Fleet has since been acquired by Bank of America.

Schedule 2.1 (d)
Fixed Assets
[See attached]

First Aid Division
Fixed Assets
Asset Number	Description	Location

	Computer Hardware
FA10225	Shipping Photocopier	(1)
FA10227	PC's for Inventory Analyst & A/P- booked @ Corp	(1)
FA10235	Three Personal Computers	(1)
FA10241	PC - Jr. Buyer	(1)
FA10246	Shipping Dept Printer	(1)
FA10254	Front Office Printer	(1)
FA10255	HP LTO 230 Tape Drive	(1)
FA10256	Houston File Server	(1)

	Leased Equipment
FA10228	Raymond Lease # 78061	(1)
FA10229	Raymond Lease #78062	(1)
FA10230	Raymond Lease #78063	(1)
FA10231	Raymond Lease #78064	(1)

	Computer Software
FA10242	AutoCAD software license	(1)
FA10268	AutoCAD Software	(1)

	Furniture & Fixtures
FA10065	Closed Circuit TV System w/15 Cameras	(1)
FA10066	Desk	(1)
FA10067	Desk	(1)
FA10068	Desk	(1)
FA10069	Desk	(1)
FA10075	526 Sec Adj Pallet Shelving, FG Storage	(1)
FA10087	275 Section Adj Pallet Shelving, Receiving	(1)
FA10109	Vidmar Cabinets	(1)
FA10110	Machine Tool Carts	(1)
FA10193	20 Office Desks	(1)
FA10198	Phone System w/Voice Mail	(1)
FA10199	Time Clock System	(1)
FA10200	30 Office Desks	(1)
FA10201	14 Hand Held Bar Code Scanners	(1)
FA10223	Furniture & Fixtures/unappraised assets	(1)

	Machinery & Equipment
FA10001	Bandage Strip Feeder, Model # SF 101	(1)
FA10002	Bandage Strip Feeder, Model # SF 102	(1)
FA10003	Bandage Strip Feeder, Model # SF 103	(1)
FA10004	Bandage Strip Feeder, Model # SF 104	(1)
FA10005	Bandage Strip Feeder, Model # SF 105	(1)
FA10006	Bandage Strip Feeder, Model # SF 106	(1)
FA10007	Bandage Strip Feeder, Model # SF 207	(1)
FA10008	Bandage Strip Feeder, Model # SF 208	(1)
FA10009	Bandage Strip Feeder, Model # SF 209	(1)
FA10010	Bandage Strip Feeder, Model # SF 210	(1)
FA10011	Bandage Strip Feeder, Model # SF 211	(1)
FA10012	Bandage Strip Feeder, Model # SF 212	(1)
FA10013	Bandage Strip Feeder, Model # SF 213	(1)
FA10014	Bandage Strip Feeder, Model # SF 214	(1)
FA10015	Bandage Strip Feeder, Model # SF 215	(1)
	Bandage Strip Feeder, Model # SF 301	(1)
	Bandage Strip Feeder, Model # SF 302	(1)
	Bandage Strip Feeder, Model # SF 303	(1)
	Bandage Strip Feeder, Model # SF 304	(1)
	Bandage Strip Feeder, Model # SF 306	(1)
	Bandage Strip Feeder, Model # SF 307	(1)
FA10016	Bandage Strip Feeder, Model # SF 316	(1)
FA10017	Bandage Strip Feeder, Model # SF 317	(1)
FA10018	Bandage Strip Feeder, Model # SF 318	(1)
FA10019	Bandage Strip Feeder, Model # SF 319	(1)
FA10020	Bandage Strip Feeder, Model # SF 320	(1)
FA10021	Bandage Strip Feeder, Model # SF 321	(1)
FA10022	Bandage Strip Feeder, Model # SF 322	(1)
FA10023	Bandage Strip Feeder, Model # SF 323	(1)
FA10024	Bandage Strip Feeder, Model # SF 324	(1)
FA10025	Bandage Strip Feeder, Model # SF 325	(1)
FA10026	Bandage Strip Feeder, Model # SF 326	(1)
FA10027	Bandage Strip Feeder, Model # SF 327	(1)
FA10028	Bandage Strip Feeder, Model # SF 328	(1)
FA10029	Bandage Strip Feeder, Model # SF 329	(1)
FA10030	Bandage Strip Feeder, Model # SF 330	(1)
FA10031	Bandage Strip Feeder, Model # SF 331	(1)
FA10032	Bandage Strip Feeder, Model # SF 332	(1)
FA10033	Bandage Strip Feeder, Model # SF 333	(1)
FA10034	Bandage Strip Feeder, Model # SF 334	(1)
FA10035	Bandage Strip Feeder, Model # SF 335	(1)
FA10036	Bandage Strip Feeder, Model # SF 336	(1)
FA10037	Bandage Strip Feeder, Model # SF 337	(1)
FA10038	Bandage Strip Feeder, Model # SF 338	(1)
FA10039	Bandage Strip Feeder, Model # SF 339	(1)
FA10040	Bandage Strip Feeder, Model # SF 340	(1)
FA10041	Bandage Strip Feeder, Model # SF 341	(1)
FA10042	Bandage Strip Feeder, Model # SF 342	(1)
FA10043	Bandage Strip Feeder, Model # SF 343	(1)
	Bandage Strip Feeder, Model # SF 347	(1)
FA10044	Bandage Strip Feeder, Model # SF 025	(1)
FA10045	Bandage Strip Feeder, Model # SF 029	(1)
FA10046	Bandage Strip Feeder, Model # SF 036	(1)
FA10047	Cartoner Erector, Model J2	(1)
FA10048	Digital Electronic Scale, Model # ES 12	(1)
FA10049	Digital Electronic Scale, Model # ES 8	(1)
FA10050	10" Neoprene Belt Conveyor	(1)
FA10051	L-Sealer Shrink Tunnel, Model Shrink 1	(1)
FA10052	Shrink Tunnel, Model Shrink 1	(1)
FA10053	Pressure Sensitive Labeler, Model KL2	(1)
FA10057	Pneumatic Embossing Press	(1)
FA10058	Pneumatic Embossing Press	(1)
FA10059	Pneumatic Embossing Press	(1)
FA10060	Horizontal Band Saw	(1)
FA10062	Auto Strapper	(1)
FA10063	Digital Electronic Platform Scale, Model # 738	(1)
FA10064	Portable Semi-Auto Strapper	(1)
FA10070	Auto Stretch Pallet Wrapper, Model # 55	(1)
FA10071	Auto Stretch Pallet Wrapper, Model # 55	(1)
FA10074	50 HP Rotary Air Compressor, Model # BS50	(1)
FA10078	Battery Charging Group, 10 Chargers	(1)
FA10079	Cub Paper Print Machine, Model # Press 1	(1)
FA10080	Cub Paper Print Machine, Model # Press 2	(1)
FA10081	Perforator, Model PERF 1	(1)
FA10082	Perforator, Model PERF 2	(1)
FA10083	Perforator, Model PERF 4	(1)
FA10084	Perforator, Model PERF 5	(1)
FA10085	Perforator, Model PERF 6	(1)
FA10086	Perforator, Model PERF 7	(1)
FA10088	Auto Stretch Wrapper, Model # 500S	(1)
FA10089	High Pressure Sprayer	(1)
FA10090	L-Sealer Shrink Tunnel, Model # 7020	(1)
FA10091	Tote Carts, Rubbermaid	(1)
FA10092	Vertical Band Saw	(1)
FA10093	H-Frame Press	(1)
FA10094	Toolroom Lathe, Model HVL	(1)
FA10096	Vari-Speed 50" Vertical Mill, Model FTV-2	(1)
FA10097	42" Vertical Mill	(1)
FA10098	6" Belt Grinder	(1)
FA10099	Hydraulic Surface Grinder, Model KGS-250AH	(1)
FA10100	14" x 40" Lathe, Economaster Model	(1)
FA10101	15" x 48" Lathe	(1)
FA10102	Hardness Tester	(1)
FA10103	Bandum 50 PolyBander, Model B1	(1)
FA10104	Bandum 50 PolyBander, Model B2	(1)
FA10105	Bandum 50 PolyBander, Model B3	(1)
FA10106	Bandum 50 PolyBander, Model B4	(1)
FA10107	Micrometer	(1)
FA10108	Vernier	(1)
FA10111	100 HP Rotary Air Compressor, Model 350	(1)
FA10112	100 HP Air Compressor	(1)
FA10113	Air Dryer, Model T94	(1)
FA10114	Water Oil Separator	(1)
FA10115	Water Oil Separator	(1)
FA10116	Poly Containment Shed	(1)
FA10117	Poly Containment Shed	(1)
FA10118	Poly Containment Shed	(1)
FA10119	Strip Winder, Model SW 1	(1)
FA10120	Strip Winder, Model SW 2	(1)
FA10121	Strip Winder, Model SW 3	(1)
FA10122	Strip Winder, Model SW 4	(1)
FA10123	Strip Winder, Model SW 5	(1)
FA10124	Strip Winder, Model SW 6	(1)
FA10125	Strip Winder, Model SW 7	(1)
FA10126	Strip Winder, Model SW 8	(1)
FA10127	Strip Winder, Model SW 9	(1)
FA10128	Strip Winder, Model SW 10	(1)
FA10129	Strip Winder, Model SW 11	(1)
FA10130	Strip Winder, Model SW 12	(1)
FA10131	Strip Winder, Model SW 13	(1)
FA10132	Strip Winder, Model SW 14	(1)
FA10133	Strip Winder, Model SW 15	(1)
FA10134	Strip Winder, Model SW 16	(1)
FA10135	Strip Winder, Model SW 17	(1)
FA10136	Strip Winder, Model SW 18	(1)
FA10137	Strip Winder, Model SW 19	(1)
FA10138	Strip Winder, Model SW 20	(1)
FA10139	Strip Winder, Model SW 21	(1)
FA10140	Strip Winder, Model SW 22	(1)
FA10141	Strip Winder, Model SW 23	(1)
FA10142	Strip Winder, Model SW 24	(1)
FA10143	Italian Stat Machine, Model STAT 1	(1)
FA10144	Italian Stat Antobiotic Machine, Model STAT 2	(1)
FA10145	Italian Stat Machine, Model STAT 3	(1)
FA10146	Italian Stat Machine, Model STAT 4	(1)
FA10147	General Purpose Conveyor	(1)
FA10148	General Purpose Conveyor	(1)
FA10149	General Purpose Conveyor	(1)
FA10150	Rotary Strip-Junior A, Model RSM9SP	(1)
	Rotary Strip-Junior, Model RSM8SP	(1)
FA10151	Rotary Strip-2"x2" Everything, Model RSM7SP	(1)
FA10152	Rotary Strip-Patch, Model RSM6SP	(1)
FA10153	Rotary Strip-Butterfly, Model RSM5SP	(1)
FA10154	Rotary Strip-Spot, Model RSM4SP	(1)
FA10155	Rotary Strip-Extra Large, Model RSM3SP	(1)
FA10156	Rotary Strip-3"x4" Island Pad Patch, Model RSM10SP	(1)
FA10157	Rotary Strip-Fingertip, Model RSM1SP	(1)
FA10158	Rotary Strip-Knuckleband, Model RSM2SP	(1)
FA10159	Non-Adherent Sterile Pad, Model NASPM 1	(1)
FA10160	Non-Adherent Sterile Pad, Model NASPM 2	(1)
FA10161	Non-Adherent Sterile Pad, Model NASPM 3	(1)
FA10166	Jumbo, Model JUMBO 1	(1)
FA10167	Rotary Strip, Model RSM 1	(1)
	Rotary Strip, Model RSM 2	(1)
	Rotary Strip, Model RSM 3	(1)
	Rotary Strip, Model RSM 4	(1)
	Rotary Strip, Model RSM 7	(1)
FA10168	Rotary Strip, Model RSM 8	(1)
FA10169	Rotary Strip, Model RSM 12	(1)
FA10170	Rotary Strip, Model RSM 13	(1)
FA10171	Rotary Strip, Model RSM 14	(1)
	Rotary Strip, Model RSM 15	(1)
FA10172	14" Multi Knife Slitter, Model SMARROW 1	(1)
FA10174	50" Slitter w/Dual Unwind, Model Slitter 6	(1)
FA10175	56" Duplex Slitter/Rewinder, Model LGARROW 1	(1)
FA10181	40" Multi-Knife Tape Slitter, Model GAUZE 1	(1)
FA10182	Encapsulator, Economod	(1)
FA10185	Envelop Sealer, Model ESEAL01	(1)
FA10186	Envelop Sealer, Model ESEAL02	(1)
FA10187	12" Pouch Sealer, Model SEALER01	(1)
FA10188	12" Pouch Sealer, Model SEALER02	(1)
FA10189	12" Pouch Sealer, Model SEALER03	(1)
FA10190	Electric Oven	(1)
FA10191	Tensile Tester, Model 1011	(1)
FA10192	Burst Tester, Model BT-1000	(1)
FA10194	10 Feeders	(1)
FA10195	Shrink Tunnel Overwrapper	(1)
FA10196	Shrink Tunnel Overwrapper	(1)
FA10197	Spare Conveyor	(1)
FA10205	14" Vertical Bandsaw	(1)
FA10206	Horizontal Bandsaw	(1)
FA10207	6" Belt Grinder w/12" Disc	(1)
FA10208	Tig 300 Welder	(1)
FA10210	Valve Resurfacer	(1)
FA10211	Jib w/Dayton 300lb Electric Hoist	(1)
FA10212	Hydraulic Pallet Lift	(1)
FA10213	6 Bug Lights	(1)
FA10215	Strapping Machine, Model RQ-8	(1)
FA10216	Corrugate Bailer, Model 3146OR-16	(1)
FA10217	4 Scales w/Penn 7600SS indicators, Model 7600	(1)
FA10218	Milling Machine	(1)
FA10234	Shell Labelling Machine	(1)
FA10236	Extreme Length Tooling	(1)
FA10239	Jones Cartoner Conversion	(1)
FA10240	Forklift Battery Replacements (2)	(1)
FA10243	Whacheon Lathe	(1)
FA10244	Machine Guards Modification	(1)
FA10245	Forklift Replacement (4) Batteries	(1)
FA10247	Forklift Battery replacement	(1)
FA10248	Forklift Battery replacement	(1)
FA10249	RSM PLC controls upgrade	(1)
FA10250	RSM PLC controls upgrade	(1)
FA10251	RSM PLC controls upgrade	(1)
FA10252	RSM PLC controls upgrade	(1)
FA10253	RSM PLC controls upgrade	(1)
PC10462	Hot Roll Stamper w/Index Table, Model K16D	(1)
PC10463	6-Station Blister Packer, Model 6S-CBE	(1)
PC10464	6-Station Blister Packer, Model 6S-CBE	(1)
PC10465	Rotary Hot Stamp System w/22' Turntable, Model 530-20-600	(1)
OC10020	Excel Auto Bagger, Model HS-100	(1)
OC10021	Excel Auto Bagger, Model HS-100	(1)
OC10022	Excel Auto Bagger, Model HS-100	(1)
FA10257	Strip Room Humidification 04-FA-01	(1)
FA10258	RSM Seal Roller Bridges TTL 02-FA-04	(1)
FA10269	25 Ton Air Conditioner	(1)

	Molds & Dies
FA10202	500 Special Die Cutting Dies	(1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 2.1 (e)
Agreements
[REDACTED](1) License Agreement #[REDACTED](1) by and between NutraMax and [REDACTED](1) executed April 9, 2007 covering the period from January 1, 2007 through December 31, 2008.
[REDACTED](1) License Agreement #[REDACTED](1) by and between NutraMax and [REDACTED](1) executed February 25, 2005 covering the period from January 1, 2005 through December 31, 2007.
Supply Agreement, dated as of July 15, 2005, by and between NutraMax and [REDACTED](1), as amended October 31, 2007.
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 2.1 (f)
Purchased Accounts Receivable
Total: $2,163,443.79
[REDACTED](1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 2.3 (a)
Assumed Accounts Payable
Total: $967,947.92
[REDACTED](1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 3.2 (c)
Purchased Inventory Standard Costs
[See attached]

Schedule 3.2(c)
Purchased Inventory Standard Costs*
Product	Item	Description	(1)
FS-OP	ACMAOPSD4B0010	1 STOCKINET, 2PLY ST PREROLLED	(1)
FS-OP	ACMAOPSD4C0010	STOCKINET, 2PLY ST PREROLLED-4	(1)
FS-OP	ACMAOPSD4D0010	STOCKINET, 2PLY ST PREROLLED-4	(1)
FS-OP	ACMAOPSD6B0010	STOCKINET, 2PLY ST PREROLLED-6	(1)
FS-OP	ACMAOPSD6C0010	STOCKINET, 2PLY ST PREROLLED-6	(1)
FS-OP	ACMAOPSI0C0010	STOCKINET, STERILE IMPERVIOUS-	(1)
FS-OPNS	ACMAOPSN4A0001	STOCKINETTE, NON-STERILE BULK	(1)
FS-OPNS	ACMAOPSN6A0001	STOCKINET, NON-STERILE BULK -	(1)
FS-OP	ACMAOPSO6E0010	STOCKINET, 2PLY ST PREROLLED-6	(1)
FS-OP	ACMAOPSS4B0010	STOCKINET, 1 PLY ST PREROLLED-	(1)
FS-OSNS	ACMAOSCBCXQ0CJ	Sponge Non Sterile Cherry1/2 5	(1)
FS-OS	ACMAOSCC5X50BI	SPONGE, STERILE CHERRY-1/2 C5	(1)
FS-OSNS	ACMAOSCCNX50BI	SPONGE, NS CHERRY C-5 HOLDER	(1)
FS-OS	ACMAOSCS5X50BI	SPONGE, STERILE CHERRY-1/2 5/P	(1)
FS-OS	ACMAOSDELX50BI	SPONGE,ST STRUNG TONSIL-1 1/4	(1)
FS-OS	ACMAOSDLLX50BI	SPONGE, 1" STRUNG TONSIL-ST-5/	(1)
FS-OS	ACMAOSDMDX50BI	TONSIL SPONGE,MED7/8" ST STRG-	(1)
FS-OSNS	ACMAOSHLGX00CJ	SPONGE, NS LARGE 1IN ROUNDSTIC	(1)
FS-OSNS	ACMAOSHSPX00CJ	SPONGE, NS SUPER STICK 1-1/2"	(1)
FS-OS	ACMAOSHSUXC050	SPONGE,ST SUPER 1-1/2IN STICK	(1)
FS-OS	ACMAOSKC5X50BI	SPONGE,ST KITTNER DISSECTOR-C-	(1)
FS-OSNS	ACMAOSKCSX50BI	SPONGE, NS KITTNER DISSECTOR-C	(1)
FS-OSNS	ACMAOSPBCXQ005	SPONGE, NONSTERILE PEANUT-3/8	(1)
FS-OS	ACMAOSPC5X00CJ	SPONGE ST PEANUT 3/8 IN C5 HOL	(1)
FS-OSNS	ACMAOSPC5X50BI	SPONGE, NS PEANUT C-5 HOLDER (	(1)
FS-OS	ACMAOSPP0XC050	SPONGE, 3/8IN STERILE PEANUT-1	(1)
FS-OSNS	ACMAOSRCNX50BI	SPONGE, NS ROUND C-5 HOLDER (1	(1)
FS-OS	ACMAOSRS5X50BI	SPONGE, ST RND DISSCTR-3/8X1/4	(1)
FS-OSNS	ACMAOSSELX00CJ	TONSIL SPONGE, SNGL STRG NS 1-	(1)
FS-OSNS	ACMAOSSLLX00CJ	TONSIL SPONGE, SNGL STRG NS 1"	(1)
FS-AB	AFAAABFD2X00AC	[Redacted](1) 5000 2FT HEAVYWEIGHT F	(1)
FS-AB	AFAAABFD3X00BL	[Redacted](1) 3000 3FT HW FLEX ZIGZA	(1)
FS-AB	AFAAABHF2300BL	[Redacted](1) 3000 2X3 PATCH HW FLEX	(1)
FS-AB	AFAAABND3X00AK	[Redacted](1) 3500 KB HEAVYWEIGHT FL	(1)
FS-AB	AFAAABNF3X00BS	[Redacted](1) 1800 KB FLXFAB	(1)
FS-AB	AFAAABSF13P010	[Redacted](1) 1300 1X3 FLEXFAB	(1)
FS-AB	AFAAABSF2300BW	[Redacted](1) 1500 2X3 FLEX PATCH	(1)
FS-AB	AFAAABSFT3P010	[Redacted](1) 1300 3/4 FLEXFAB	(1)
FS-AB	AFAAABSS13G010	[Redacted](1) 1500 1X3 SHEER	(1)
WP-ABJr	AFCABBFFS2WBXR	1EA 2FT FLXFAB ROLL AFASC	(1)
FS-ABJr	ALGAABFT2UD012	[Redacted](1) FABRIC FINGERTIP 2"	(1)
FS-ABJr	ALGAABFV2UD012	[Redacted](1) 100CT 2IN FT SOFT F	(1)
FS-ABReg	ALGAABFV3UR012	[Redacted](1) 50CT 3IN FT SOFT F	(1)
FS-AB3/4	ALGAABKST3D012	[Redacted](1) CIRCUS 3/4 x 3 100	(1)
FS-ABJr	ALGAABNF3XD012	[Redacted](1) FABRIC KNUCKLE 100	(1)
FS-ABJr	ALGAABNVJED012	[Redacted](1) 100CT KNUCKLE SOFT	(1)
FS-ABJr	ALGAABOVKXD012	[Redacted](1) 100CT SPOT SOFT FLE	(1)
FS-AB2x3	ALGAABPF23D012	[Redacted](1) FABRIC 2 x 3 50 CT	(1)
FS-AB2x3	ALGAABPV23R012	[Redacted](1) 50CT 2X3 PATCH SOFT	(1)
FS-AB1x3	ALGAABSS13D012	[Redacted](1) SHEER 1 x 3 100 CT	(1)
FS-ABXLG	ALGAABSS24R024	[Redacted](1) SHEER XL 2x4 50 CT	(1)
FS-AB3/4	ALGAABSST3D012	[Redacted](1) SHEER 3/4 x 3 100 C	(1)
FS-AB1x3	ALGAABSV13D012	[Redacted](1) 100CT 1X3 SOFT FLEX	(1)
FS-ABReg	ALGAABSV3ER012	[Redacted](1) 50CT 4-WING SOFT FL	(1)
RM-Label	ALGALOABAHT3D	LABEL, 100CT HERBIE 3/4 X 3 A	(1)
RM-Label	ALGALOABFT2UD	LABEL, 100 CT. 2" FLEX FT ALL	(1)
RM-Label	ALGALOABFV2UD	LABEL,100CT SOFT FABRIC 2" FT	(1)
RM-Label	ALGALOABFV3UR	LABEL, 50CT SOFT FABRIC 3" FT	(1)
RM-Label	ALGALOABKST3D	LABEL, 100CT CIRCUS 3/4 X 3	(1)
RM-Label	ALGALOABNF3XD	LABEL,100CT FLEX KNUCKLEBAND	(1)
RM-Label	ALGALOABNVJED	LABEL,100 CT. SOFT FABRIC KB A	(1)
RM-Label	ALGALOABOFKXD	LABEL, 100 CT. FLEX SPOT ALLE	(1)
RM-Label	ALGALOABOVKXD	LABEL,100CT 7/8" ROUND SOFT FA	(1)
RM-Label	ALGALOABPF23D	LABEL, 50 CT. 2 X 3 FLEX ALLE	(1)
RM-Label	ALGALOABPVJ2D	LABEL,100CT 1 1/2X2 SOFT FABRI	(1)
RM-Label	ALGALOABSF13D	LABEL, 100 CT. 1 X 3 FLEX ALL	(1)
RM-Label	ALGALOABSFT3D	LABEL, 100CT. 3/4 X 3 FLEX AL	(1)
RM-Label	ALGALOABSS13D	LABEL, 100 CT. 1X3 SHEER ALLE	(1)
RM-Label	ALGALOABSS24R	LABEL,50CT 2X4 EX. LG. SHEER	(1)
RM-Label	ALGALOABSST3D	LABEL, 100 CT. 3/4X3 SHEER AL	(1)
RM-Label	ALGALOABSV13D	LABEL, 100CT. 1X3 SOFT FABRIC	(1)
RM-Label	ALGALOABSVT3D	LABEL,100CT 3/4X3 SOFT FABRIC	(1)
RM-Label	ALGALOABSVWXD	LABEL,100CT 1 1/4X1 OVAL SOFT	(1)
RM-Label	ALGALOSSSF13D	LABEL, 100 CT. 1X3 FLEX STAT A	(1)
XR-0002	ALGARTABAHT3D	BOX, 100 CT. HERBIE 3/4 X 3 A	(1)
XR-0002	ALGARTABAHT3D	BOX, 100 CT. HERBIE 3/4 X 3 [Redacted](1)	(1)
XR-0149	ALGARTABFT2UD	BOX, 100CT 2" FLEX FINGERTIP	(1)
XR-0149	ALGARTABFV2UD	BOX, 100CT. SOFT FABRIC 2" FT	(1)
XR-0149	ALGARTABFV3UR	BOX, 50 CT. SOFT FABRIC 3" FT	(1)
XR-0002	ALGARTABKST3D	BOX, 100 CT. CIRCUS 3/4 X 3 A	(1)
XR-0149	ALGARTABNF3XD	BOX, 100CT. FLEX KNUCKLEBAND	(1)
XR-0149	ALGARTABNVJED	BOX, 100 CT. SOFT FABRIC KB A	(1)
XR-0001	ALGARTABOFKXD	BOX, 100 CT. FLEX SPOT ALLEGI	(1)
XR-0001	ALGARTABOLW1D	BOX, 100 CT. FLEX OVAL ALLEGI	(1)
XR-0001	ALGARTABOSKXD	BOX, 100 CT. SHEER SPOT ALLEG	(1)
XR-0001	ALGARTABOVKXD	BOX,100CT 7/8" ROUND SOFT FAB	(1)
XR-0149	ALGARTABPF23D	BOX, 50 CT. 2X3 FLEX ALLEGIAN	(1)
XR-0149	ALGARTABPV23R	BOX, 50 CT. 2X3 SOFT FABRIC A	(1)
XR-0149	ALGARTABPVJ2D	BOX,100CT 1 1/2X2 SOFT FABRIC	(1)
XR-0002	ALGARTABSF13D	BOX, 100 CT. 1X3 FLEX ALLEGI	(1)
XR-0002	ALGARTABSFT3D	BOX, 100 CT. 3/4X3 FLEX ALLEG	(1)
XR-0002	ALGARTABSS13D	BOX, 100 CT. 1X3 SHEER ALLEGI	(1)
XR-0060	ALGARTABSS24R	BOX, 50 CT. 2X4 XL SHEER ALL	(1)
XR-0002	ALGARTABSST3D	BOX, 100 CT. 3/4X3 SHEER ALLE	(1)
XR-0002	ALGARTABSV13D	BOX, 100 CT. 1X3 SOFT FABRIC	(1)
XR-0002	ALGARTABSVT3D	BOX, 100CT. 3/4X3 SOFT FABRIC	(1)
XR-0001	ALGARTABSVWXD	BOX,100CT 1 1/4X1 OVAL SOFT FA	(1)
XR-0002	ALGARTSSSF13D	BOX, 100 CT. 1X3 FLEX STAT ALL	(1)
XR-0002	ALGARTSSSFT3D	BOX, 100 CT. 3/4X3 FLEX STAT	(1)
XR-0002	ALGARTSSSS13D	BOX, 100 CT. 1X3 SHEER STAT AL	(1)
XR-0002	ALGARTSSSST3D	BOX, 100CT. 3/4X3 SHEER STAT	(1)
FS-ABStat	ALGASSSF13D012	ALLEGIANCE 100CT 1IN FLEX STAT	(1)
FS-ABStat	ALGASSSST3D012	ALLEGIANCE 100CT 3/4IN STAT SH	(1)
XX-RM	ARGAFBV10XS1SX	SILVERLON LAMINATE,1"ARGENTUM(	(1)
RM-Lamn	ARGAFBVC0XS1SX	SILVERLON LAMINATE 3/4 ARGENTU	(1)
FS-ABBFly	AWCAABBTIHC0AH	AWC 10.8K LG BUTRFLY (1980000)	(1)
FS-ABBFly	AWCAABBTLW00AI	AWC 16K MED BUTRFLY (1955000)	(1)
FS-AB	AWCAABFB3X00AN	AWC 3FT BLUE FLEX NON-METAL BU	(1)
FS-AB	AWCAABFF2X00BM	BLUE 2400 2FT FLXFAB W/METAL (	(1)
FS-AB	AWCAABFF3X00AN	AWC 1400 3FT FLXFAB (1647000)	(1)
FS-AB	AWCAABFN2X00BM	AWC 2IN BLUE FLEX NON-METAL FT	(1)
FS-AB	AWCAABFT2X00BM	AWC 2400 2FT FLXFAB (1642000)	(1)
FS-AB	AWCAABFV3UR012	AWC 50 LG FT SOFT FLEXIBLE FAB	(1)
FS-AB	AWCAABHFK300AZ	AWC 7/8 X 3 HW FLEX SQ EDGE,	(1)
FS-AB	AWCAABHFKJ00CT	AWC HVYWT FL 7/8 X 1- 1/2 ZIGZ	(1)
FS-AB	AWCAABKST3G010	1500 3/4 CIRCUS CHARACTERS STR	(1)
FS-ABNAPAD	AWCAABNA2300BY	AWC 2X3 NA PAD 3600 (7590000)	(1)
WP-ABNAPAD	AWCAABNB23000	1 EA AWC 2X3 NAPAD W/ADHESIVE	(1)
FS-ABNAPAD	AWCAABNB2300BS	AWC 2X3 NAPWA 1800 (7690000)	(1)
FS-AB	AWCAABNDJE00AV	AWC KNUCKLE HW FLEX, 6RLS@3500	(1)
FS-AB	AWCAABNF3X00BS	AWC 1800 KB FLXFAB (1637000)	(1)
FS-AB	AWCAABNN3X00BS	AWC BLUE FLEX NON-METAL KNUCKL	(1)
FS-AB	AWCAABNVJED012	AWC 100 KNUCKLE SOFT FLEXIBL.F	(1)
FS-AB	AWCAABPV23R012	AWC 50 2X3 PATCH SOFT FLEX. FA	(1)
FS-AB	AWCAABSF13P010	AWC 1300 1X3 FLEX FABRIC (1631	(1)
FS-AB	AWCAABSF2300BW	AWC 1500 2X3 FLXFAB (1652000)	(1)
FS-AB	AWCAABSF3300AM	AWC 1200 4-WING FLXFAB (165700	(1)
FS-AB	AWCAABSFT3P010	AWC 1300 3/4 FLXFAB (1626000)	(1)
FS-AB	AWCAABSP1300CC	AWC 1x3 PLASTIC, 6 RLS @ 5500	(1)
FS-AB	AWCAABSP1300CT	FAB PLASTIC 1X3 ZIGZAG 7500/CS	(1)
FS-AB	AWCAABSP131G10	AWC 1500 1X3 PL (1114000)	(1)
FS-AB	AWCAABSP2400BK	FAB PLASTIC XL 2x4 1000 BULK	(1)
FS-AB	AWCAABSP2400CE	AWC 2X4 XLG PLASTIC, 4RLS @240	(1)
FS-AB	AWCAABSPT31G10	AWC 1500 3/4 PL (1104000)	(1)
FS-AB	AWCAABSS13G010	AWC 1500 1X3 SH (1314000)	(1)
FS-AB	AWCAABSST3G010	AWC 1500 3/4 SH (1304000)	(1)
FS-AB	AWCAABSSVJD0AF	AWC 30000 JR SH PERF 5's (1342	(1)
FS-AB	AWCAABSSVJD0AF	AWC 30000 JR SH PERF 5's (1342000)	(1)
FS-AB	AWCAABSTT3G010	AWC 1500 3/4 TRICOT (1804000)	(1)
FS-AB	AWCAABSV13D012	AWC 100 1X3 SOFT FLEXIBLE FABR	(1)
FS-AB	AWCAABSV3ER012	AWC 50 4-WING SOFT FLEXIBLE FA	(1)
FS-AB	AWCAABSVT3D012	AWC 100 3/4 SOFT FLEXIBLE FABR	(1)
FS-AB	AWCAABWB1300BW	AWC 1X3 BLUE FLEX NON-METAL BU	(1)
FS-AB	AWCAABWB1300CT	AWC 1X3 BLUE FLEX NON-METAL BU	(1)
FS-AB	AWCAABWM1300CT	AWC 1X3 BLUE METAL DET ZIGZAG	(1)
WP-AB3/4	AWCABBKSST3BXR	1EA 3/4 CIRCUS FULL PAD STRIPS	(1)
WP-ABSTAT	AWCABSAHST3BXR	1EA 3/4 HERBIE STAT ROLL	(1)
WP-ABSTAT	AWCABSKSST3BXR	1EA 3/4 CIRCUS ROLL NEUTL FULL	(1)
WP-ABSTAT	AWCABSNOST3BXR	1EA 3/4 NEON ORANGE ROLL STAT	(1)
WP-ABSTAT	AWCABSNPST3BXR	1 EA 3/4 PINK NEON ROLL NEU	(1)
WP-ABSTAT	AWCABSNYST3BXR	1 EA 3/4 NEON YELLOW ROLL NEUT	(1)
WP-ABSTAT	AWCABSPQST3BXR	1EA 3/4 C.BROWN & LUCY STAT RO	(1)
WP-ABSTAT	AWCABSPXST3BXR	1EA 3/4 SNOOPY ROLL (STAT)	(1)
FS-EP	AWCAEPOSABQ024	EYE PADS, AWC 1 5/8X2 5/8 STER	(1)
FS-EP	AWCAEPOSBBQ024	EYE PADS, AWC 2-1/8 X 2-5/8 ST	(1)
FS-EP	AWCAEPOSBK00AR	EYE PADS, AWC 2 1/8X2 5/8 STER	(1)
FS-OS	AWCAEPPSPPCAA	Spears, Surgical Eye 200/cs (	(1)
FS-GB	AWCAGFGSSS10BH	FLUFFS, STERILE SUPER GAUZE-25	(1)
FS-GB	AWCAGFGSSS10BI	FLUFFS GAUZE , ST SPR/SPR-1/PC	(1)
FS-GBNS	AWCAGPGNRQ10CJ	FLUFFS, NONSTERILE LARGE GAUZE	(1)
FS-GBNS	AWCAGPGNSS10CJ	FLUFFS, NONSTERILE SUPER GAUZE	(1)
FS-GP	AWCAGPGR3300BM	3"Steripad 2400 AWC (7298000)	(1)
FS-GP	AWCAGPGS3300BK	AWC GAUZE 3X3 1000 (7098000)	(1)
FS-OP	AWCAOPEQ390020	[Redacted](1) BANDAGES, STERILE-3INX9	(1)
FS-OP	AWCAOPEQ490020	[Redacted](1) BANDAGES, STERILE-4INX9	(1)
FS-OP	AWCAOPEQ4F0020	[Redacted](1) BANDAGES, STERILE-4INX1	(1)
FS-OP	AWCAOPEQ690020	[Redacted](1) BANDAGES, STERILE-6INX9	(1)
FS-OP	AWCAOPEQ6F0020	[Redacted](1) BANDAGES, STERILE-6INX1	(1)
XR-0002	AWCARTSSAGT3D	BOX, 100 CT. 3/4X3 GLITTER STAT	(1)
XR-0002	AWCARTSSAHT3D	BOX, 100 3/4 HERBIE STRIPS R	(1)
XR-0002	AWCARTSSKST3D	BOX, 100 CT. 3/4X3 STAT CIRCU	(1)
XR-0002	AWCARTSSSFT3D	BOX, 100 CT.3/4X3 FLEX STAT ST	(1)
XR-0002	AWCARTSSSS13D	BOX, 100 CT. 1X3 SHEER STAT ST	(1)
XR-0002	AWCARTSSSST3D	BOX, 100 CT. 3/4X3 SHEER STAT	(1)
RM-Subst	AWCASPABKS36B	TAPE, PERFED CIRCUS 3 3/8" PVC	(1)
RM-Slit3	AWCASPABNP36B	TAPE, PERFED NEON PINK 3 3/8"	(1)
RM-Slit3	AWCASPABNY36B	TAPE, PERFED NEON YELLOW 3 3/8	(1)
RM-Subst	AWCASPABPQ36B	TAPE, PERFED C.B. & LUCY IN SP	(1)
RM-Subst	AWCASPABPYC36B	TAPE,PERFED SNOOPY "2000" 3 3/	(1)
RM-Subst	AWCASPBU36B	TAPE, PERFED BUGS 3 3/8	(1)
RM-Subst	AWCASPDY36B	TAPE, PERFED DAFFY 3 3/8	(1)
RM-Subst	AWCASPRR36B	TAPE PERFED 3-3/8" ROAD RUNNER	(1)
RM-Subst	AWCASPTW12B	TAPE, PERFED 1-1/8" TWEETY	(1)
RM-Subst	AWCASPTZ36B	TAPE, PERFED TAZ 3 3/8	(1)
RM-Subst	AWCASPWL36B	TAPE PERFED 3-3/8" WILE E. COY	(1)
FS-AB	AWCASSAHT3D012	100 3/4" HERBIE STAT STRIPS @1	(1)
FS-AB	AWCASSKST3D012	100 3/4 CIRCUS STAT 12/CS (156	(1)
FS-AB	AWCASSSF13D012	Stat Strip 100's 1" Flex (1521	(1)
FS-AB	AWCASSSFT3D012	FLEX STAT STRIP 100'S 3/4 (152	(1)
FS-AB	AWCASSSST3D012	STAT STRIP SHEER 100 CT 3/4X3	(1)
RM-Slit3	AWCASVABAG34X	TAPE, GLITTER 3 1/4" UNPERFED	(1)
RM-Subst	AWCASVABPYJ12B	TAPE,PERFED SNOOPY JOE COOL SP	(1)
FS-AT	AWCKCESTL550CJ	EYE STRIPS 2500 TWINS 3/8"X5 (	(1)
FS-AB	BGNAABPSJJ10AS	[Redacted](1) 1-1/2 PATCH SHEER BULK	(1)
FS-AB	BLUAABNO3X00BS	BLUE 1800 KB FLEX WITH METAL (	(1)
FS-AB	BLUAABWM131G10	BLUE 1500 1X3 PLAS WITH METAL	(1)
FS-AB	CFGAABFT2U00AP	[Redacted](1) 2FT FLEX BULK 12	(1)
FS-AB	CFGAABNF3J00BP	[Redacted](1) KNUCKLE FLEX BULK	(1)
FS-AB	CFGAABPP2300BT	[Redacted](1) 2X3 PL. PATCH BUL	(1)
FS-AB	CFGAABSST300AV	[Redacted](1) 3/4X3 SH. PERF 4'	(1)
RM-Paper	CFGAPWXXRX2CR	[Redacted](1) RANDOM PP 2-3/4	(1)
RM-Paper	CFGAPWXXRX41R	[Redacted](1) RANDOM PP 4-1/16	(1)
FS-AB	CNYAABST13D012	[Redacted](1) 100CT 1X3 TRICOT @1DZ	(1)
FS-AB	CNYAABSTT3D012	[Redacted](1) 100 3/4 TRICOT @	(1)
RM-Paper	CNYAPWTRPS41R	[Redacted](1) PP TRICOT 4 1/16 LATEX F	(1)
RM-Paper	CNYAPWXXPX41R	[Redacted](1) RANDOM GENERIC PP 4-1/1	(1)
XR-0060	CNYARTABSP24R	BOX, 50CT. 2X4 EX. LG. PLASTIC	(1)
XR-0002	CNYARTABST13D	BOX, 100 CT. 1X3 TRICOT CONNE	(1)
FSO-Raw	[Redacted](1)DBGTHL2	[Redacted](1) 2 TOOTHBRUSH HOLDER BAG (R	(1)
FSO-Raw	[Redacted](1)DRCTBCU4	[Redacted](1) 4 PACK TB CAPS RETAIL CARD	(1)
FSO-Trvdis	[Redacted](1)DTBCU4A12	[Redacted](1) 4 COUNT TOOTHBRUSH COVERS	(1)
FSO-Trvdis	[Redacted](1)DTBCU4A12CS	[Redacted](1) 4pk Toothbrush Covers Cli	(1)
FSO-Trvdis	[Redacted](1)DTHLB2A12	[Redacted](1) Bagged 2PK Toothbrush Tube	(1)
FS-AB	DLRAABKSBYF606	[Redacted](1) CIRCUS 5/8 x 2-1/4"	(1)
FS-AB	DLRAABKSBYF606	[Redacted](1) CIRCUS 5/8 x 2-1/4" 30CT @3DZ	(1)
FS-AB	DLRAAS1CD11K606	[Redacted](1) 60CT ASST CLEAR @3DZ	(1)
FS-AB	DLRAAS1FD12H606	[Redacted](1) 40CT FLEX FABRIC ASS	(1)
FS-AB	DLRAAS1PD11K606	[Redacted](1) 60CT PLASTIC ASST @3	(1)
WP-ABJr	DLRABBCLHKKAXR	1EA SPOT CL [Redacted](1) (SQ EDGE)	(1)
WP-ABJR	DLRABBCLJLJAXR	1EA JR CL ROLL [Redacted](1) UNPER	(1)
WP-AB3/4	DLRABBCLSBGAXR	1EA5/8 CL RL ISLAND PAD DOLLAR	(1)
WP-AB3/4	DLRABBCLST3BXR	1EA3/4 CL RL ISLAND PAD DOLLAR	(1)
WP-AB3/4	DLRABBKSSBGAXR	1 EA 5/8 CIRCUS ROLL [Redacted](1)	(1)
WP-ABJR	DLRABBPLHKKAXR	1EA SPOT PL [Redacted](1) ROLL(SQU	(1)
WP-ABJR	DLRABBPLJLJAXR	1EA JR PL ROLL [Redacted](1)	(1)
WP-AB3/4	DLRABBPLSBGAXR	1 EA 5/8 PL ROLL [Redacted](1)	(1)
WP-AB3/4	DLRABBPLST3BXR	1EA 3/4 PL ROLL [Redacted](1) FULL	(1)
RM-Paper	DLRAPWXXRJ2HR	[Redacted](1) GENERIC RANDOM PP 2-	(1)
RM-Paper	DLRAPWXXRX2GR	[Redacted](1) GENERIC RANDOM PP 2-	(1)
RM-Paper	DLRAPWXXRX3GR	[Redacted](1) GENERIC RANDOM PP 3-	(1)
XR-0001	DLRARTABKSBYF	BOX, CIRCUS 30CT. 5/8 X 2 1/4	(1)
XR-0001	DLRARTAS1CD11K	BOX, 60 CT. ASST. CLEAR DOLLA	(1)
XR-0001	DLRARTAS1FD12H	BOX, 40 CT. ASST. FLEX DOLLAR	(1)
XR-0001	DLRARTAS1PD11K	BOX, 60 CT. ASST. PLASTIC DOL	(1)
RM-Slit3	DLRASFFL18X	TAPE, 1 1/2in REGULAR FLEX	(1)
RM-Slit3	DLRASVCL12X	TAPE, 1 1/8" CLEAR PE UNPERFED	(1)
RM-Slit3	DLRASVCL18X	TAPE, 1 1/2" CLEAR PE UNPERFED	(1)
RM-Slit3	DLRASVCL2AX	TAPE, 2 5/8" CLEAR PE UNPERFED	(1)
RM-Slit3	DLRASVCL34X	TAPE, 3 1/4" CLEAR PE UNPERFED	(1)
RM-Subst	DLRASVKS2AB	TAPE,PERFED 2 5/8" [Redacted](1) C	(1)
RM-Subst	DLRASVPL34B	TAPE, PERFED 3 1/4" FLESH PVC	(1)
WP-ABJr	DRAABBFHKJEBXR	1EA KB HWFLX FAB ROLL [Redacted](1)	(1)
FS-AB	DRRAABFD2X00AC	[Redacted](1) 5000 2FT HW FLXFAB ZI	(1)
FS-AB	DRRAABFD3X00BL	[Redacted](1) 3000 3FT HW FLXFAB ZI	(1)
FS-AB	DRRAABND3X00AK	[Redacted](1) 3500 KB HW FLXFAB ZIG	(1)
WP-ABReg	DRRABBFHF3UAXR	1EA 3" FINGERTIP HW FLEX ROLL	(1)
WP-ABReg	DRRABBFHH23AXR	1EA 2X3 PATCH HW FLEX ROLL DUR	(1)
XR-0002	DRRARTABHF13D	BOX, 100 CT. 1 X 3 HW FLEX	(1)
FS-AB	DURAABHF1300AC	[Redacted](1) 5000 1X3 HVYWEIGHT FL	(1)
FS-ABBFly	ELNAABBTLWC608	[Redacted](1) 10CT MEDIUM BUTTERFLY	(1)
FS-AB	ELNAABHF13Q604	[Redacted](1) (HW) HEAVY DUTY 1X3 2	(1)
FS-AB	ELNAABHF24C604	[Redacted](1) (HW) HEAVY DUTY XL,1	(1)
FS-AB	ELNAABHF24C604	[Redacted](1) (HW) HEAVY DUTY XL,10CT @2DZ	(1)
FS-AB	ELNAABOSKXD604	[Redacted](1) 100CT 7/8" SPOT SH @2	(1)
FS-ABXLG	ELNAABPS34C604	[Redacted](1) 10CT 3" x 4" PATCH S	(1)
FS-ABXLG	ELNAABPSU3C604	[Redacted](1) 10CT 2 1/4X3 SHEER PA	(1)
FS-AB	ELNAABSA24C604	[Redacted](1) FLEXIBLE FOAM XL,10CT	(1)
FS-AB	ELNAABSF24C604	[Redacted](1) FLEX FABRIC XL,10CT 2	(1)
FS-AB	ELNAABSF24C604	[Redacted](1) FLEX FABRIC XL,10CT 2DZ	(1)
FS-AB	ELNAABSFT3F604	[Redacted](1) FLEX FABRIC,3/4X3 30C	(1)
FS-AB	ELNAABSPT3K604	[Redacted](1) 60CT 3/4X3" PLASTIC @	(1)
FS-AB	ELNAABSS24C604	[Redacted](1) 10CT 2X4 EX. LARGE SH	(1)
FS-AB	ELNAABSST3H604	[Redacted](1) 3/4 X 3 SHEER 40 CT.	(1)
FS-AB3/4	ELNAABSWEYF604	[Redacted](1) 30 CL WATERPROOF 13/1	(1)
FS-ABReg	ELNAAHYSMEYC604	[Redacted](1) 10 MED NATURAL HYDRO	(1)
FS-AP	ELNAALBAS00C602	[Redacted](1) LIQUID BANDAGE	(1)
FS-AB	ELNAAS1AD8L604	[Redacted](1) FLEXIBLE FOAM ASST,45	(1)
FS-AB	ELNAAS1CHOL604	[Redacted](1) CLEAR ASST,45CT @2DZ	(1)
FS-AB	ELNAAS1FA4Q604	[Redacted](1) FLEX FABRIC KB/FT ASS	(1)
FS-AB	ELNAAS1FH8F604	[Redacted](1) FLEX FABRIC ASSORTED,	(1)
FS-AB	ELNAAS1SH9K604	[Redacted](1) 60CT ASST SHEER @2DZ	(1)
FS-ABAsort	ELNAAS1WG0F604	[Redacted](1) CLEAR WATERPROOF,ASST	(1)
FS-AT	ELNAATHP1C1604	[Redacted](1) PAPER TAPE 1"X10YDS	(1)
FS-AT	ELNAATSA1N1604	[Redacted](1) SELF-ADHERING TAPE 1X	(1)
FS-AT	ELNAATSA2N1604	[Redacted](1) SELF-ADHERING TAPE 2X	(1)
FS-AT	ELNAATWP151604	[Redacted](1) LATEX WP TAPE 1" x 5	(1)
FS-CB	ELNACBCS221604	[Redacted](1) 2" WIDE ROLLED GAUZ	(1)
FS-CB	ELNACBCS321604	[Redacted](1) 3" WIDE ROLLED GAUZE	(1)
FS-GP	ELNAGPGS22E604	[Redacted](1) 25CT 2X2 STERILE PAD	(1)
FS-GP	ELNAGPGS33E604	[Redacted](1) 25CT 3X3 STERILE PAD	(1)
FS-GP	ELNAGPGS44C604	[Redacted](1) 10CT 4X4" STERILE PAD	(1)
FS-GP	ELNAGPGS44E604	[Redacted](1) 25CT 4X4" STERILE PAD	(1)
RM-Label	ELNALOATWP151	LABEL, 1X5 WP TAPE SHELL EQU	(1)
RM-Label	ELNALOATWPIC1	LABEL, 1/2X10 WP TAPE SHELL E	(1)
FS-CB	ELNARBRSW41604	[Redacted](1) BANDAGE ROLL 4.5 X3	(1)
XR-0003	ELNARTABBTLWC	BOX, 10 CT. MEDIUM BUTTERFLY	(1)
XR-0004	ELNARTABHF24C	BOX,10CT 2X4 EX. LG. HEAVY DUT	(1)
XR-0024	ELNARTABNA34C	BOX, 10 CT. 3X4 NA PADS EQUAL	(1)
XR-0001	ELNARTABOSKXD	BOX, 100 CT. 7/8 SHEER SPOTS	(1)
XR-0012	ELNARTABPS34C	BOX, 10 CT. 3X4 SHEER PATCH E	(1)
XR-0001	ELNARTABPSU3C	BOX, 10CT. 2 1/4X3 SHEER PATC	(1)
XR-0004	ELNARTABSA24C	BOX, 10CT. 2X4 EX. LARGE FOAM	(1)
XR-0004	ELNARTABSF24C	BOX, 10 CT. 2X4 EX. LARGE FLEX	(1)
XR-0001	ELNARTABSPT3K	BOX, 60 CT. 3/4X3 PLASTIC EQU	(1)
XR-0001	ELNARTABSWEYF	BOX, 30CT. 13/16X2 1/4 CLEAR W	(1)
XR-0001	ELNARTAHYSMEYC	BOX, 10CT. MED. HYDROCOLLOIDAL	(1)
XR-0001	ELNARTALBAS00C	BOX, LIQUID BANDAGE 1.5 GRAMS	(1)
XR-0001	ELNARTAS1AD8L	BOX, 45 CT. ASST. FOAM EQUAL	(1)
XR-0001	ELNARTAS1CH0L	BOX, 45 CT. ASST. CLEAR EQUAL	(1)
XR-0001	ELNARTAS1FA4Q	BOX, 20 CT. ASST. FLEX KB/FT	(1)
XR-0001	ELNARTAS1FH8F	BOX, 30 CT. ASST. FLEX FABRIC	(1)
XR-0001	ELNARTAS1WG0F	BOX,30CT. ASST CLEAR WATERPROO	(1)
FS-AB	FABAABBI13P010	1300 1X3 BLUE FLEX ISLAND PAD	(1)
FS-ABBFly	FABAABBTIHD024	FAB 100 LG BUTTERFLY @2DZ (199	(1)
FS-ABBFly	FABAABBTLWCA12	FAB 10 MED BUTTERFLY 12DZ (195	(1)
FS-ABBFly	FABAABBTLWD012	FAB 100 MED BUTTERFLY @1DZ (19	(1)
WP-ABREG	FABAABBTVWC001	1BX 10 MED BUTRFLY FAB	(1)
FS-AB	FABAABFT2UD012	FAB FLEX 2FT 100CT @1DZ	(1)
FS-AB	FABAABFT3UR012	FAB 50CT 3FT FLEX @ 1DZ	(1)
FS-AB	FABAABHI1300AC	FAB HWFL 1" ISLD.PD ZIGZAG 500	(1)
FS-ABNAPAD	FABAABNA23C036	FAB 10CT 2X3 NA PAD @ 3DZ	(1)
FS-ABNAPAD	FABAABNA23D012	FAB 2X3 NA PAD 100 @ 1DZ (7565	(1)
FS-ABNAPAD	FABAABNA34C024	FAB NON-ADHERENT PAD 3x4 10 CT	(1)
FS-ABNAPAD	FABAABNA34D012	FAB 3X4 NA PAD 100 1DZ (757503	(1)
FS-ABNAPAD	FABAABNB23D012	FAB 2X3 NAPWA 100 1DZ (7665033	(1)
FS-ABNAPAD	FABAABNB34D012	FAB 3X4 NAPWA 100 1DZ (7675033	(1)
FS-AB	FABAABNF3XD012	FAB FLEX KNUCKLE 100CT @1DZ	(1)
FS-AB	FABAABOSKXD024	FAB 100 SPOT SH SINGLES 2 DZ (	(1)
FS-AB	FABAABPCJJD012	FAB 100 CT PATCH CL 1.5X1.5@1D	(1)
FS-AB	FABAABPF23D012	FAB 100 CT 2X3 FLEX PATCH @1DZ	(1)
FS-AB	FABAABPPJJ00AS	FAB 1-1/2X1-1/2 PLASTIC PATCH	(1)
FS-AB	FABAABPSJJD012	FAB 100CT SH PATCH 1.5X1.5@1DZ	(1)
FS-AB	FABAABSA13G010	FAB 1500 1X3 FOAM (1785033)	(1)
FS-AB	FABAABSCT3CA24	FAB 10CT 3/4 CLEAR 288/CS	(1)
FS-AB	FABAABSCT3D012	FAB 100 3/4 CL @1DZ (1475033)	(1)
FS-AB	FABAABSF13D012	FAB 100 1X3 FLXFAB 1DZ (159503	(1)
FS-AB	FABAABSF24C606	FAB FLEX XL 2x4 10 CT @ 3DZ	(1)
FS-AB	FABAABSF24R024	FAB FLEXIBLE XL 2X4 50 CT @ 2D	(1)
FS-AB	FABAABSF3ER012	FAB FLEX 4-WING 50CT @1DZ	(1)
FS-AB	FABAABSFT300CD	FAB 3/4 X 3 FLEX, 6RLS@6500	(1)
FS-AB	FABAABSFT3CA24	FAB 10 3/4 FLX FAB 24DZ (1510	(1)
FS-AB	FABAABSFT3D012	FAB 100 CT 3/4 FLEXFAB 1 DZ. (	(1)
FS-AB	FABAABSFTZ0GBW	FAB 1500CT WRAP-AROUND 3/4X4-1	(1)
FS-AB	FABAABSP24R024	FAB PLASTIC XL 2x4 50 CT @ 2DZ	(1)
FS-AB	FABAABSPT300CA	FAB 3/4 X 3 PLASTIC, 5RLS@6500	(1)
FS-AB	FABAABSPT300CD	FAB 3/4 X 3 PLASTIC, 6RLS@6500	(1)
FS-AB	FABAABSPT3CA24	FAB 10 3/4 PL 24 DZ (1010033)	(1)
FS-AB	FABAABSPT3D012	FAB 100 3/4 PL 1DZ (1075033)	(1)
FS-AB	FABAABSPT3K604	FAB 60-3/4 PL @ 2 DZ (4-6'S)	(1)
FS-AB	FABAABSS13D012	FAB 100 1X3 SH 1DZ (1290033)	(1)
FS-AB	FABAABSS24C606	FAB SHEER XL 2x4 10 CT @ 3DZ	(1)
FS-AB	FABAABSSLJD024	FAB 100 JR SH PERF 5'S 2DZ	(1)
FS-AB	FABAABSST3D012	FAB 100 3/4 SH 1DZ (1275033)	(1)
FS-AB	FABAABST13D012	FAB 100 1X3 TRICOT 1DZ (179003	(1)
FS-AB	FABAABSTT3D012	FAB 100 3/4 TRICOT 1 DZ (17750	(1)
FS-AB	FABAABWO13P010	BLUE 1300 1X3 FLXFAB WITH META	(1)
FS-AB	FABAAS1CB7F024	FAB 30 ASST CL @ 2 DZ (1415033	(1)
XX-FS	FABAAS1FA4Q604	FAB 20 ASST FT/KB @2 DZ (15160	(1)
FS-AB	FABAAS1GM2D012	FAB 100 ASST GLITTER STAT STR	(1)
FS-AB	FABAAS1HLBAD012	BLUE/ PINK CAMO 100CT 3/4 ASST	(1)
FS-AB	FABAAS1SF8J604	FAB 80 ASST SH 2DZ (4-6'S) (	(1)
FS-AB	FABAAS1SH9K604	FAB 60CT ASST SH @2 DZ	(1)
FS-AT	FABAATWP251A06	FAB WP TAPE 2" x 5 YDS 6DZ (20	(1)
FS-AT	FABAATWPIK1A36	FAB WP TAPE .5" x 2.5 YDS 36DZ	(1)
FS-AT	FABAATWT251A06	FAB WP TRIPLE 2X5 6DZ	(1)
WP-ABSTAT	FABABSFLST3BXR	1EA 3/4 FLEX STAT ROLL	(1)
FS-CB	FABACBCS141A12	FAB 1IN WIDE STRETCH GAUZE @ 1	(1)
FS-CB	FABACBCS241A12	FAB 2IN WIDE STRETCH GAUZE @ 1	(1)
FS-CB	FABACBCS341A06	FAB 3IN WIDE STRETCH GAUZE @ 6	(1)
FS-CB	FABACBCS441A06	FAB 4IN WIDE STRETCH GAUZE @ 6	(1)
FS-GP	FABAGPGN22D012	FAB 100CT 2X2 GAUZE PAD @1DZ	(1)
FS-GP	FABAGPGN33D012	FAB 100CT 3X3 GAUZE PAD @1DZ	(1)
FS-GP	FABAGPGN44D012	FAB 100CT 4X4 GAUZE PAD @ 1DZ	(1)
FS-GP	FABAGPGR22C606	FAB 10CT 2X2 STERILE PAD @3DZ	(1)
FS-GP	FABAGPGR22D012	FAB 100CT 2X2 STERILE PAD @1DZ	(1)
FS-GP	FABAGPGR22E604	FAB 25CT 2X2 STERILE PAD @2DZ	(1)
FS-GP	FABAGPGR33C606	FAB 10CT 3X3 STERILE PAD @3DZ	(1)
FS-GP	FABAGPGR33D012	FAB 100 CT 3X3 STERIPAD @1DZ (	(1)
FS-GP	FABAGPGR44C604	FAB 10CT 4X4 STERILE PAD @2DZ	(1)
FS-GP	FABAGPGR44D012	FAB 100CT 4X4 STERILE PAD @1DZ	(1)
FS-GP	FABAGPGR44E024	FAB 25CT 4X4 STERILE PAD @2DZ	(1)
RM-Label	FABALOATWP151	LABEL, FAB 1X5 WP TAPE SHELL	(1)
RM-Label	FABALOATWP251	LABEL, FAB 2X5 WP TAPE SHELL	(1)
RM-Label	FABALOATWPI51	LABEL, FAB 1/2X5 WP TAPE SHELL	(1)
RM-Label	FABALOATWPIC1	LABEL, FAB 1/2X10 WP TAPE SHEL	(1)
RM-Label	FABALOATWPIK1	LABEL, FAB 1/2X2 1/2 WP TAPE S	(1)
RM-Label	FABALOATWT251	LABEL, FAB 2X5 TRI-CUT WP TAPE	(1)
XR-0001	FABARTABBTIHD	BOX, 100 CT. LG. BUTTERFLY FA	(1)
XR-0003	FABARTABBTLWC	BOX, 10 CT. MEDIUM BUTTERFLY	(1)
XR-0039	FABARTABBTLWD	BOX, 100 CT. MED. BUTTERFLY FA	(1)
XR-0010	FABARTABNA23C	BOX, 10 CT 2X3 NA PADS FAB	(1)
XR-0036	FABARTABNA23D	BOX, 100 CT 2X3 NA PADS FAB (	(1)
XR-0024	FABARTABNA34C	BOX, 10 CT. 3 X 4 NON-ADHERENT	(1)
XR-0031	FABARTABNA34D	BOX, 100 CT 3X4 NA PADS FAB (	(1)
XR-0036	FABARTABNB23D	BOX, 100 CT 2X3 NAPWA FAB (O	(1)
XR-0031	FABARTABNB34D	BOX, 100 CT 3X4 NAPWA FAB (S0	(1)
XR-0149	FABARTABPSJJD	BOX, SHEER PATCH 1.5 X 1.5 100	(1)
XR-0149	FABARTABSF3ER	BOX, FLEX 4-WING 50 CT. FAB R	(1)
XR-0001	FABARTABSFTYQ	BOX, WRAP-AROUNDS 20 CT. 3/4X4	(1)
XR-0001	FABARTABSSLJD	BOX, 100 CT. JR. SHEER FAB (	(1)
XR-0002	FABARTAS1HLBA	BOX,100CT 3/4X3 BLUE&PINK ASST	(1)
XR-0001	FABARTAS1SH9K	BOX, 60 CT. ASST. SHEER FAB	(1)
FS-AB	FABASSSFT300BN	FLEX STAT 1300 3/4	(1)
FS-AB	FABASSSFT300BN	FLEX STAT 1300 3/4	(1)
RM-Slit3	FABASVBC34B	TAPE, PERFED 3 1/4" BLUE CAMOU	(1)
RM-Slit3	FABASVPC34B	TAPE, PERFED 3 1/4" PINK CAMOU	(1)
FS-ABBFly	FAOAABBTIH06BQ	FAO LARGE BUTTERFLY 48,000/CS	(1)
FS-ABBFly	FAOAABBTLW0CBP	FAO MEDIUM BUTTERFLY 90,000/C	(1)
FS-AB	FAOAABFD3U00CG	FAO 3IN FT. HW FLEX, 9RLS@160	(1)
FS-AB	FAOAABFF2U00AV	FAO 2" FT BLUE FLX WITH METAL	(1)
FS-AB	FAOAABFF3U00CG	FAO 3IN FT. BLUE FLEX FABRIC,	(1)
FS-AB	FAOAABFT2U00CU	FAO 2IN FT. FLEX FABRIC, 9RL	(1)
FS-AB	FAOAABFT3X00CG	FAO 3IN FT. FLEX FABRIC, 8RLS@	(1)
FS-AB	FAOAABHF1300CZ	FAO HEAVYWEIGHT FLEX 1X3,6RLS@	(1)
FS-AB	FAOAABHF2300CX	FAO 2 X 3 HW FLEX PATCH, 6RLS	(1)
FS-AB	FAOAABND3X00CY	FAO HEAVYWEIGHT FLEX KB,6RLS@3	(1)
FS-AB	FAOAABNF3X00CO	FAO FLEX FABRIC KNUCKLEBAND,6R	(1)
FS-AB	FAOAABOPKX00CW	FAO PL 7/8" SPOT,13RLS@ 7500/C	(1)
FS-AB	FAOAABPPJJ00CV	FAO 1-1/2X1-1/2 PL PATCH,8RLS@	(1)
FS-AB	FAOAABSF1300AB	FAO FLEX FABRIC 1X3,6RLS@4600/	(1)
FS-AB	FAOAABSFT300CD	FAO FLEX FABRIC 3/4X3,6RLS@650	(1)
FS-AB	FAOAABSP1300AW	FAO 1x3 PLASTIC, 5 RLS @5500/C	(1)
FS-AB	FAOAABSP2400CE	FAO 2X4 XLG PLASTIC 4RLS@2400/	(1)
FS-AB	FAOAABSPBY00CC	FAO 5/8 X 2-1/4 PLASTIC 6RLS	(1)
FS-AB	FAOAABSPLJ00AR	FAO 30000 JR PLASTIC PERF 5's	(1)
FS-AB	FAOAABSPT300CD	FAO 3/4 X 3 PLASTIC, 6RLS@6500	(1)
FS-AB	FAOAABSPT3BPXR	FAO 3/4 X 3 PLASTIC PERF 5'S	(1)
RM-Paper	FAOAPWFBPF2CR	[Redacted](1) RANDOM PP 2-3/4	(1)
RM-Paper	FAOAPWFBPS41R	[Redacted](1) RANDOM PP 4-1/6	(1)
RM-Paper	FAOAPWFHPF2CR	[Redacted](1) RANDOM PP 2-3/4	(1)
RM-Paper	FAOAPWFHPX41R	[Redacted](1) RANDOM PP 4-1/6	(1)
RM-Paper	FAOAPWFLPR2CR	[Redacted](1) RANDOM PP 2-3/4	(1)
RM-Paper	FAOAPWFLPS41R	[Redacted](1) RANDOM PP 4-1/6	(1)
RM-Paper	FAOAPWNEPB2CR	[Redacted](1) RANDOM BF PP 2-	(1)
RM-Paper	FAOAPWPLPP1DR	[Redacted](1) RANDOM PP 1-13/	(1)
RM-Paper	FAOAPWPLPS24R	[Redacted](1) RANDOM PP 2-1/4	(1)
RM-Paper	FAOAPWPLPS41R	[Redacted](1) RANDOM PP 4-1/6	(1)
FS-AB	FSPAABFD3U00AO	[Redacted](1) 3IN FT. HW FLEX, 9RLS	(1)
FS-AB	FSPAABHFBJ00CF	[Redacted](1) 5/8 X1-1/2 HW FLEX 8RL	(1)
FS-AB	FSPAABHFK300AZ	[Redacted](1) 7/8X3HW FL SQ-EDGE 6RL	(1)
FS-AB	FSPAABNDJE00AV	[Redacted](1) KNUCKLE HW FLEX, 6RLS@	(1)
FS-AB	FSPAABPH2300AO	[Redacted](1) 2X3 HW FLEX PATCH 6RLS	(1)
FS-AB	FSPAABSP1300AW	[Redacted](1) 1 X 3 PLASTIC, 5RLS@55	(1)
FS-AB	FSPAABSPT300CA	[Redacted](1) 3/4 X 3 PLASTIC, 5RLS@	(1)
WP-AT	G/PAATWS15001	TAPE, GENERIC 1X5 SPOOLED & SH	(1)
WP-AT	G/PAATWS15001L	TAPE,GENERIC 1X5 SP&SH LATEX W	(1)
WP-AT	G/PAATWS25001	TAPE, GENERIC 2X5 SPOOLED & SH	(1)
WP-AT	G/PAATWS25001T	TAPE, GENERIC 2X5 TRI-CUT SP &	(1)
WP-AT	G/PAATWSI0001	TAPE, GENERIC 1/2X10 SPOOLED&S	(1)
WP-AT	G/PAATWSI0001L	TAPE,GENERIC 1/2X10 SP&SH LATE	(1)
WP-AT	G/PAATWSI5001	TAPE, GENERIC 1/2X5 SPOOLED &	(1)
WP-AT	G/PAATWSIK001	TAPE, GENERIC 1/2X2.5 SPOOLED	(1)
WP-ABJR	G/PABBAGCXXAXR	1EA GLITTER STAR STRIPS ROLL	(1)
WP-AB3/4	G/PABBAHST3BXR	1EA 3/4"X3 ROLL FULL PAD HERBI	(1)
WP-ABREG	G/PABBBTBIHXR	1EA LRG BUTTERFLY ROLL NEUTRAL	(1)
WP-ABREG	G/PABBBTBVWXR	1EA MED BUTTERFLY ROLL NEUTRAL	(1)
WP-ABReg	G/PABBCLHJJAXR	1-1/2X1-1/2 CLEAR PATCH ROLL	(1)
WP-ABJR	G/PABBCLPKKAXR	1EA SPOT CL NEUTRAL ROLL	(1)
WP-AB1x3	G/PABBCLS13BXR	1EA 1X3 CL ROLL NEUTL FULL PAD	(1)
WP-AB3/4	G/PABBCLSBGAXR	1EA 5/8 CL ROLL NEUTL	(1)
WP-AB3/4	G/PABBCLST3BXR	1EA 3/4 CL ROLL NEUTL FULL PAD	(1)
WP-ABJr	G/PABBFBF2WAMR	2"FINGERTIP BLUE FLEX ROLL WI	(1)
WP-AB1x3	G/PABBFBS13AMR	1EA 1X3 FL BLUE RL ISLAND PAD	(1)
WP-ABXLG	G/PABBFHL24IXR	1EA XLG HW FLEX 2X4 NEUTL - IS	(1)
WP-AB1x3	G/PABBFHS13BXR	1EA 1X3 HVY WT FLEX ROLL NEUTR	(1)
WP-ABJr	G/PABBFLA1DAXR	1EA OVAL FLEX NEUTRAL - ROLL	(1)
WP-ABReg	G/PABBFLF3UAXR	1EA 3" LARGE FINGERTIP FLEX RO	(1)
WP-ABReg	G/PABBFLH23AXR	1EA 2X3 PATCH FLEXFAB ROLL NEU	(1)
WP-ABJR	G/PABBFLKJEAXR	1EA KB FLEX ROLL NEUTL	(1)
WP-ABXLG	G/PABBFLL24BXR	1EA XLG FLEX 2X4 NEUTL FULL PA	(1)
WP-ABJr	G/PABBFLPKKAXR	1EA SPOT FLEX FABRIC NEUTRAL -	(1)
WP-AB1x3	G/PABBFLS13BXRR	1EA 1X3 FLEX ROLL NEUTL FULL P	(1)
WP-ABJR	G/PABBFLS2WBXR	1EA 2FT FLEX ROLL NEUTL	(1)
WP-AB3/4	G/PABBFLSBGBXR	1EA 5/8 FLEX ROLL NEUTL FULL P	(1)
WP-AB3/4	G/PABBFLST3BXR	1EA 3/4 FLEX ROLL NEUTL FULL P	(1)
WP-ABReg	G/PABBFLW3EAXR	1EA 4-WING FLEX ROLL GENERIC	(1)
WP-ABXLG	G/PABBFOL24BXR	1EA XLG FOAM 2X4 NEUTL FULL PA	(1)
WP-ABXLG	G/PABBFOL2MAXR	1 EA XL FOAM 2X4 NEUTL ROLL -	(1)
WP-ABJr	G/PABBFOPKXAXR	1EA SPOT FOAM NEUTL ROLL	(1)
WP-AB1x3	G/PABBFOS13AXR	1EA 1X3 FOAM ROLL NEUTL FULL P	(1)
WP-AB1x3	G/PABBFOS13IXR	1EA 1X3 FOAM ROLL NEUTL ISLAND	(1)
WP-AB3/4	G/PABBFOSBIXR	1EA 5/8 FOAM ROLL NEUTL - ISLA	(1)
WP-AB3/4	G/PABBFOSBXXR	1EA 5/8 FOAM ROLL NEUTL	(1)
WP-AB3/4	G/PABBFOST3IXR	1EA 3/4 FOAM ROLL NEUTL - ISLA	(1)
WP-AB1x3	G/PABBPBS13BMR	1EA 1X3 PL ROLL BLUE WITH META	(1)
WP-ABReg	G/PABBPLH23AXR	1EA 2X3 PATCH PLASTIC ROLL NEU	(1)
WP-ABReg	G/PABBPLH34AXR	1EA 3X4 PLASTIC PATCH NEUTRAL	(1)
WP-ABReg	G/PABBPLHJJAXR	1-1/2X1-1/2 PLASTIC PATCH ROLL	(1)
WP-ABJR	G/PABBPLJLJAXR	1EA JR PL ROLL NEUTL	(1)
WP-ABXLG	G/PABBPLL24BXR	1EA XLG PL 2X4 NEUTL FULL PAD	(1)
WP-AB1x3	G/PABBPLS13BXRR	1EA 1X3 PL ROLL NEUTL FULL PAD	(1)
WP-AB3/4	G/PABBPLSBGAXR	1 EA 5/8 PL ROLL NEUTL	(1)
WP-AB3/4	G/PABBPLST3BXR	1EA 3/4 PL ROLL NEUTL FULL PAD	(1)
WP-ABJR	G/PABBPXPKKAXRC	1 EA SPOT SNOOPY/JOE COOL ROLL	(1)
WP-ABReg	G/PABBSHH34AXR	1EA 3X4 SHEER PATCH NEUTRAL	(1)
WP-ABReg	G/PABBSHHJJAXR	1-1/2X1-1/2 SHEER PATCH ROLL	(1)
WP-ABReg	G/PABBSHHU3AXR	1EA 2-1/4x3 SH PATCH ROLL NEU	(1)
WP-ABJR	G/PABBSHJLJAXR	1EA JR SH ROLL NEUTL	(1)
WP-ABJR	G/PABBSHPKKAXR	1EA SPOT SH NEUTRAL ROLL	(1)
WP-AB1x3	G/PABBSHS13BXR	1EA 1X3 SH ROLL NEUTL FULL PAD	(1)
WP-AB3/4	G/PABBSHSBGAXR	1EA 5/8 SH ROLL NEUTL	(1)
WP-AB3/4	G/PABBSHST3BXR	1EA 3/4 SH ROLL NEUTL FULL PAD	(1)
WP-ABJr	G/PABBSVA1DAXR	1EA OVAL SOFT FLEXFAB ROLL NEU	(1)
WP-ABReg	G/PABBSVF3UAXR	1EA 3" FINGERTIP SOFT FLEX RO	(1)
WP-ABReg	G/PABBSVH23AXR	1EA 2X3 PATCH SOFT FLEXFAB ROL	(1)
WP-ABReg	G/PABBSVHJ2AXR	1EA 1-1/2X2 SOFT FLEX PATCH R	(1)
WP-ABJr	G/PABBSVKJEAXR	1EA KNUCKLEBAND SOFT FLEXFAB R	(1)
WP-AB1x3	G/PABBSVS13AXR	1EA1X3 SOFT FLEX ISLAND PAD RO	(1)
WP-AB3/4	G/PABBSVST3AXR	1EA 3/4 SOFT FLEX ISLAND PAD R	(1)
WP-ABReg	G/PABBSVW3EAXR	1EA 4-WING SOFT FLEX ROLL GENE	(1)
WP-AB1x3	G/PABBTRS13BXR	1EA ROLL 1X3 TRICOT NEUTL FULL	(1)
WP-AB3/4	G/PABBTRST3BXR	1EA 3/4 TRICOT ROLL NEUTL FULL	(1)
WP-ABJr	G/PABBWPPKKAXR	SPOT WATERPROOF BULK STRIP PE	(1)
WP-AB3/4	G/PABBWPSUXAAR	WP ISLAND PAD BULK 13/16"X2-1	(1)
WP-AB1x3	G/PABBWPSXXAAR	WP ISLAND PAD BULK 31/32 X2-3/	(1)
WP-ABReg	G/PABBWSHJBAXR	1-1/2X2-1/2 WATER SEAL PATCH	(1)
WP-ABReg	G/PABBWSHJJAXR	1-1/2X1-1/2 WATER SEAL PATCH	(1)
WP-AB3/4	G/PABBWSSBGAXR	5/8X2-1/4 WATER SEAL ISLAND PA	(1)
WP-AB3/4	G/PABBWSSK3AXR	7/8X3 WATER SEAL ISLAND PAD ST	(1)
WP-AB3/4	G/PABBWSST3AXR	3/4X3 WATER SEAL ISLAND PAD ST	(1)
WP-AB3/4	G/PABBWSSTBAXR	3/4X2-1/2 WATERSEAL ISLAND PAD	(1)
RM-Bags	G/PABGNZN90S80	BAG, 9X15 1-1/2 LIP W/1-1/2 GU	(1)
RM-Bags	G/PABGNZNP0P00	BAG, 26X26 1.5 MIL WITH 8 VENT	(1)
RM-Bags	G/PABGNZNV8W00	BAG, 11.5 X 18 1.5 LIP GUSSET	(1)
WP-ABSTAT	G/PABSAGT3BXR	1 EA 3/4 GLITTER STAT ROLL	(1)
WP-ABStat	G/PABSCKST3BXR	1EA 3/4"X3 STAT ROLL CAMO PINK	(1)
WP-ABSTAT	G/PABSFLS13AXR	1EA 1X3 FLEX STAT ROLL	(1)
WP-ABSTAT	G/PABSSHS13BXR	1EA 1X3 SH STAT ROLL	(1)
WP-ABSTAT	G/PABSSHST3BXR	1EA 3/4X3 SHEER STAT ROLL	(1)
RM-Corr	G/PACTBN000000	CORR EGG CRATE 180 CELL	(1)
RM-Corr	G/PACTBN404040	CORR, 17X17X4.0 32ECT PLAIN	(1)
RM-Corr	G/PACTBN444442	CORR, 17-1/4X17-1/4X4.2 32ECT	(1)
RM-Corr	G/PACTBN606062	CORR., 6 X 6 X 6 1/8 32ECT PLA	(1)
RM-Corr	G/PACTBN82767C	CORR.,8 1/8 X 7 3/8 X 7 3/4 32	(1)
RM-Corr	G/PACTBN8A4E3C	CORR 8 5/8* 4 7/8* 3 3/4 32EC	(1)
RM-Corr	G/PACTBN8E828A	CORR,8-7/8X8-1/8X8-5/8 32ECT P	(1)
RM-Corr	G/PACTBN8E8456	CORR.,8-7/8 X 8-1/4 X 5-3/8 32	(1)
RM-Corr	G/PACTBN986E5E	CORR 9 1/2*6 7/8*5 7/8 32ECT	(1)
RM-Corr	G/PACTBN987652	CORR., 9 1/2 X 7 3/8 X 5 1/8 3	(1)
RM-Corr	G/PACTBN9E9084	CORR 9 7/8 *9* 8 1/4 32ECT PLA	(1)
RM-Corr	G/PACTBNA0605E	CORR 12*6*5 7/8 32ECT PLAIN	(1)
RM-Corr	G/PACTBNA0A08C	CORR.,12 X 12 X 8 3/4 32ECT P	(1)
RM-Corr	G/PACTBNA28C94	CORR. 12 1/8 X 8 3/4 X 9 1/4 3	(1)
RM-Corr	G/PACTBNA47C42	CORR.,12 1/2 X 8 X 4 1/8 32ECT	(1)
RM-Corr	G/PACTBNAA6D6A	CORR,12-5/8 X 6-13/16 X 6-5/8	(1)
RM-Corr	G/PACTBNACV03D	CORR., 12 3/4 X 11 X 3 13/16 3	(1)
RM-Corr	G/PACTBNC07440	CORR, 10 X 7 1/4 X 4 1/8 32ECT	(1)
RM-Corr	G/PACTBNC8E8A	CORR,10X8-7/8 X 8-5/8 ECT 32#	(1)
RM-Corr	G/PACTBNCE8CCA	CORR,10-7/8 X 8-3/4 X 10-5/8 3	(1)
RM-Corr	G/PACTBND0707C	CORR 14*7*7 3/4 32ECT PLAIN	(1)
RM-Corr	G/PACTBND298V4	CORR, 14-1/8 X 9-1/2 X 11-1/4	(1)
RM-Corr	G/PACTBND4Z846	CORR,14-1/4X13-1/2X4-3/8 32ECT	(1)
RM-Corr	G/PACTBND69043	CORR.,14 3/8 X 9 X 4 3/16 32E	(1)
RM-Corr	G/PACTBND69043	CORR.,14 3/8 X 9 X 4 3/16 32E	(1)
RM-Corr	G/PACTBND874C4	CORR.,14-1/2 X 7-1/4 X 10-1/4	(1)
RM-Corr	G/PACTBNDD8255	CORR.,14 13/16 X 8 1/8 X 5 5/1	(1)
RM-Corr	G/PACTBNK4K45	CORR.,23-1/4 X 23-1/4 X 4.5 32	(1)
RM-Corr	G/PACTBNKJ4375	CORR.,23 X 23 X 4.375-32ECT PL	(1)
RM-Corr	G/PACTBNL6L62	CORR,BULK XL STRP RL 22 3/8X22	(1)
RM-Corr	G/PACTBNQ49086	CORR.,20-1/4 X 9 X 8-3/8 32ECT	(1)
RM-Corr	G/PACTBNSF8AZ9	CORR 15 15/16* 8 5/8* 13 9/16	(1)
RM-Corr	G/PACTBNT4T4EA	CORR.,16 1/4 X 16 1/4 X 25 5/8	(1)
RM-Corr	G/PACTBNT6D668	CORR 16 3/8* 14 3/8* 6 1/2 32E	(1)
RM-Corr	G/PACTBNU5905A	CORR., 17 5/16 X 9 X 5 5/8 32E	(1)
RM-Corr	G/PACTBNU6X158	CORR.,17-3/8 X 7 X 5-1/2 32EC	(1)
RM-Corr	G/PACTBNU8VCU5	CORR 17 1/2* 11 3/4* 17 5/16 3	(1)
RM-Corr	G/PACTBNUE7261	CORR.,17 7/8 X 7 1/8 X 6 1/16	(1)
RM-Corr	G/PACTBNV07CZ5	CORR 11*7 3/4*13 5/16 32ECT P	(1)
RM-Corr	G/PACTBNV45E8E	CORR,11-1/4 X 5-7/8 X 8-7/8 32	(1)
RM-Corr	G/PACTBNWC2907E	CORR.,10 1/8 X 9 X 7 7/8 32ECT	(1)
RM-Corr	G/PACTBNY42842	CORR 19 1/4* 13 1/2* 4 1/8 32E	(1)
RM-Corr	G/PACTBNZC6261	CORR.,14 X 6 1/4 X 6 32ECT PLA	(1)
RM-Corr	G/PACTBNZE8E5A	CORR 13 7/8* 8 7/8* 5 5/8 32EC	(1)
RM-Corr	G/PACTDNT2T2	CORR,16 1/8 X 16 1/8 DIE CUT D	(1)
RM-Corr	G/PACTDXBCCF	EGGCRATE 180 CELL FILLER	(1)
RM-Corr	G/PACTTMN0000	CORR., BULK STRIP - TOP	(1)
RM-Corr	G/PACTTMN0000-B	CORR., BULK STRIP - BOTTOM	(1)
RM-Corr	G/PACTZNEAZ2	CORR., 25 5/8 X 13 1/8 SCORED	(1)
RM-Slit2	G/PAFBD08XS1CX	1/2 DELNET SINGLE 3.5 OZ	(1)
RM-Slit2	G/PAFBD0AXS1WB	5/8 DELNET SINGLE 3.7 OZ BROWN	(1)
RM-Slit2	g/pafbd0axs1wx	5/8 DELNET SINGLE 3.5 OZ	(1)
RM-Slit2	G/PAFBD10XS1BX	1' PAD W/BRWN/NATURAL DELNET	(1)
RM-Lamn	G/PAFBD10XS1WX	DELNET LAMINATE,1" 3.5 oz. SIN	(1)
RM-Slit2	G/PAFBD14XS1WX	1 1/4 DELNET SINGLE 3.5 OZ	(1)
RM-Slit2	G/PAFBD16XS1WX	1 3/8' DELNET SSL 3.5 OZ.	(1)
RM-Slit2	G/PAFBD20XS1BX	BROWN/NATURAL 2' PAD MAT	(1)
RM-Slit2	G/PAFBD20XS1WX	2"DELNET SSL 3.5 OZ	(1)
RM-Lamn	G/PAFBD30XD4WX	LAMINATE,DOUBLE SIDED 3" 6.5 O	(1)
RM-Lamn	G/PAFBD30XDXWX	LAMINATE, DOUBLE SIDED 3IN 4.0	(1)
RM-Slit2	G/PAFBD30XS1CX	DELNET 3" SSL 3.5 OZ	(1)
RM-Slit2	G/PAFBDCXS1WX	3/4"3.5 OZ. DELNET, S.S	(1)
RM-Lamn	G/PAFBDJ0XD1BCX	DELNET LAMINATE, 57" 4.0oz.BRO	(1)
RM-Slit2	G/PAFBDO6XS0WX	3/8 DELNET CLEAR	(1)
RM-Slit2	G/PAFBDO6XSOBX	3/8 PAD WITH DELNET BR&NATURAL	(1)
RM-Slit2	G/PAFBDO8XS1BX	1/2"Brown Delnet 3Ply	(1)
RM-Slit4	G/PAFBL08XXXXX	FOIL SLIT 1/2'	(1)
RM-Fabrc	G/PAFBL50XXX	FOIL LAMINATE, SLIT 5.0 INCHES	(1)
RM-Slit4	G/PAFBLO4XXXXX	FOIL SLIT 1/4	(1)
RM-Lamn	G/PAFBNK0XS1WX	LAMINATE, 57" 3.5 oz. SINGLE S	(1)
RM-Label	G/PALP2010WSB	LABEL, LATEX FREE STERILE BAND	(1)
RM-Label	G/PALPI4030G	LABEL,4"X3"LT.GREEN THERMAL T	(1)
RM-Label	G/PALPI4030W	LABEL, 4X3 BLANK THERMAL TRANS	(1)
RM-Label	G/PALPO1810W	LABEL, PLAIN 1-1/2X1 (SATO)	(1)
RM-Misc	G/PAMIGXX23N	LIQUID GEL BANDAGE 1.5 GRAMS	(1)
RM-Slit4	G/PAMIJG023N	5/8 BUTTERFLY FILM	(1)
RM-Misc	G/PAMIPXX23N	APPLICATOR TIPS,GREEN STICK/ W	(1)
RM-CntOt	G/PANC833F18	TRAY, 1IN STRIP-150'S	(1)
RM-CntOt	G/PANENB143GI	CORE, 1.25X3.04X.15	(1)
RM-CntOt	G/PANENT063H0J	CORE, .375X3.04X.15	(1)
RM-CntOt	G/PANENT083H0J	CORE, .5X3.04X.15	(1)
RM-CntOt	G/PANENT0C3H0J	CORE, .75X3.04X.15	(1)
RM-CntOt	G/PANENT0E3H0J	CORE, .875X3.04X.15	(1)
RM-CntOt	G/PANENT103H0J	CORE, 1X3.04X.15	(1)
RM-CntOt	G/PANENT123H0J	CORE, 1.125X3.04X.15	(1)
RM-CntOt	G/PANENT203H0J	CORE, 2X3.04X.15	(1)
RM-CntOt	G/PANENT303H0J	CORE, 3X3.04X.15	(1)
RM-CntOt	G/PANTNB3F4171	CONT 10 BLANK STRIP/BFLY (AMER	(1)
RM-CntOt	G/PANTNB744010	CONT 1X3 BULK TRAY (AMERICA	(1)
RM-Label	G/PAPO2810W	LABEL, IN-HOUSE PLAIN 2-1/2X1	(1)
RM-Paper	G/PAPPXXRX44R	NEUTRAL RANDOM PP NAPWA 4-1/4	(1)
RM-Slit2	G/PAPR603X36R	3-3/8"60# L30 RELEASE PAPER	(1)
RM-Slit2	G/PAPRAPN50RP	5"RELEASE PAPER	(1)
RM-Slit2	G/PAPRXXNBIAR	Polyslik L30 1 5/8	(1)
RM-Slit2	G/PAPRXXNH10R	POLYSLIK L30 1'ROLL	(1)
RM-Slit2	G/PAPRXXNX12R	POLYSLIK L30 60# 1 1/8	(1)
RM-Slit2	G/PAPRXXNX18R	PAPER,RELEASE 1.5' 53# (TECHNI	(1)
RM-Slit2	G/PAPRXXNX1CR	PAPER SLICONE RLEASE 1-3/4' 53	(1)
RM-Paper	G/PAPWGSPC2CR	GLITTER STAR PRINTED PAPER 2-3	(1)
RM-Paper	G/PAPWLFNQ21R	PAPER PLAIN RIGHT(INB) 2-1/16"	(1)
RM-Paper	G/PAPWLFNX1DR	BLANK PAPER 1-13/16" LATEX FRE	(1)
RM-Paper	G/PAPWLFNX20R	BLANK PAPER 2" LATEX FREE	(1)
RM-Paper	G/PAPWLFNX24R	BLANK PAPER 2-1/4" LATEX FREE	(1)
RM-Paper	G/PAPWLFNX26R	BLANK PAPER 2-3/8" LATEX FREE	(1)
RM-Paper	G/PAPWLFNX2AR	BLANK PAPER 2-5/8" LATEX FREE	(1)
RM-Paper	G/PAPWLFNX2CR	BLANK PAPER 2-3/4 LATEX FREE	(1)
RM-Paper	G/PAPWLFNX2GR	Blank Paper 2 31/32 Latex Free	(1)
RM-Paper	G/PAPWLFNX2HR	BLANK PAPER 2-11/32 LATEX FREE	(1)
RM-Paper	G/PAPWLFNX32R	Blank Paper 3 1/8" Latex Free	(1)
RM-Paper	G/PAPWLFNX3CR	BLANK PAPER 3-3/4" LATEX FREE	(1)
RM-Paper	G/PAPWLFNX3GR	Blank Paper 3-31/32 Latex Free	(1)
RM-Paper	G/PAPWLFNX41RB	Blank 22# latex Free Paper 4-1	(1)
RM-Paper	G/PAPWLFNX43R	PAPER BLANK 4-3/16" LATEX FREE	(1)
RM-Paper	G/PAPWLFNX44R	PAPER, 4-1/4" BLANK LATEX FREE	(1)
RM-Paper	G/PAPWLFNX50R	BLANK PAPER 5" LATEX FREE	(1)
RM-Paper	G/PAPWLFNXQCRB	BLANK 22# LATEXFREE PAPER 20-3	(1)
RM-Paper	G/PAPWLFNXR8R	PAPER 21-1/2" PLAIN LATEX FRE	(1)
RM-Paper	G/PAPWLFRX20R	NEUTRAL RANDOM PP 2" LATEX FR	(1)
RM-Paper	G/PAPWNERL50R	NEUTRAL RANDOM PP 5 IN	(1)
RM-Paper	G/PAPWNERX3CR	NEUTRAL GENERIC RANDOM PP 3-3/	(1)
RM-Paper	G/PAPWSHGH26R	NEUTRAL PP PATCH SH 2-3/8	(1)
RM-Paper	G/PAPWSVRX1DR	SOFT FLEXFAB RANDOM PP 1-13/16	(1)
RM-Paper	G/PAPWSVRX20R	SOFT FLEXFAB RANDOM PP 2" LATE	(1)
RM-Paper	G/PAPWSVRX2AR	SOFT FLEXFAB RANDOM PP 2-5/8"	(1)
RM-Paper	G/PAPWSVRX2CR	SOFT FLEXFAB RANDOM PP 2-3/4"	(1)
RM-Paper	G/PAPWSVRX41R	SOFT FLEXFAB RANDOM PP 4-1/16"	(1)
RM-Paper	G/PAPWXXGQ21R	NEUTL PP STAT LEFT (OUT B) 2-1	(1)
RM-Paper	G/PAPWXXGQ23R	NEUTL PP STAT RIGHT (IN B) 2-3	(1)
RM-Paper	G/PAPWXXRJ28R	NEUTL GENERIC RANDOM PP 2 1/2"	(1)
RM-Paper	G/PAPWXXRX1DR	NEUTL RANDOM PP 1 13/16	(1)
RM-Paper	G/PAPWXXRX2CR	NEUTL RANDOM PP 2-3/4 L.F.	(1)
RM-Paper	G/PAPWXXRX32R	NEUTL RANDOM PP 3-1/8 LATEX FR	(1)
RM-Paper	G/PAPWXXRX41R	NEUTL RANDOM PP 4-1/16	(1)
RM-Paper	G/PAPWXXRX44R	NEUTL RANDOM PP NAP 4-1/4 (BLU	(1)
RM-Slit2	G/PASC3PTR3	3 PLY TRICOT	(1)
RM-Slit2	G/PASCWP32X	3 1/8 SLIT WP TAPE	(1)
RM-Slit3	G/PASFFB00X	TAPE, BLUE ELASTIC 2 IN.	(1)
RM-Slit3	G/PASFFB34X	TAPE, BLUE FLEX 3 1/4	(1)
RM-Slit3	G/PASFFH1CX	TAPE, 1-3/4 IN HW FLEX	(1)
RM-Slit3	G/PASFFH34XX	TAPE, HEAVY WT FLEX 3-1/4	(1)
RM-Slit4	G/PASFFL12X	TAPE, 1 1/8" FLEX FABRIC	(1)
RM-Slit3	G/PASFFL34X	TAPE, FLEX 3 1/4	(1)
RM-Slit3	G/PASFFL48X	TAPE, 4-1/2 IN ELASTIC	(1)
RM-Slit3	G/PASFFL4BX	TAPE, 4 11/16" ELASTIC	(1)
RM-Slit3	G/PASFSV12X	TAPE, 1 1/8" RAYON SOFT FLEXFA	(1)
RM-Slit3	G/PASFSV1CX	TAPE, 1 3/4" RAYON SOFT FLEXFA	(1)
RM-Slit3	G/PASFSV34X	TAPE, 3 1/4" RAYON SOFT FLEXFA	(1)
RM-Slit2	G/PASFTR0CX	TAPE, 3/4 TRICOT W/AHDV SLIT	(1)
RM-Slit3	G/PASFTR34X	TAPE, TRICOT 3 1/4	(1)
RM-Slit3	G/PASMPP1CXX	1-3/4"Water Seal Tape	(1)
RM-Slit3	G/PASMPP2CXX	2-3/4"Water Seal Tape	(1)
RM-Slit3	G/PASMPP34XX	3-1/4"Water Seal Tape	(1)
RM-Slit3	G/PASPCL12B	PERFED 1-1/8 CLEAR PE	(1)
RM-Slit3	G/PASPCL1CB	PERFED 1-3/4 SOFT TOUCH CLEAR	(1)
RM-Slit3	G/PASPCL2AB	PERFED CLEAR 2 5/8	(1)
RM-Slit3	G/PASPCL36B	TAPE, PERFED 3 3/8 CLEAR PE	(1)
RM-Slit3	G/PASPFO12B	TAPE, PERFED PE FOAM 1 1/8"	(1)
RM-Slit3	G/PASPPB34X	TAPE,3 1/4" BLUE PE, UNPERFED	(1)
RM-Slit3	G/PASPPL12B	PERFED 1 1/8 PE PLASTIC	(1)
RM-Slit3	G/PASPPL18B	PERFED 1-1/2 FLESH	(1)
RM-Slit3	G/PASPPL1CB	PERFED 1-3/4 PLASTIC PE TAPE	(1)
RM-Slit3	G/PASPPL2AB	TAPE, 2 5/8" FLESH PE, PERFED	(1)
RM-Slit3	G/PASPPL34B	PERFED 3 1/4 SOFT TOUCH FLESH	(1)
RM-Slit3	G/PASPPL36B	TAPE, PERFED 3 3/8 PE PLASTIC	(1)
RM-Slit3	G/PASPPL48B	PERFED SOFT TOUCH PLASTIC 4-1/	(1)
RM-Slit3	G/PASPSH12B	PERFED 1 1/8 PE SHEER	(1)
RM-Slit3	G/PASPSH18B	PERFED 1 1/2" SHEER PE	(1)
RM-Slit3	G/PASPSH1CB	PERFED 1-3/4 SHEER PE TAPE	(1)
RM-Slit3	G/PASPSH2AB	TAPE, 2 5/8" SHEER PE, PERFED	(1)
RM-Slit3	G/PASPSH34B	PERFED 3 1/4 SOFT TOUCH SHEER	(1)
RM-Slit3	G/PASPSH38B	PERFED 3 1/2 SOFT TOUCH SHEER	(1)
RM-Slit3	G/PASPSH48B	PERFED SOFT TOUCH SHEER 4-1/2	(1)
RM-Slit3	G/PASVWHD4XX	TAPE, 14 1/4IN PVC WHITE	(1)
RM-TryBl	G/PAYTLGBA	TRAY, FOR LIQUID GEL BAND. & A	(1)
XX-RM	G/PCAD24	ADHESIVE, #2420 CLEAR	(1)
XX-RM	G/PCAD51	ADHESIVE, #5135-76 CLEAR	(1)
XX-RM	G/PCADCL88	ADHESIVE, #2488 CLEAR	(1)
FSO-Raw	G/PDBLTBCU4	BLISTER FOR 4PK TB CAPS	(1)
FSO-Raw	G/PDCN196	CORR.,17 7/16 x 8 1/2 x 18 5/8	(1)
FSO-Raw	G/PDCN196A	CORR.,18 X 11 X 17 32ECT PLAIN	(1)
FSO-Raw	G/PDCN2957	CORR.,18 3/8 X 13 X 18 1/2 32E	(1)
FSO-Raw	G/PDCN360	CORR.,17 3/8 X 12 3/4 X 10 32E	(1)
FSO-Raw	G/PDCN50406	CORR.,8 1/2 X 6 7/16 X 9 3/8 3	(1)
FSO-Raw	G/PDCN526/6	CORR.,9 1/2 X 8 3/16 X 11 32EC	(1)
FSO-Raw	G/PDCN527CS	CORR.,22 X 18 X 9 3/4 32ECT PL	(1)
FSO-Raw	G/PDFB196	OC GP FB autobottom w/top (TB	(1)
FSO-Raw	G/PDFB196A	OC SOAPBOX CHIPBOARD CONTAINER	(1)
FSO-Raw	G/PDFB2957	OC-P autobutt. w/top FB2957	(1)
FSO-Raw	G/PDFB545	Oral Care GP autobottom w/top	(1)
FSO-Raw	G/PDLR526	UPC Label Assorted Tube 0-7476	(1)
FSO-Raw	G/PDPP92PPN	NATURAL SMALL (CLEAR) 2PC SOAB	(1)
FSO-Raw	G/PDPPTHL1/L	Lilac Large 2pc Toothbrush Tub	(1)
FSO-Raw	G/PDPPTHL1/N	Natural (clear)Large Toothbrus	(1)
FSO-Raw	G/PDPPTHL1/NB	Navy (reflex) Blue Large 2pc T	(1)
FSO-Raw	G/PDPPTHL1/PLG	Pearl LimeGreen Lg 2pc Toothbr	(1)
FSO-Raw	G/PDPPTHL1/S	Salmon Large 2pc Toothbrush T	(1)
FSO-Raw	G/PDPPTHL1/SB	Sky Blue Large 2pc Toothbrush	(1)
FSO-Raw	G/PDPPTHL1/W	White Large 2pc Toothbrush T	(1)
FSO-Raw	G/PDPPTHL1/Y	Yellow Lg 2pc Toothbrush Tub	(1)
FSO-Raw	G/PDPPTSPU/L	Lilac Large Premium 2pc Soap B	(1)
FSO-Raw	G/PDPPTSPU/PLG	Pearl Limegreen Large Premium	(1)
FSO-Raw	G/PDPPTSPU/S	Salmon Large Premium 2pc Soap	(1)
FSO-Raw	G/PDPPTSPU/SB	Sky Blue Large Premium 2pc Soa	(1)
FSO-Raw	G/PDPPTSPU/Y	Yellow Lg Premium 2pc SoapBox	(1)
FSO-Raw	G/PDPPTSPUN	LARGE 2PC NATURAL (CLEAR) SOAP	(1)
FSO-Raw	G/PFDPP71PE/PA	PARADISE PINK TOOTHBRUSH CAPS	(1)
FSO-Raw	G/PFDPP71PE/RB	RIO BLUE TOOTHBRUSH CAPS	(1)
FSO-Raw	G/PFDPP71PE/RO	RETRO ORANGE TOOTHBRUSH CAPS	(1)
FSO-Raw	G/PFDPP71PE/TW	TEAL WATER TOOTHBRUSH CAPS	(1)
FSO-Raw	G/PFDPP71PE/W	WHITE Toothbrush Caps	(1)
RM-Slit4	G/PMIJH23N	FILM ..5' BUTTERFLY	(1)
FS-ABBFly	GOOAABBTLWCA04	[Redacted](1) 10ct.Medium Butt	(1)
FS-AB	GOOAABHF13Q604	[Redacted](1) 20CT SUPER STRIP	(1)
FS-ABXLG	GOOAABPS34C604	[Redacted](1) 3X4 ADH PAD 10CT	(1)
FS-AB	GOOAABSCT3F604	[Redacted](1) PHARMACY 30 3/4"	(1)
FS-AB	GOOAABSPT3K604	[Redacted](1) 60CT PLASTIC 3/4	(1)
FS-AB	GOOAABSS13H604	[Redacted](1) SHEER 1x3 40 CT	(1)
FS-AB	GOOAABSS24C606	[Redacted](1) 10CT SHEER XL 2x	(1)
FS-AB	GOOAAS1SH9K604	[Redacted](1) PHARMACY 60CT AS	(1)
FS-AT	GOOAATSA2N1604	[Redacted](1) SELF-ADH TAPE 2X	(1)
FS-AT	GOOAATWPIC1A04	[Redacted](1) WP TAPE 1/2"X 1	(1)
FS-GP	GOOAGPGS22C606	[Redacted](1) 10CT 2X2 STERILE	(1)
FS-GP	GOOAGPGS33C606	[Redacted](1) 10CT 3X3 STERILE	(1)
RM-Label	GOOALOATWPIC1	LABEL,1/2X10 WP TAPE SHELL GOO	(1)
XR-0003	GOOARTABBTLWC	BOX, 10CT. MED. BUTTERFLY GOO	(1)
XR-0012	GOOARTABPS34C	BOX, 10CT 3X4 SHEER PATCH GOO	(1)
XR-0004	GOOARTABSS24C	BOX,10CT 2X4 EX. LARGE SHEER	(1)
XR-0001	GOOARTAS1SH9K	BOX, 60 CT. ASST. SHEER GOOD	(1)
FS-PP	GYSAPPB23X0012	Gypsona S 2x3 yd Plaster BNDG	(1)
FS-PP	GYSAPPB33X012	Gypsona "S" 3X3 Yd Plaster 12	(1)
FS-PP	GYSAPPB45X0012	GYPSONA S 4X5YD PLASTER BNDG 1	(1)
FS-PP	GYSAPPB63X0012	GYPSONA S 6X3YD PLASTER BNDG 1	(1)
FS-PP	GYSAPPB65X0012	GYPSONA S 6X5YD PLASTER BNDG 1	(1)
FS-PP	GYSAPPS3AX0050	GYPSONA S 3X15 PLASTER SPLINT	(1)
FS-PP	GYSAPPS4AX0050	GYPSONA S 4X15 PLASTER SPLINT	(1)
FS-PP	GYSAPPS5BX0050	GYPSONA S 5X30 PLASTER SPLINT	(1)
FS-AB	HDIAABSS13T0BC	[Redacted](1) 2880 1X3 SH 16	(1)
FS-AB	HDIAABSST3G0BY	[Redacted](1) 3600 3/4 SH 20'S	(1)
WP-AB1x3	HQUABBFOS13AXR	1X3 HOSP QUAL PVC FOAM BULK PE	(1)
FS-AB	HRTAABFD2U00AC	[Redacted](1) 2" FINGERTIP HW FLEX ZIGZ	(1)
FS-AB	HRTAABFT2U00BM	[Redacted](1) 2" FINGERTIP FLEX 2400/CS	(1)
FS-AB	HRTAABFT3U00AN	[Redacted](1) 3" FINGERTIP FLEX 1400/CS	(1)
FS-AB	HRTAABHF13P010	[Redacted](1) 1X3 HW FLEX 1300/CS	(1)
FS-AB	HRTAABNF3J00BS	[Redacted](1) KNUCKLE FLEX 1800/CS	(1)
FS-AB	HRTAABSF13P010	[Redacted](1) 1X3 FLEX STRIP 1300/CS	(1)
FS-AB	HRTAABSF2300BW	[Redacted](1) 2X3 PATCH FLEX 1500/CS	(1)
FS-AB	HRTAABSS13G010	[Redacted](1) 1X3 SHEER STRIP 1500/CS	(1)
FS-AB	HRTAABSST3G010	[Redacted](1) 3/4 SHEER STRIP 1500/CS	(1)
WP-AB1x3	HRTABBFHS13BXR	1EA 1X3 HW FLEX ROLL [Redacted](1) HEAL	(1)
WP-ABJr	HRTABBFLF2UBXR	1EA 2IN FINGERTIP FLEX ROLL H	(1)
WP-ABReg	HRTABBFLF3UAXR	1EA 3IN FINGERTIP FLEX ROLL HA	(1)
WP-ABReg	HRTABBFLH23AXR	1EA 2X3 PATCH FLEXFAB ROLL HAR	(1)
WP-ABJr	HRTABBFLKJEAXR	1EA KNUCKLE FLEX ROLL HART HEA	(1)
WP-AB1x3	HRTABBFLS13BXR	1EA 1X3 FLEX FULL PAD ROLL HAR	(1)
WP-AB3/4	HRTABBFLST3BXR	1EA 3/4 FLEX HART ROLL FULL PA	(1)
WP-AB1x3	HRTABBSHS13BXR	1EA 1X3 SHEER FULL PAD ROLL HA	(1)
WP-AB3/4	HRTABBSHST3BXR	1EA 3/4 SHEER FULL PAD ROLL HA	(1)
RM-Paper	HRTAPWFHPD41R	[Redacted](1) 1X3" HW PP 4 1/16 LATEX F	(1)
RM-Paper	HRTAPWFHPF30R	[Redacted](1) 3" FINGERTIP HW FLEX PP 2	(1)
RM-Paper	HRTAPWFHPK41R	[Redacted](1) KNUCKLE HW FLEX PP 4-1/1	(1)
RM-Paper	HRTAPWFHPR2CR	[Redacted](1) 2" FINGERTIP HW FLEX PP 2	(1)
RM-Paper	HRTAPWFLPC41R	[Redacted](1) 3/4X3" FLEX PP 4 1/16 LAT	(1)
RM-Paper	HRTAPWFLPF30R	[Redacted](1) 3" FINGERTIP FLEX PP 2-3/	(1)
RM-Paper	HRTAPWFLPH41R	[Redacted](1) 2X3" FLEX PATCH 4-1/16" L	(1)
RM-Paper	HRTAPWFLPK41R	[Redacted](1) KNUCKLE FLEX PP 4 1/16 LA	(1)
RM-Paper	HRTAPWSHPD41R	[Redacted](1) 1X3" SHEER PP 4 1/16 LATE	(1)
FS-AB	HSTAABSPT3KA06	[Redacted](1) TEETER 60 3/4 PL @ 6/1	(1)
FS-AB	HSTAAS1FB7FA06	[Redacted](1) TEETER 30 ASST FLEX @6D	(1)
FS-AB	HSTAAS1SE5KA06	[Redacted](1) TEETER 60 ASST SHEER @6	(1)
XR-0001	HSTARTABSPT3K	BOX, 60CT. 3/4X3 PLASTIC HAR	(1)
XR-0001	HSTARTAS1SE5K	BOX, 60 CT. ASST. SHEER HARRI	(1)
FS-AB	HYVAABSAT3F624	[Redacted](1) 30 3/4 ACTION FOAM @12DZ	(1)
FS-AB	HYVAABSCT3F624	[Redacted](1) 30 3/4 CLEAR	(1)
FS-AB	HYVAABSPT3K624	[Redacted](1) 60 3/4 Plastic Strips @1	(1)
FS-AB	HYVAABSS13H624	[Redacted](1) 40 1X3 SHEER @12DZ	(1)
FS-AB	HYVAABSS24C606	[Redacted](1) 10CT XLG 2X4 SHEER @3DZ	(1)
FS-AB	HYVAAS1AC5H624	[Redacted](1) 40 ASST ACTION FOAM @12D	(1)
FS-AB	HYVAAS1FA7F612	[Redacted](1) 30 ASST FLEX 12DZ/CS	(1)
FS-AB	HYVAAS1SE5K624	[Redacted](1) 60 Asst Sheer @12DZ	(1)
XR-0001	HYVARTABSAT3F	BOX, 30 CT. 3/4X3 FOAM [Redacted](1)	(1)
XR-0001	HYVARTABSCT3F	BOX, 30 CT. 3/4X3 CLEAR [Redacted](1)	(1)
XR-0001	HYVARTABSPT3K	BOX, 60 CT. 3/4X3 PLASTIC [Redacted](1)	(1)
XR-0001	HYVARTABSS13H	BOX, 40 CT. 1X3 SHEER [Redacted](1)	(1)
XR-0001	HYVARTAS1AC5H	BOX, 40 CT. ASST. FOAM [Redacted](1)	(1)
XR-0001	HYVARTAS1FB7F	BOX, 30 CT. ASST. FLEX [Redacted](1)	(1)
XR-0001	HYVARTAS1SF2K	BOX, 60 CT. ASST. SHEER [Redacted](1)	(1)
XR-0012	LIFARTABNB34C	BOX, 10 CT. 3X4 NAPWA LIFE B	(1)
FS-AB	LNYAABLC23D012	LOONEY CHARACTERS 50CT 2X3 PAT	(1)
FS-AB	LNYAABTWKXD024	TWEETY 100 CT SPOT @ 2DZ	(1)
FS-AB	LNYAAS1HL0D012	BUGS&CHARACTERS 100CT 3/4 ASST	(1)
FS-AB	LNYAAS1HL8D012	100CT 3/4 ASST STAT BUGS & DAF	(1)
FS-AB	LNYAAS1HL9D012	100CT 3/4 ASST STAT BUGS & TAZ	(1)
FS-AB	LNYAAS1HLAD012	TWEETY BOY&GIRL 100CT 3/4 ASST	(1)
FS-AB	LNYAAS1HM1D012	100CT 3/4 ASST STAT WILEE COYO	(1)
WP-ABJR	LNYABBTWPKXAXR	1EA SPOT ROLL TWEETY	(1)
WP-ABSTAT	LNYABSBUST3BXR	1EA 3/4"X3 STAT ROLL BUGS	(1)
WP-ABSTAT	LNYABSBYST3BXR	1EA 3/4"X3 STAT ROLL BUGS BUNN	(1)
WP-ABSTAT	LNYABSDYST3BXR	1EA 3/4"X3 STAT ROLL DAFFY	(1)
WP-ABSTAT	LNYABSLCST3BXR	1EA 3/4"X3 STAT ROLL LOONEY CH	(1)
WP-ABSTAT	LNYABSRRST3BXR	1EA 3/4"X3 STAT ROLL ROAD RUNN	(1)
WP-ABSTAT	LNYABSTGST3BXR	1EA 3/4"X3 STAT ROLL TWEETY GI	(1)
WP-ABSTAT	LNYABSTZST3BXR	1EA 3/4"X3 STAT ROLL TAZ	(1)
WP-ABSTAT	LNYABSWLST3BXR	1EA 3/4"X3 STAT ROLL WILEE COY	(1)
XR-0001	LNYARTABTWKXD	BOX, 100 CT. SPOT TWEETY	(1)
XR-0002	LNYARTAS1HL8D	BOX, 100CT 3/4X3 ASST STAT BUG	(1)
XR-0002	LNYARTAS1HL9D	BOX, 100CT 3/4X3 ASST STAT BUG	(1)
XR-0002	LNYARTAS1HLAD	BOX,100CT 3/4 ASST STAT TWEETY	(1)
XR-0002	LNYARTAS1HM1D	BOX,100CT 3/4 ASST STAT WILE E	(1)
RM-Subst	LNYASVLC36B	TAPE, PERFED 3 3/8" LOONEY CHA	(1)
RM-Subst	LNYASVRB36B	TAPE, PERFED 3 3/8" BUGS PVC	(1)
RM-Subst	LNYASVTB36B	TAPE, PERFED 3 3/8" TWEETY BOY	(1)
RM-Subst	LNYASVTG36B	TAPE, PERFED 3 3/8" TWEETY GIR	(1)
XR-0001	LONARTABSF13E	BOX, 25 CT. 1X3 FLEX LONDON D	(1)
XR-0001	LONARTABSPT3E	BOX, 25 CT. 3/4X3 PLASTIC LON	(1)
XR-0001	LONARTAS1CD14K	BOX, 60 CT. ASST. CLEAR LONDO	(1)
XR-0001	LONARTAS1DD15L	BOX, 45 CT. ASST. CLEAR WP LO	(1)
XR-0002	LONARTAS1FD18D	BOX, 100 CT. ASST. FLEX LONDO	(1)
XR-0001	LONARTAS1FD19F	BOX, 30 CT. ASST. FLEX LONDON	(1)
XR-0001	LONARTAS1PD16K	BOX, 60 CT. ASST. PLASTIC LON	(1)
XR-0002	LONARTAS1PD17G	BOX, 150 CT. ASST. PLASTIC LO	(1)
XR-0001	LONARTHYSMEY6	BOX, 6 CT. MED. HYDROCOLLOID L	(1)
FS-GP	MEIAGPGS22C606	[Redacted](1) 10CT 2X2 STERILPAD @3DZ	(1)
FS-GP	MEIAGPGS33C606	[Redacted](1) 10CT 3X3 STERILE PAD @3	(1)
FSO-Raw	MILDBGTHLB1	PRO SGL TOOTHBRUSH BAG(#527)	(1)
FSO-Raw	MILDBGTSRB1L	PRO PRTD BAG FOR LG SOAP BOX	(1)
FSO-Trvdis	MILDTBCU00AA144	WHITE TB CAPS BULK PACK-144PCS	(1)
FSO-Trvdis	MILDTHLB1A12	Pro LARGE Sgl TB TUBE-Bagged 1	(1)
FSO-Trvdis	MILDTHLU0072	LARGE TB TUBE 6DZ BULK PACK 72	(1)
FSO-Trvdis	MILDTHLU0072BU	L.G. N. Blue TB Tubes W/upc 72	(1)
FSO-Trvdis	MILDTSRB1A12	Large Assorted Bagged Soap Box	(1)
FSO-Trvdis	MILDTSRU1A12	Large Assorted Bulk Soap Boxes	(1)
FS-AB	MKBAABSF24C604	[Redacted](1) FLEX XL 2x4 10 C	(1)
FS-AB	MKBAABSPT3K604	[Redacted](1) 60CT 3/4x3 PLAST	(1)
FS-AB	MKBAABSS13H604	[Redacted](1) 40CT 1X3 SHEER 2	(1)
FS-AB	MKBAAS1FH8F604	[Redacted](1) 30CT ASST FLEX 2	(1)
FS-GP	MKBAGPGS22C606	[Redacted](1) 10CT 2IN STERIL	(1)
FS-ABNAPAD	MORAABNA34D012	MOORE 3X4 NA PAD 100 1DZ	(1)
XR-0036	MORARTABNA23D	BOX, 2X3 NA PAD 100 [Redacted](1) (C00	(1)
XR-0002	MORARTABNA34D	BOX, 100 CT. 3X4 NA PADS [Redacted](1)	(1)
FS-ABBFly	NUTAABBTLWD036	[Redacted](1) MED BUTTERFLY	(1)
FS-AB	NUTAABFT2UD036	[Redacted](1) FLEX 2IN FING	(1)
FS-AB	NUTAABNF3XD036	[Redacted](1) FLEX KNUCKLE	(1)
FS-AB	NUTAABSF13D036	[Redacted](1) 1X3 FLEX 100C	(1)
FS-AB	NUTAABSFT3D036	[Redacted](1) 3/4X3 FLEX 10	(1)
FS-AB	NUTAABSS1300BW	[Redacted](1) 1X3 SHEER BUL	(1)
FS-AB	NUTAABSS13D036	[Redacted](1) 1X3 SHEER 100	(1)
FS-AB	NUTAABSST3D036	[Redacted](1) 3/4X3 SHEER 1	(1)
WP-ABSTAT	PEAABSPRST3BXR	1EA 3/4 SNOOPY FRIENDS ROLL (S	(1)
WP-ABSTAT	PEAABSPSST3BXR	1EA 3/4 SNOOPY PALS ROLL (STAT	(1)
XR-0001	PEAARTABPYKXD	BOX, 100 CT. 7/8IN SNOOPY JOE	(1)
XR-0002	PEAARTS1HM7D	BOX,100CT 3/4 STAT SNOOPY FRIE	(1)
XR-0002	PEAARTSSPYT3D	BOX, 100CT 3/4X3 STAT SNOOPY	(1)
FS-AB	PEAASSPQT3D012	100CT 3/4" STAT CHARLIE BROWN	(1)
FS-AB	PEAASSPYT3D012	100CT 3/4" STAT SNOOPY @1DZ	(1)
RM-Subst	PEAASVPR36B	TAPE, PERFED 3 3/8" SNOOPY FRI	(1)
FSO-Raw	PRODRCTBCU4	PRO 4 PACK TOOTHBRUSH CAPS CAR	(1)
FSO-Trvdis	PRODTBCU4A12	PRO 4PK Toothbrush Covers 144p	(1)
FS-ABBFly	PRVAABBTLWCA04	[Redacted](1) 10CT MED. BUTTER	(1)
FS-ABNAPAD	PRVAABNA23C606	[Redacted](1) 10CT 2X3 NA PAD	(1)
FS-ABNAPAD	PRVAABNA34C024	[Redacted](1) 10CT 3X4 NA PAD	(1)
FS-ABNAPAD	PRVAABNA34C024	[Redacted](1) 10CT 3X4 NA PAD @ 2 DZ	(1)
FS-ABNAPAD	PRVAABNB23C606	[Redacted](1) NAPWA 10CT 2X3 @	(1)
FS-AB	PRVAABOCKXDA06	[Redacted](1) CLEAR 100CT SPOT	(1)
FS-ABXLG	PRVAABPP34C604	[Redacted](1) 10CT 3X4 PL PATC	(1)
FS-AB	PRVAABSA24C606	[Redacted](1) 10CT XL 2x4 FOAM	(1)
FS-AB	PRVAABSAT3FA06	[Redacted](1) 30CT 3/4 FOAM @	(1)
FS-AB	PRVAABSCT3CA04	[Redacted](1) 10CT 3/4 CLEAR	(1)
FS-AB	PRVAABSCT3FA06	[Redacted](1) 30CT 3/4 CLEAR @	(1)
FS-AB	PRVAABSF24C606	[Redacted](1) 10CT XL 2x4 FLEX	(1)
FS-AB	PRVAABSFT3FA06	[Redacted](1) 30CT 3/4 FLEX @	(1)
FS-AB	PRVAABSP13HA06	[Redacted](1) PLASTIC 1X3 40CT	(1)
FS-AB	PRVAABSP24C606	[Redacted](1) 10CT XL 2x4 PLAS	(1)
FS-AB	PRVAABSPT3KA06	[Redacted](1) 60CT 3/4 PLASTIC	(1)
FS-AB	PRVAABSS13HA06	[Redacted](1) SHEER 1X3 40CT @	(1)
FS-AB	PRVAABSS24C606	[Redacted](1) 10CT XL 2x4 SHEE	(1)
FS-AB	PRVAABSST3KA06	[Redacted](1) 60CT 3/4 SHEER	(1)
FS-AB	PRVAABSWT3FA06	[Redacted](1) 30CT 3/4 WATER S	(1)
FS-AB	PRVAAS1AC5HA06	[Redacted](1) FOAM ASST 45CT @	(1)
FS-AB	PRVAAS1CH7LA06	[Redacted](1) CLEAR ASST 45CT	(1)
FS-AB	PRVAAS1FA4QA06	[Redacted](1) 20CT KNUCKLE/FIN	(1)
FS-AB	PRVAAS1FH8FA06	[Redacted](1) 30CT FLEX ASST @	(1)
FS-AB	PRVAAS1PH9KA06	[Redacted](1) 60CT ASST PLASTI	(1)
FS-AB	PRVAAS1SH9KA06	[Redacted](1) 60CT ASST SHEER	(1)
FS-AB	PRVAAS1WN5FA06	[Redacted](1) WATER SEAL ASST	(1)
XR-0003	PRVARTABBTLWC	BOX, 10 CT. MED. BUTTERFLY [Redacted](1)	(1)
XR-0010	PRVARTABNA23C	BOX, 10 CT. 2X3 NAP [Redacted](1) V	(1)
XR-0024	PRVARTABNA34C	BOX, 10 CT. 3X4 NAP [Redacted](1) V	(1)
XR-0010	PRVARTABNB23C	BOX, 10 CT. 2X3 NAPWA [Redacted](1)	(1)
XR-0012	PRVARTABPP34C	BOX,10CT 3X4 PLASTIC PATCH [Redacted](1)	(1)
XR-0012	PRVARTABPS34C	BOX, 10CT 3X4 SHEER PATCH PREM	(1)
XR-0001	PRVARTAS1WN5F	BOX, 30CT ASST. WATER SEAL PRE	(1)
FS-AB	PUBAABHF13Q604	[Redacted](1) 20CT SUPER STRIP 1x3 @2	(1)
FS-ABXLG	PUBAABPS34C604	[Redacted](1) 10CT SHEER 3x4 PATCH @2	(1)
FS-AB	PUBAABSCT3F604	[Redacted](1) 30CT CLEAR 3/4X3 @ 2DZ	(1)
FS-AB	PUBAABSCT3F604	[Redacted](1) 30CT CLEAR 3/4X3 @ 2DZ	(1)
FS-AB	PUBAABSFT3F604	[Redacted](1) 30CT FLEX 3/4X3 @ 2DZ	(1)
FS-AB	PUBAABSPT3K604	[Redacted](1) 60CT PLASTIC 3/4x3 @ 2	(1)
FS-AB	PUBAABSS13H604	[Redacted](1) 40CT SHEER 1X3 @ 2DZ	(1)
FS-AB	PUBAABSS24C604	[Redacted](1) 10CT SHEER XLG 2x4 @ 2D	(1)
FS-AB	PUBAAS1FH8F604	[Redacted](1) 30CT FLEX ASST @ 2DZ	(1)
FS-AB	PUBAAS1SH9K604	[Redacted](1) 60CT SHEER ASST @ 2DZ	(1)
XR-0012	PUBARTABPS34C	BOX, 10 CT. 3X4 SHEER PATCH P	(1)
FS-AB	QUCAABHF13Q604	[Redacted](1) 20CT SUPER STRI	(1)
FS-AB	QUCAABSCT3FA06	[Redacted](1) 30 3/4 CL @ 6DZ (9082	(1)
FS-AB	QUCAABSPT3CA12	[Redacted](1) 10 3/4 PL @ 12 DZ (908	(1)
FS-AB	QUCAABSS24C606	[Redacted](1) SHEER XL 2x4 10	(1)
FS-AB	QUCAABSST3H612	[Redacted](1) 40CT 3/4 SHEER	(1)
FS-AB	QUCAAPSPT3K612	[Redacted](1) 60 3/4 PLASTIC	(1)
FS-AB	QUCAAS1FA4QA06	[Redacted](1) 20 ASST FT/KB F	(1)
FS-AB	QUCAAS1SH9K612	[Redacted](1) 60 ASST SHEER @	(1)
FS-AT	QUCAATWP151A04	[Redacted](1) WP TAPE, 1X5 @ 4DZ (90	(1)
FS-CB	QUCACBCS241A03	[Redacted](1) 2IN WIDE STRETC	(1)
FS-CB	QUCACBCS341A12	[Redacted](1) 3IN STRETCH GAUZ	(1)
FS-CB	QUCACBCS441A03	[Redacted](1) 4IN STRETCH GAU	(1)
FS-GP	QUCAGPGS22E612	[Redacted](1) 25 2X2 STERILE	(1)
FS-GP	QUCAGPGS33E606	[Redacted](1) 25CT 3X3 STERIL	(1)
FS-GP	QUCAGPGS44E604	[Redacted](1) 25CT 4" STERILE	(1)
RM-Label	QUCALOATWP151	LABEL, 1 X 5 WP TAPE SHELL Q.	(1)
RM-Label	QUCALOATWPI51	LABEL,1/2 X 5 WP TAPE SHELL Q	(1)
XR-0012	QUCARTABPS34C	BOX 10 3X4 PATCH SH REV.0 QUAL	(1)
FS-AB	RITAABHF13B604	[Redacted](1) 20+4 FREE SUPER STRIP	(1)
FS-AB	RITAABHF13Q604	[Redacted](1) 20CT SUPER STRIP 1x3	(1)
XR-0003	RITARTABBTZWC	BOX, 10 CT. MEDIUM BUTTERFLY	(1)
XR-0012	RITARTABPS34C	BOX, 10CT. 3X4 SHEER PATCH R	(1)
XR-0001	RITARTAS1CH7L	BOX, 45 CT. ASST. CLEAR RITE A	(1)
FS-ABNAPAD	SAWAABNA2300BY	[Redacted](1) 2X3 NA PAD 3600	(1)
FS-AB	SAWAABNF3X00BS	[Redacted](1) 1800 KB FLXFAB	(1)
FS-AB	SAWAABSFT3P010	[Redacted](1) 1300 3/4 FLXFAB	(1)
FS-AB	SAWAABSP2400BK	[Redacted](1) 2X4 XLG PLASTIC STRIPS	(1)
FS-AB	SAWAABSPVJ15BT	[Redacted](1) 30000 JR PL (PERF 5'S)	(1)
WP-ABJR	SAWABBPLJLJBXR	1EA JUNIOR PLASTIC ROLL [Redacted](1)	(1)
WP-AB3/4	SAWABFLST3BXR	1EA 3/4 FLEX ROLL [Redacted](1)	(1)
FS-ABBFly	SCNAABBTIHD036	[Redacted](1) BUTTERFLY LARGE 100 CT	(1)
FS-ABBFly	SCNAABBTLWD036	[Redacted](1) BUTTERFLY MEDIUM 100 CT	(1)
FS-ABJr	SCNAABNF3JD036	[Redacted](1) KNUCKLE 100 CT @ 3DZ	(1)
FS-AB1x3	SCNAABSF13D036	[Redacted](1) FLEX 1 x 3 100 CT @ 3DZ	(1)
FS-AB1x3	SCNAABSF13D036	[Redacted](1) FLEX 1 x 3 100 CT @ 3DZ	(1)
FS-AB3/4	SCNAABSFT3D036	[Redacted](1) FLEX 3/4 x 3 100 CT @ 3	(1)
FS-AB1x3	SCNAABSS13D036	[Redacted](1) SHEER 1 x 3 100 CT @ 3D	(1)
FS-AB1x3	SCNAABSS13G010	[Redacted](1) SHEER 1x3 1500 BULK	(1)
FS-AB3/4	SCNAABSST3D036	[Redacted](1) SHEER 3/4 x 3 100 CT @	(1)
FS-AB3/4	SCNAABSST3G010	[Redacted](1) SHEER 3/4 x 3 1500 BULK	(1)
WP-ABJR	SCNABBZAPKXAXR	1EA SPOT ROLL ZOO ANIMALS	(1)
XR-0001	SCNARTABZAKXD	BOX, 100 CT. ZOO ANIMALS SPOT	(1)
XR-0002	SCNARTSSZAT3D	BOX,100CT 3/4X3 STAT ZOO ANIMA	(1)
RM-Subst	SCNASVZA12B	TAPE, PERFED 1-1/8 ZOO ANIMAL	(1)
FS-AB1x3	SCNEABSF13G010	[Redacted](1) FABRIC 1x3 1500 BULK	(1)
FS-AB1x3	SCNEABSFT3G010	[Redacted](1) FABRIC 3/4x3 1500 BULK	(1)
FS-ABNAPAD	SHRAABNA23Q072	[Redacted](1) 2X3 NA PAD 20 20696	(1)
FS-AB	SHRAABSA24C604	[Redacted](1) 10CT XLG 2X4 FOAM @	(1)
FS-AB	SHRAABSAT3F604	[Redacted](1) 30CT FOAM 3/4X3 @ 2D	(1)
FS-AB	SHRAABSCT3F612	[Redacted](1) 30CT 3/4X3 CLEAR @ 6D	(1)
FS-AB	SHRAABSP13H612	[Redacted](1) 40CT PLASTIC 1X3 @ 6D	(1)
FS-AB	SHRAABSPH9K612	[Redacted](1) 60CT ASST PLASTIC @6D	(1)
FS-AB	SHRAABSPT3K612	[Redacted](1) 60CT PLASTIC 3/4X3 @	(1)
FS-AB	SHRAABSS13HA06	[Redacted](1) 40CT 1X3 SHEER @6DZ	(1)
FS-AB	SHRAABSS24C606	[Redacted](1) 10CT 2X4 EX. LARGE SH	(1)
FS-AB	SHRAAS1AH7L604	[Redacted](1) 45CT ASST FOAM @ 2DZ	(1)
FS-AB	SHRAAS1FA4Q612	[Redacted](1) 20CT FLEX ASST KB/FT	(1)
FS-AB	SHRAAS1FA7FA06	[Redacted](1) 30CT TRICOT ASST @ 6	(1)
FS-AB	SHRAAS1FH8F612	[Redacted](1) 30CT ASST FLEX @6DZ	(1)
FS-AB	SHRAAS1SH9K612	[Redacted](1) 60CT ASST SHEER @6DZ	(1)
FS-AT	SHRAATWP151608	[Redacted](1) WP TAPE 1X5 20618 (4 DZ	(1)
FS-AT	SHRAATWPI01608	[Redacted](1) WP TAPE .5X10 20101 (4	(1)
FS-AT	SHRAATWPI51624	[Redacted](1) WP TAPE .5X5 20906 (12 D	(1)
FS-CB	SHRACBCN241624	[Redacted](1) 2IN WIDE STRETCH GAU	(1)
FS-CB	SHRACBCS341624	[Redacted](1) 3IN WIDE STRETCH GAUZ	(1)
FS-GP	SHRAGPGS22E072	[Redacted](1) 2" Steripad 25 6DZ	(1)
FS-GP	SHRAGPGS33E606	[Redacted](1) 25 CT. 3X3 STERILE PA	(1)
FS-GP	SHRAGPGS44E606	[Redacted](1) 4" STERIPAD 25 21232	(1)
RM-Label	SHRALOATWP151	LABEL, 1 X 5 WP TAPE SHELL SH	(1)
RM-Label	SHRALOATWPIC1	LABEL,1/2 X 10 WP TAPE SHELL S	(1)
XR-0001	SHRARTABNA23Q	BOX, 20 CT. 2X3 NA PAD [Redacted](1)	(1)
XR-0001	SHRARTABSCT3F	BOX, 30 CT.3/4X3 CLEAR [Redacted](1)	(1)
XR-0001	SHRARTAS1FA4Q	BOX, 20 CT. ASST. FLEX FT/KB	(1)
FS-AB	XPEAABNVJ3E036	[Redacted](1) 25CT COMFORT KNUCKLE @ 3	(1)
FS-AB	XPEAABSV13F036	[Redacted](1) 30CT 1X3 COMFORT STRIP	(1)
WP-AB1x3	XPEABBFLSTHBXR	1EA (1) 3/4X4-11/16 FLEX WRA	(1)
WP-ABJr	XPEABBSVF2WAXR	1EA 2IN FINGERTIP SOFT FLEX RO	(1)
WP-ABJr	XPEABBSVKJEAXR	1EA KNUCKLEBAND SOFT FLEX ROLL	(1)
WP-AB1x3	XPEABBSVS13AXR	1EA [Redacted](1) 1X3 SOFT FLEX ISLAND	(1)
RM-Paper	XPEAPWFAPU41RP	[Redacted](1) FLEX XTRA LONG PP 4-1/1	(1)
RM-Paper	XPEAPWSVRK41R	[Redacted](1) SOFT FLEX PP KB 4-1/16 L	(1)
RM-Paper	XPEAPWSVRX2CR	[Redacted](1) SOFT FLEX PP 2-3/4 LATEX	(1)
RM-Paper	XPEAPWSVRX41R	[Redacted](1) SOFT FLEX PP 4-1/16 LATE	(1)
XR-0001	XPEARTABFV2UE	BOX, 25 CT. COMFORT FINGERTIP	(1)
XR-0001	XPEARTABNVJ3E	BOX, 25 CT. COMFORT KNUCKLEBAN	(1)
XR-0001	XPEARTABSV13F	BOX, 30 CT. 1 X 3 COMFORT STRI	(1)
			(1)
			(1)
FS-OP	ACMAOPSS4D0010	STOCKINET, 1PLY ST PREROLLED-4	(1)
FS-AB	AFAAABSST3G010	[Redacted](1) 1500 3/4 SHEER	(1)
RM-Label	ALGALOABSV3ER	LABEL,50CT 4-WING SOFT FABRIC	(1)
XR-0059	ALGARTABSV3ER	BOX, 50CT. 4-WING SOFT FABRIC	(1)
FS-AB	AWCAABPV2300BL	FAB SOFT FLEX 2X3 PATCH ZIGZAG	(1)
FS-ABAsort	FABAAS1VP6S0CJ	FAB 15CT ASST PL & FL STRIPS 5	(1)
XR-0024	FABARTABNA34A	BOX, FAB 3X4 NON-ADHERENT DRES	(1)
RM-Paper	FSPAPWLFRX2CR	[Redacted](1) 2-3/4 GENERIC PP LATEX	(1)
RM-Paper	FSPAPWXXRX24R	[Redacted](1) 2-1/4 GENERIC PP LATEX	(1)
RM-Paper	FSPAPWXXRX41R	[Redacted](1) 4-1/16 GENERIC PP LATE	(1)
WP-ABJr	G/PABBFOJLJAXR	1EA JR FOAM ROLL NEUTL	(1)
WP-AB3/4	G/PABBWSTT3AXR	3/4X3 WATER SEAL TAPERED STRIP	(1)
RM-Corr	G/PACTBN84763C	CORR., 8 1/4 X 7 3/8 X 3 3/4 3	(1)
RM-Slit2	G/PAPRXX3M4CR	4 3/4" RELEASE PAPER	(1)
RM-Slit2	G/PAPRXXNX20R	PAPER RELEASE 2"	(1)
RM-Paper	G/PAPRXXNXOER	RELEASE PAPER 7/8	(1)
RM-Paper	G/PAPWXXRJ24R	NEUTL GENERIC RANDOM PP 2 1/4"	(1)
RM-Slit3	G/PASVFO34B	PERFED FOAM 3 1/4 PVC	(1)
RM-Slit3	G/PASVFO48B	TAPE, PERFED 4-1/2 IN PVC FOAM	(1)
XX-RM	G/PDPPFPFA1	PTFE 50 METER DENTAL FLOSS BUL	(1)
WP-ABReg	LNYABBLCH23AXR	1EA 2X3 LOONEY CHARACTER PATCH	(1)
XR-0002	LNYARTABLC23D	BOX, 50CT 2X3 PATCH LOONEY CHA	(1)
FS-EP	MORAEPOSBBQ024	[Redacted](1) PADS, EYE 2-1/8X2-5/8 50	(1)
XR-0001	QUCARTABSWT3F	BOX,30CT 3/4 X 3 WATER SEAL QU	(1)
XR-0001	QUCARTAS1WN5F	BOX,30CT ASST. WATER SEAL QUAL	(1)
			(1)
			(1)
WP-ABReg	AFAABBFLH23AXR	1EA 2X3 PATCH FLEXFAB ROLL AFA	(1)
RM-Paper	AFAAPWFHPF2CR	[Redacted](1) PP 2ft. 2 3/4 Hvy Wt F	(1)
RM-Paper	AFAAPWFHPH41R	[Redacted](1) PP 2X3 4 1/16 HVY WT FL	(1)
RM-Paper	AFAAPWFHPH43R	[Redacted](1) PP 2X3 4-3/16 HVY WGT	(1)
RM-Paper	AFAAPWFHPX41R	[Redacted](1) PP 4-1/16 HW FLEX LATE	(1)
RM-Paper	AFAAPWXXRX2CR	[Redacted](1) GENERIC RANDOM PP 2-3/	(1)
RM-Paper	AFAPWFHPK41R	[Redacted](1) PP KB 4-1/16 HW FLEX L	(1)
XX-RM	APRDRCFMF11	PRO APPROVED 100YD MINT FLOSS	(1)
XX-RM	APRDRCFWF11	PRO APPROVED 100YD WAXED FLOSS	(1)
WP-ABStat	AWCABSSHST3BXH	1EA AWC STAT 3/4 SHEER - (1500	(1)
XR-0058	AWCARTABFV3UR	BOX 50 LG FT SOFT FLEXIBLE FAB	(1)
XR-0019	AWCARTABNVJED	BOX, 100CT KNUCKLE SOFT FLEXIB	(1)
XR-0149	AWCARTABPV23R	BOX, 50CT 2X3 PATCH SOFT FLEX	(1)
XR-0149	AWCARTABPVJ2D	BOX 100 1-1/2X2 PATCH SOFT FLE	(1)
XR-0059	AWCARTABSV3ER	BOX 50 4-WING SOFT FLEXIBLE FA	(1)
XX-RM	AWCARTABSVT3D	BOX 100 3/4 SOFT FLEXIBLE FABR	(1)
XR-0149	AWCARTABSVWXD	BOX 100 OVAL SOFT FLEXIBLE FAB	(1)
XX-RM	BDBDRCFWF11	BODY BASIC 100YD WAX FLOSS (Re	(1)
WP-ABReg	BLUABBFBF3UAXR	1EA 3" FINGERTIP BLUE FLEX W/M	(1)
XX-RM	BTCDRCFMF11	[Redacted](1) MINT FLOSS 100YD R	(1)
XX-RM	BTCDRCFUF11	[Redacted](1) 100YD UNWAXED FLOS	(1)
XR-0001	CLAARTABSP13H	BOX, 30 CT. 1X3 PLASTIC CLASS	(1)
XR-0004	CLAARTABSP24C	BOX, 10 CT. 2X4 EX. LG. PLASTI	(1)
XR-0001	CLAARTABSPT3K	BOX, 60 CT. 3/4 PLASTIC CLASS	(1)
XR-0001	CLAARTAS1PC2F	BOX, 30 CT. ASST. PLASTIC CLA	(1)
XR-0001	CLAARTAS1SH9K	BOX, 60 CT. ASST SHEER CLASSI	(1)
FS-ABMDASP	CVSA1MCFP7S604	[Redacted](1) 15CT BLOODSTOP FABRIC ASST	(1)
FS-ABMDASP	CVSA1MCSA3Q604	[Redacted](1) 20CT BLOODSTOP SHEER ASST	(1)
FS-ABMDRGP	CVSAMCPS236604	[Redacted](1) 6CT 2 X 3 BLOODSTOP SH @2D	(1)
FS-MDOCNPP	CVSANPMCXX3604	[Redacted](1) 3CT BLOODSTOP NASAL SPONGE	(1)
XR-0001	CVSARTMCPS236	BOX, 6 CT. 2X3 BLOODSTOP SHEER	(1)
FS-MDOCSPP	CVSASPMCAXX604	[Redacted](1) 1.69OZ BLOODSTOP SPRAY POW	(1)
XX-FS	DCSAABSFT3C0AB	1BX 10 3/4 FLEX FAB @540/CS	(1)
XX-FS	DCSAGPGR4400BK	1STERIPAD 4X4 AWC @1000/CS	(1)
FS-ABAsort	ECKAAS1FP2NA06	[Redacted](1) FLEX ASST 30+6 CT @ 6DZ	(1)
FS-ABAsort	ECKAAS1WN5F072	[Redacted](1) WATER SEAL ASST 30 CT @	(1)
FS-GP	ECKAGPGS22E612	2"Steripad 25 6DZ [Redacted](1)	(1)
FS-GP	ECKAGPGS33E606	[Redacted](1) STERILE PAD 3X3 25	(1)
FS-GP	ECKAGPGS44C072	[Redacted](1) 4" STERIPAD 10 6DZ	(1)
XX-RM	EQUDRCFMF81	[Redacted](1) 125yd Mint floss retail	(1)
XX-RM	EQUDRCFWF81	[Redacted](1) 125yd Waxed floss retai	(1)
XX-RM	FABARTABFT2UD	BOX, 100 CT. 2" FLEX FINGERTIP	(1)
XX-RM	FABARTABNF3XD	BOX, 100 CT FLEX KB FAB (T00)	(1)
XX-RM	FABARTABOSKXD	BOX, 100 CT. 7/8 SHEER SPOTS	(1)
XX-RM	FABARTABPCJJD	BOX, CL PATCH 100'S FAB (VA0)	(1)
XX-RM	FABARTABPF23D	BOX, 100 CT 2X3 FLXFAB FAB	(1)
XX-RM	FABARTABSA13D	BOX, 100 1X3 FOAM FAB (O00) R	(1)
XX-RM	FABARTABSAT3D	BOX, 100 3/4 FOAM FAB (O00) R	(1)
XX-RM	FABARTABSCT3C	BOX, 10 CT. 3/4X3 CLEAR FAB	(1)
XX-RM	FABARTABSCT3D	BOX, 100 CT. 3/4X3 CLEAR FA	(1)
XX-RM	FABARTABSF13D	BOX, 100 1X3 FLEX FAB (O00) R	(1)
XX-RM	FABARTABSF24R	BOX, 50 CT. 2X4 EX. LARGE FLEX	(1)
XX-RM	FABARTABSFT3C	BOX, 10 CT. 3/4X3 FLEX FAB	(1)
XX-RM	FABARTABSFT3D	BOX, 100 CT. 3/4X3 FLEX FAB (	(1)
XX-RM	FABARTABSP24R	BOX, 50 CT. 2X4 EX. LG. PLASTI	(1)
XX-RM	FABARTABSPT3C	BOX, 10 CT.3/4 PLASTIC FAB (Y	(1)
XX-RM	FABARTABSPT3D	BOX, 100 3/4 PL FAB (O00) REV	(1)
XX-RM	FABARTABSPT3K	BOX, 60 CT. 3/4X3 PLASTIC F	(1)
XX-RM	FABARTABSS13D	BOX, 100 1X3 SH FAB (O00) REV	(1)
XX-RM	FABARTABSS24C	BOX, 10 CT. 2X4 EX. LARGE SHEE	(1)
XX-RM	FABARTABSST3D	BOX, 100 CT. 3/4X3 SHEER FAB	(1)
XX-RM	FABARTABST13D	BOX, 100 CT. 1X3 TRICOT FAB (O	(1)
XX-RM	FABARTABSTT3D	BOX,100 3/4 TRICOT FAB (O00)	(1)
XX-RM	FABARTABSWT3D	BOX, 100 CT. 3/4 X 3 WATER SEA	(1)
XX-RM	FABARTAS1AC5H	BOX,40 ASST FOAM FAB (DA0)	(1)
XX-RM	FABARTAS1CH8F	BOX, 30 CT. ASST. CLEAR FAB	(1)
XX-RM	FABARTAS1FA4Q	BOX, 20 CT. ASST. FLEX FT/KB	(1)
WP-AT	G/PAATWS10001	TAPE, GENERIC 1X10 SPOOLED & S	(1)
RM-Bags	G/PABGZLN40500	ZIPLOCK BAG, 4X5 2 MIL PLAIN	(1)
RM-Bags	G/PABGZLN40600	ZIPLOCK BAG, 4X6 2 MIL PLAIN	(1)
XX-RM	G/PACTBNDC7A	CORR., 14-1/2X10-1/2X7-5/8 32E	(1)
XX-RM	G/PACTBNS47CAC	CORR 15 1/4* 7 3/4* 12 3/4 32E	(1)
XX-RM	G/PACTBNTA8C6	CORR 16* 12 1/2* 10 3/8 32ECT	(1)
XX-RM	G/PACTBNU72CA	CORR 17* 7 1/8* 10 5/8 32ECT	(1)
XX-RM	G/PACTBNVOC8DA	CORR, 11 X 10-1/2 X 14-5/8-32E	(1)
XX-RM	G/PACTBNZ88C48	CORR., 13 1/2 X 8 3/4 X 4 1/2	(1)
RM-Gauze	G/PAGZXOXXXY	GAUZE, 28X24 36IN-NOT FOLDED	(1)
RM-Ink	G/PAIKW1575X	INK WTRBASE ORANGE 1575	(1)
RM-Ink	G/PAIKW300X	INK WTRBASE BLUE 300	(1)
RM-Ink	G/PAIKWB286X	INK WTRBASE BLUE 286	(1)
RM-Ink	G/PAIKWB287X	INK WATERBASE BLUE 287	(1)
RM-Ink	G/PAIKWB293	INK WATERBASE BLUE PMS 293	(1)
RM-Ink	G/PAIKWB3272	INK, WATERBASE TURQUOISE BLUE	(1)
RM-Ink	G/PAIKWB327X	INK, WATERBASE DK BLUE/GREEN 3	(1)
RM-Ink	G/PAIKWE2583	INK WATERBASE MED PURPLE PMS 2	(1)
RM-Ink	G/PAIKWE2603	INK WATERBASE PURPLE PMS 2603	(1)
RM-Ink	G/PAIKWE266X	INK WATERBASE PURPLE/BLUE PMS2	(1)
RM-Ink	G/PAIKWE268X	INK WTRBASE PURPLE 268	(1)
RM-Ink	G/PAIKWG3258	INK WATERBASE PMS 3258 LT. GRE	(1)
RM-Ink	G/PAIKWG327X	INK WATERBASE GREEN PMS 327	(1)
RM-Ink	G/PAIKWG3285	INK WATERBASE PMS 3285 GREEN	(1)
RM-Ink	G/PAIKWG334X	INK WATERBASE GREEN 334	(1)
RM-Ink	G/PAIKWG341X	INK, WATERBASE GREEN 341	(1)
RM-Ink	G/PAIKWG356	INK WATERBASE GREEN PMS 356	(1)
RM-Ink	G/PAIKWG368X	INK WATERBASE GREEN 368	(1)
RM-Ink	G/PAIKWKXXXX	INK WTRBASE BLACK	(1)
RM-Ink	G/PAIKWR185X	INK WTRBASE RED 185	(1)
RM-Ink	G/PAIKWR186X	INK WATERBASE RED 186	(1)
RM-Ink	G/PAIKWR192X	INK WTRBASE RED 192	(1)
RM-Ink	G/PAIKWR199X	INK, WATERBASE PMS 199 RED	(1)
RM-Ink	G/PAIKWR485X	INK WTRBSE RED 485	(1)
RM-Label	G/PALPO35500	LABEL, ORANGE 3.15X5 SPECIAL C	(1)
RM-Misc	G/PAMIEXX23N	NASAL SPONGES, PRINTED SEAL-ON	(1)
RM-CntOt	G/PANCAT1506	CONT 1/2 DZ 1X5 TAPE	(1)
RM-CntOt	G/PANCATWPI5	CONT ..5X5 TAPE (AMERICAN CART	(1)
RM-CntOt	G/PANVNB48QA00-2	DIVIDER FOR PLASTIC CONTAINER,	(1)
RM-CntOt	G/PANVNB48QA00-3	DIVIDER FOR PLASTIC CONTAINER,	(1)
RM-Band	G/PARBRSW30001	GENERIC 4 1/2" X 3 YD STERILE	(1)
RM-RtlAT	G/PARKATWP15	SHELL 1X5 BLANK PLASTIC	(1)
RM-RtlAt	G/PARKATWP25	SHELL, 2X5 BLANK PLASTIC	(1)
RM-RtlAt	G/PARKATWPI5	SHELL, .5X5 YD BLANK PLASTIC	(1)
RM-RtlAt	G/PARKATWPIC	SHELL,.5X10 YD BLANK PLASTIC	(1)
RM-CntOt	G/PARTATRAI00	CONT ..5X10 TAPE (AMERICAN CA	(1)
RM-Slit3	G/PASAST44B	PERFED SOFT TOUCH SH 4-1/4	(1)
RM-Slit3	G/PASPF034B	TAPE, PERFED PE FOAM 3-1/4 IN	(1)
RM-Slit3	G/PASPFO2AB	TAPE, 2 5/8" PE FOAM, PERFED	(1)
RM-Slit3	G/PASPFO48B	PERFED PE TAN FOAM 4-1/2 IN	(1)
RM-Slit3	G/PASPFO48X	TAPE, 4 1/2" TAN PE FOAM	(1)
XX-RM	G/PDBL7100	OC-100, 125yd floss & 2 PK TB	(1)
XX-RM	G/PDBL7200	200YD FLOSS BLISTER	(1)
XX-RM	G/PDBLTTP	TRAVEL TOOTHBRUSH & TOOTHPASTE	(1)
XX-RM	G/PDCN198	GP CORRUGATE 24x13.75x13.75 32	(1)
XX-RM	G/PDCN2957/CS	CORR.,27 1/2 X 20 5/8 X 6 1/2	(1)
XX-RM	G/PDCN68730	OC GP Corr CN68730 (48 pk flos	(1)
XX-RM	G/PDCN71006	OC - GP Corrugate (100yd, 72pc	(1)
XX-RM	G/PDCNCLIPSTRIP12	OC- 12pk Clip Strip (ROP-8070)	(1)
XX-RM	G/PDFB1121	OC-GP folding box FB1121(48PK)	(1)
XX-RM	G/PDFB7100	OC-autobottom FB7100 (144pks)	(1)
XX-RM	G/PDFLBLUECRM255	FOIL, BLUE CRM 255 24" X 1000	(1)
XX-RM	G/PDFLGREENDRC25	FOIL, GREEN DRC 25 24" X 1000	(1)
XX-RM	G/PDLR196	UPC FOR N.BLUE SOAPBOX #0-7476	(1)
XX-RM	G/PDMPF1I	Floss Insert (for 100 and 125	(1)
XX-RM	G/PDMPF1NW	125 YARD FLOSS CONTAINER - WHI	(1)
XX-RM	G/PDPP420MINT100W0C	FLOSS, 100 YD. 420 DENIER MINT	(1)
XX-RM	G/PDPP840UNWAX100WOC	100 Yard 840 Denier Floss Unw	(1)
XX-RM	G/PDPPCUTTER	CUTTER FOR FLOSS	(1)
XX-RM	G/PDPPTSPU/NB	NAVY (REFLEX BLUE) LG. 2PC SOA	(1)
RM-Ink	G/PIKWCXXXX	INK,WATERBASE PANTONE PROCESS	(1)
RM-Ink	G/PIKWQXXXX	INK WATERBASE BLUE REFLEX	(1)
RM-Bags	G/PKBGZLN30500	ZIPLOCK BAG FOR KITS 3 X 5 2	(1)
FS-ABJr	IMCEABOSKXD036	[Redacted](1) 100CT ECONOMY SHEER SPOT	(1)
XX-FS	KITTNER-SPONGES-N/S		(1)
XX-RM	LIFART1MCFP7S	BOX,15CT ASST FLEX BLOODSTOP L	(1)
XX-RM	LIFART1MCSA3Q	BOX,20CT ASST SHEER BLOODSTOP	(1)
XX-RM	LIFARTNPMCXX3	BOX,3CT BLOODSTOP NASAL SPONGE	(1)
XX-RM	LIFARTSPMCAXX	BOX,BLOODSTOP SPRAY POWDER 50m	(1)
FS-ABJr	MASAABFT2UG016	[Redacted](1) 2400 2FT FLEX	(1)
FS-AB3/4	MASAABSTT3D012	[Redacted](1) 100 3/4 TRICOT @1DZ	(1)
FS-AB3/4	MASAABSWT3D012	[Redacted](1) 100 CT 3/4x3 WATER SEAL	(1)
FS-ABAsort	MASAAS1AC5H024	[Redacted](1) 40CT ASST FOAM @ 2DZ	(1)
FS-ABAsort	MASAAS1WL4F012	[Redacted](1) 30 ASST WATER SEAL STRI	(1)
WP-AB1x3	MDKAHEFLS13BXR	1EA [Redacted](1) 1X3 FLEX FULL PAD, PE	(1)
WP-AB3/4	MDKAHEFLST3BXR	1EA [Redacted](1) 3/4IN FLEX FULL PAD,	(1)
WP-AB1x3	MDKAHESHS13BXR	1EA [Redacted](1) 1X3 SHEER FULL PAD, P	(1)
WP-AB3/4	MDKAHESHST3BXR	1EA [Redacted](1) 3/4IN SHEER FULL PAD,	(1)
RM-Misc	MDKAMIEXX23N	NASAL SPONGES, PRINTED [Redacted](1)	(1)
FS-ABJr	MDOAABFT2UG016	[Redacted](1) 2400 2FT FLEX	(1)
FS-AB1x3	MDOAABSF13P010	[Redacted](1) 1300 1X3 FLEX	(1)
FS-AB1x3	MDOAABST13D012	[Redacted](1) 100 1X3 TRICOT @1DZ	(1)
FS-AB3/4	MDOAABSWT3D012	[Redacted](1) 100CT 3/4 WATER SEAL STR	(1)
FS-ABAsort	MDOAAS1AC5H024	[Redacted](1) 40CT ASST FOAM @ 2DZ	(1)
XR-0001	MKBARTABSST3K	BOX, 60 CT. 3/4X3 SHEER MARKE	(1)
XR-0001	MKBARTAS1AC5H	BOX, 40 CT. ASST. FOAM MARKE	(1)
XR-0001	MKBARTAS1FH8F	BOX, 30 CT. ASST. FLEX MARKET	(1)
XR-0001	MKBARTAS1PH9K	BOX, 60 CT. ASST. PLASTIC MAR	(1)
FS-ABJr	NHCAABFT2UC0AJ	[Redacted](1) 10's 2" FINGERTIP FLEX 9	(1)
FS-ABJr	NHCAABFT2UR012	[Redacted](1) 50CT 2" FINGERTIP CLOT	(1)
FS-ABJr	NHCAABNFJEC0AJ	[Redacted](1) 10'S KNUCKLE FLEX 900/CA	(1)
FS-ABJr	NHCAABNFJER012	[Redacted](1) 50CT KNUCKLEBAND CLOTH	(1)
FS-AB1x3	NHCAABSF13T0BX	[Redacted](1) 16'S 1X3 ELASTIC @2880	(1)
FS-AB3/4	NHCAABSFT3D012	[Redacted](1) 100CT 3/4 ELASTIC CLOTH	(1)
FS-AB1x3	NHCAABSP13T0BX	[Redacted](1) 16'S 1X3 PLASTIC @2880	(1)
FS-AB3/4	NHCAABSPT3D012	[Redacted](1) 100CT 3/4" PLASTIC @1D	(1)
FS-AB3/4	NHCAABSPT3T0BX	[Redacted](1) 16'S 3/4" PLASTIC 2880/C	(1)
FS-EP	NHCAEPOSAK00AR	[Redacted](1) HLT PADS, EYE 1-5/8X2-5/	(1)
RM-Paper	NHCAPWPLPL50R	[Redacted](1) XLG PLASTIC 5-IN PRINTED	(1)
XR-0149	NUTARTABFT2UD	BOX,100CT 2" FLEX FINGERTIP HO	(1)
XR-0002	NUTARTABSST3D	BOX, 100 CT 3/4X3 SHEER HOSPIT	(1)
XX-RM	PRODRCFUF11	100 YD UNWAXED FLOSS	(1)
XX-RM	PRODRCTBCU2	RETAIL CARD, TOOTHBRUSH CAP 2U	(1)
FSO-Trvdis	PRODTBCU2A12	PRO 2pk Protective TB Caps 144	(1)
XR-0001	PRVARTABOCKXD	BOX, 100 CT. CLEAR SPOT [Redacted](1)	(1)
XR-0004	PRVARTABSA24C	BOX, 10 CT. 2X4 XL FOAM [Redacted](1)	(1)
XR-0001	PRVARTABSAT3F	BOX, 30 CT. 3/4X3 FOAM [Redacted](1)	(1)
XR-0003	PRVARTABSCT3C	BOX, 10 CT. 3/4X3 CLEAR [Redacted](1)	(1)
XR-0001	PRVARTABSCT3F	BOX, 30 CT. 3/4X3 CLEAR [Redacted](1)	(1)
XR-0004	PRVARTABSF24C	BOX, 10 CT. 2X4 XL FLEX [Redacted](1)	(1)
XR-0001	PRVARTABSFT3F	BOX, 30 CT. 3/4X3 FLEX [Redacted](1)	(1)
XR-0001	PRVARTABSP13H	BOX, 40 CT. 1X3 PLASTIC [Redacted](1)	(1)
XR-0004	PRVARTABSP24C	BOX,10CT. 2X4 XL PLASTIC [Redacted](1)	(1)
XR-0001	PRVARTABSPT3K	BOX, 60CT. 3/4X3 PLASTIC [Redacted](1)	(1)
XR-0001	PRVARTABSS13H	BOX, 40 CT. 1X3 SHEER [Redacted](1)	(1)
XR-0001	PRVARTABSST3K	BOX, 60 CT. 3/4X3 SHEER [Redacted](1)	(1)
XR-0001	PRVARTABSWT3F	BOX,30CT 3/4X3 WATER SEAL [Redacted](1)	(1)
XR-0001	PRVARTAS1AC5H	BOX, 45 CT. ASST. FOAM [Redacted](1)	(1)
XR-0001	PRVARTAS1CH7L	BOX, 45 CT. ASST. CLEAR [Redacted](1)	(1)
XR-0001	PRVARTAS1FA4Q	BOX, 20CT ASST. FLEX KB/FT [Redacted](1)	(1)
XR-0001	PRVARTAS1FH8F	BOX, 30 CT. ASST. FLEX [Redacted](1)	(1)
XR-0001	PRVARTAS1PH9K	BOX, 60 CT. ASST. PLASTIC [Redacted](1)	(1)
XR-0001	PRVARTAS1SH9K	BOX, 60 CT. ASST. SHEER [Redacted](1)	(1)
XR-0001	PUBARTABHF13Q	BOX, 20 CT. 1X3 SUPER STRIP P	(1)
XR-0001	PUBARTABSPT3K	BOX, 60 CT. 3/4X3 PLASTIC PUB	(1)
XR-0004	PUBARTABSS24C	BOX, 10 CT. 2X4 EX. LG. SHEER	(1)
XR-0001	PUBARTAS1FH8F	BOX, 30 CT. ASST. FLEX FABRIC	(1)
XR-0001	PUBARTAS1SH9K	BOX, 60 CT. ASST. SHEER [Redacted](1)	(1)
XX-RM	QUCARTABHF13Q	BOX,20CT 1X3 SUPER STRIP [Redacted](1)	(1)
XR-0001	QUCARTABSCT3F	BOX, 30 CT. 3/4X3 CLEAR [Redacted](1)	(1)
XX-RM	QUCARTABSPT3C	BOX, 10 3/4 PL [Redacted](1)	(1)
XR-0001	QUCARTABSPT3K	BOX, 60 3/4 PL [Redacted](1)	(1)
XR-0004	QUCARTABSS24C	BOX, 10CT 2X4 XL SHEER [Redacted](1)	(1)
XR-0001	QUCARTAS1FA4Q	BOX, 20CT. ASST. FLEX FT/KB	(1)
XX-RM	QUCARTAS1FH8F	BOX, 30 CT. ASST. FLEX [Redacted](1)	(1)
XX-RM	QUCARTAS1SH9K	BOX, 60 CT. ASST. SHEER [Redacted](1)	(1)
FS-AB	RITAABBTLWCA12A	[Redacted](1) 10 MED BUTTERFLY @12D	(1)
FS-ABJr	RITAABOCKXDA06	[Redacted](1) CLEAR 100 CT SPOT @6D	(1)
FS-AB1x3	RITAABSP13H06A	[Redacted](1) 40 1X3 PLASTIC STRIPS	(1)
FS-AB3/4	RITAABSPT3KA06	[Redacted](1) 60 3/4 PLASTIC STRIPS	(1)
FS-AB1x3	RITAABSS12HA06A	[Redacted](1) 40 1X3 SHEER @6DZ	(1)
FS-ABXLG	RITAABSS24C606	[Redacted](1) SHEER XL 2x4 10 CT @	(1)
FS-AB	RITAABSS34C024A	[Redacted](1) 10CT 3X4 SHEER PATCH	(1)
FS-AB	RITAAS1CH7LA06	[Redacted](1) CLEAR ASST 45 CT @ 6D	(1)
FS-ABAsort	RITAAS1PE5KA06	[Redacted](1) 60 ASST PLASTIC @ 6DZ	(1)
FS-ABAsort	RITAAS1SD3HA06	[Redacted](1) 40 ASST SHEER @6DZ	(1)
FS-ABAsort	RITAAS1SF2KA06A	[Redacted](1) 60 ASST SHEER @ 6DZ	(1)
FS-ABAsort	RITAAS1SF8J024	[Redacted](1) 80 ASST SH @2DZ	(1)
XR-0001	RITARTABHF13Q	BOX, 20 CT. 1X3 SUPER STRIP R	(1)
RM-Paper	SAWAPWLFPL50R	[Redacted](1) PP XLG 5-IN	(1)
RM-Paper	SAWAPWSCPN32R	[Redacted](1) PP 2X3 NA PAD 3-1/8	(1)
RM-Paper	SAWAPWXXPK41R	[Redacted](1) PP KB 4-1/16	(1)
RM-Paper	SAWAPWXXPX28R	[Redacted](1) PP 2 1/2	(1)
RM-Paper	SAWAPWXXPX2CR	[Redacted](1) PP 2-3/4	(1)
RM-Paper	SAWAPWXXPX41R	[Redacted](1) PP 4-1/16	(1)
FS-ABMDASB	SEAA1MCFP7S604	[Redacted](1) 15CT BLOODSTOP FLEX AS	(1)
FS-ABMDASB	SEAA1MCSA3Q604	[Redacted](1) 20CT BLOODSTOP SHEER A	(1)
WP-AB1x3	SEAAHEFLS13BXR	1EA [Redacted](1) 1X3 FLEX FULL PAD,	(1)
WP-AB3/4	SEAAHEFLST3BXR	1EA [Redacted](1) 3/4 FLEX FULL PAD	(1)
WP-AB1x3	SEAAHESHS13BXR	1EA [Redacted](1) 1X3 SHEER FULL PAD	(1)
WP-AB3/4	SEAAHESHST3BXR	1EA [Redacted](1) 3/4 SHEER FULL PAD	(1)
FS-ABMDRGB	SEAAMCPS236604	[Redacted](1) 6CT 2X3 BLOODSTOP SH @	(1)
FS-MDOCNPB	SEAANPMCXX3604	[Redacted](1) 3CT BLOODSTOP NASAL SP	(1)
XX-RM	SEAART1MCSA3Q	BOX, 20 CT. ASST. SHEER [Redacted](1)	(1)
XX-RM	SEAARTMCPS236	BOX, 6 CT. 2X3 SHEER PATCH SE	(1)
FS-MDOCSPB	SEAASPMCAXX604	[Redacted](1) 1.69OZ BLOODSTOP SPRAY	(1)
XR-0001	SHRARTABSAT3F	BOX, 30 CT. 3/4 X3 FOAM [Redacted](1)	(1)
XR-0001	SHRARTABSP13H	BOX, 40 CT.1X3 PLASTIC [Redacted](1)	(1)
XR-0001	SHRARTABSPT3K	BOX, 60 CT. 3/4X3 PLASTIC [Redacted](1)	(1)
XR-0001	SHRARTABSS13H	BOX, 40 CT.1X3 SHEER [Redacted](1)	(1)
XR-0004	SHRARTABSS24C	BOX, 10 CT. 2X4 EX. LARGE SHEE	(1)
XX-RM	SHRARTAS1FH8F	BOX, 30 CT. ASST. FLEX SHOPRI	(1)
XX-RM	SHRARTAS1PH9K	BOX, 60 CT. ASST. PLASTIC [Redacted](1)	(1)
XR-0001	SHRARTAS1SH9K	BOX, 60 CT. ASST. SHEER [Redacted](1)	(1)
FS-AT	TODAATPLJC1024	TODAY'S HEALTH SPORTS TP 1.5x1	(1)
XX-RM	G/PAFBJ10XS3WX	LAMINATE,15/16" [Redacted](1) IMPREGNAT	(1)
* Fixed overhead costs are to be added to the Standard Variable Unit Cost. Fixed overhead costs are capitalized into inventory by applying a factor to the total variable inventory value (determined using the values listed above) such that fixed overhead costs equal [REDACTED](1) of the total inventory value.
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 6.4
Litigation
There is an Office Action pending with the U.S. Patent and Trademark Office (the “USPTO”) dated April 4, 2007 which states that there is a break in the chain of title of the trademark “White Cross” which prevents the Section 8 Affidavit establishing ownership, because the USPTO’s records show the registration being issued to American White Cross Laboratories, Inc. and then a subsequent assignment from The American White Cross with no intervening assignment from American White Cross Laboratories, Inc. to American White Cross. This discrepancy in name led the USPTO to say these two are not the same entity, and therefore there is a break in the chain of title. This discrepancy is the result of a merger of The American White Cross Laboratories, Inc. into NPM Healthcare Products, Inc. and simultaneous name change to American White Cross, Inc. that was not reported to the USPTO at the time. On August 3, 2007, the Company filed the Certificate of Merger related to the name change to American White Cross, Inc. with the USPTO.

Schedule 6.7
Consents
Seller requires the approval of its Board of Directors to enter into the Agreement and the other documents contemplated thereby, and to consummate the transactions contemplated thereby.
That certain Credit Agreement, dated as of February 2, 2001, by and among Seller and certain of its subsidiaries, the financial institutions from time to time party thereto (the “Lenders”) and the CIT Group/Business Credit, Inc. as agent for the Lenders, requires Seller to obtain the prior consent of the Lenders in order to enter into the Agreement and the other documents contemplated thereby, and to consummate the transactions contemplated thereby.
[REDACTED](1) License Agreement #[REDACTED](1) by and between NutraMax and [REDACTED](1) executed February 25, 2005 covering the period from January 1, 2005 through December 31, 2007.
[REDACTED](1) License Agreement #[REDACTED](1) by and between NutraMax and [REDACTED](1) executed April 9, 2007 covering the period from January 1, 2007 through December 31, 2008.
Supply Agreement, dated as of July 15, 2005, by and between NutraMax and [REDACTED](1), as amended October 31, 2007.
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 6.8 (a)
Customer Purchase Orders
[Customer Purchase Information]
[REDACTED](1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 6.8 (b)
Material Customers
Customer #	Customer Name	LTM Gross Sales 10/06 - 09/07	% of Sales	Terms
439	(1)	(1)	7.4%	(1)
765	(1)	(1)	6.7%	(1)
1354	(1)	(1)	4.9%	(1)
1342	(1)	(1)	4.8%	(1)
273	(1)	(1)	4.3%	(1)
197	(1)	(1)	4.1%	(1)
3072	(1)	(1)	3.2%	(1)
295	(1)	(1)	3.0%	(1)
2533	(1)	(1)	2.9%	(1)
1139	(1)	(1)	2.8%	(1)
3098	(1)	(1)	2.6%	(1)
2571	(1)	(1)	2.5%	(1)
3279	(1)	(1)	2.2%	(1)
1201	(1)	(1)	2.1%	(1)
694	(1)	(1)	2.0%	(1)
80	(1)	(1)	1.9%	(1)
761	(1)	(1)	1.7%	(1)
1525	(1)	(1)	1.6%	(1)
1008	(1)	(1)	1.4%	(1)
201	(1)	(1)	1.4%	(1)
2592	(1)	(1)	1.4%	(1)
48	(1)	(1)	1.2%	(1)
2789	(1)	(1)	1.1%	(1)
686	(1)	(1)	1.1%	(1)
721	(1)	(1)	1.0%	(1)
682	(1)	(1)	1.0%	(1)
301	(1)	(1)	0.9%	(1)
2545	(1)	(1)	0.9%	(1)
2205	(1)	(1)	0.9%	(1)
1290	(1)	(1)	0.9%	(1)
452	(1)	(1)	0.9%	(1)
112	(1)	(1)	0.8%	(1)
719	(1)	(1)	0.8%	(1)
2020	(1)	(1)	0.8%	(1)
660	(1)	(1)	0.7%	(1)
2005	(1)	(1)	0.7%	(1)
1440	(1)	(1)	0.6%	(1)
1829	(1)	(1)	0.6%	(1)
		$13,892,881	79.8%

The following customers no longer purchase First Aid products:
80	(1)
1525	(1)
301	(1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 6.9
Material Vendors
Vendor	Name	Terms	Description	Amt Paid
10012	(1)	N30	Net 30 Days	4,063,085.74
7344	(1)	NET	Net Due	1,395,232.50
2673	(1)	N30	Net 30 Days	1,255,517.74
6768	(1)	N45	Net 45 Days	905,407.46
10498	(1)	NET	Net Due	580,616.52
6308	(1)	N30	Net 30 Days	524,267.88
10580	(1)	P20	20% with order	421,465.55
5047	(1)	N30	Net 30 Days	412,777.90
8759	(1)	N30	Net 30 Days	358,542.20
5346	(1)	N90	NET 90 DAYS	212,513.67
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 6.11
Sales Register
Gross Sales
2005	2006	2007*
$24,743,653	$18,801,259	$12,973,349
* Represents nine month activity.
[REDACTED](1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 6.23
China Manufacturing
[REDACTED](1)
AWCAABBTIHC0AH	[REDACTED](1)
FABAABBTIHD024	[REDACTED](1)
AWCAABBTLW00AI	[REDACTED](1)
ELNAABBTLWC608	[REDACTED](1)
FABAABBTLWCA12	[REDACTED](1)
FABAABBTLWD012	[REDACTED](1)
FAOAABBTLW0CBP	[REDACTED](1)
GOOAABBTLWCA04	[REDACTED](1)
HRTAABSF2300BW	[REDACTED](1)
ELNAABPS34C604	[REDACTED](1)
ELNAABPSU3C604	[REDACTED](1)
RITAABPSU3C024	[REDACTED](1)
RITAABSS34C024A	[REDACTED](1)
DLRAABKSBYF606	[REDACTED](1)
FABAAS1GM2D012	[REDACTED](1)
LNYAAS1HL8D012	[REDACTED](1)
LNYAAS1HL9D012	[REDACTED](1)
FABAAS1HLBAD012	[REDACTED](1)
LNYAAS1HL0D012	[REDACTED](1)
LNYAAS1HLAD012	[REDACTED](1)
LNYAAS1HM1D012	[REDACTED](1)
AWCAAS1NE4D012	[REDACTED](1)
PUBAAS1NQ3Q604	[REDACTED](1)
PEAASS1HM7D012	[REDACTED](1)
AWCASSAGT3D012	[REDACTED](1)
AWCASSAHT3D012	[REDACTED](1)
AWCASSKST3D012	[REDACTED](1)
PEAASSPQT3D012	[REDACTED](1)
PEAASSPYT3D012	[REDACTED](1)
SCNAABZAKXD024	[REDACTED](1)
SCNASSZAT3D012	[REDACTED](1)
[REDACTED](1)
AWCAABWM1300CT	[REDACTED](1)
FABAABWO13P010	[REDACTED](1)
DLRAAS1FD12H606	[REDACTED](1)
DLRAAS1CD11K606	[REDACTED](1)
DLRAAS1PD11K606	[REDACTED](1)
RITAAS1CH7LA06	[REDACTED](1)
[REDACTED](1)
DRRAABFD2X00AC	[REDACTED](1)
HRTAABFD2U00AC	[REDACTED](1)
HRTAABFD3U00BL	[REDACTED](1)
HRTAABHF13P010	[REDACTED](1)
AWCAABHFK300AZ	[REDACTED](1)
FAOAABFT3X00CG	[REDACTED](1)
HRTAABFT3U00AN	[REDACTED](1)
FAOAABNF3X00CO	[REDACTED](1)
HRTAABNF3J00BS	[REDACTED](1)
FAOAABSF1300AB	[REDACTED](1)
HRTAABSF13P010	[REDACTED](1)
XPEAABSFTZE024	[REDACTED](1)
FAOAABSFT300CD	[REDACTED](1)
HRTAABSFT30P10	[REDACTED](1)
XPEAABSFTZ0GBW	[REDACTED](1)
ALGASSSFT3D012	[REDACTED](1)
XPEAABNVJ3E036	[REDACTED](1)
XPEAABSV13F036	[REDACTED](1)
CNYAABST13D012	[REDACTED](1)
CNYAABSTT3D012	[REDACTED](1)
SHRAAS1FA7FA06	[REDACTED](1)
BGNAABPSJJ10AS	[REDACTED](1)
HRTAABSS13G010	[REDACTED](1)
FABAABSSLJD024	[REDACTED](1)
HRTAABSST3G010	[REDACTED](1)
AWCAABSSVJD0AF	[REDACTED](1)
AWCASSSST3D012	[REDACTED](1)
FAOAABPPJJ00CV	[REDACTED](1)
FSPAABSP1300AW	[REDACTED](1)
FAOAABSP1300AW	[REDACTED](1)
CNYAABSP24R024	[REDACTED](1)
FAOAABSP2400CE	[REDACTED](1)
FAOAABSPLJ00AR	[REDACTED](1)
FSPAABSPT300CA	[REDACTED](1)
FAOAABSPT3BPXR	[REDACTED](1)
*Other products might be made in Houston to fill special demands or to deal with shipments delays
[REDACTED](1)
ALGASSSST3D012	[REDACTED](1)
ALGASSSS13D012	[REDACTED](1)
ALGAABSST3D012	[REDACTED](1)
ALGAABSS24R024	[REDACTED](1)
ALGAABSS13D012	[REDACTED](1)
ALGAABOSKXD024	[REDACTED](1)
ALGAABKST3D012	[REDACTED](1)
ALGAABAHT3D012	[REDACTED](1)
ALGAABFV2UD012	[REDACTED](1)
ALGAABFV3UR012	[REDACTED](1)
ALGAABNVJED012	[REDACTED](1)
ALGAABOVKXD012	[REDACTED](1)
ALGAABPV23R012	[REDACTED](1)
ALGAABPVJ2D012	[REDACTED](1)
ALGAABSV13D012	[REDACTED](1)
ALGAABSV3ER012	[REDACTED](1)
ALGAABSVT3D012	[REDACTED](1)
ALGAABSVWXD012	[REDACTED](1)
ALGASSSFT3D012	[REDACTED](1)
ALGAABOFKXD024	[REDACTED](1)
ALGAABOLW1D024	[REDACTED](1)
ALGAABPF23D012	[REDACTED](1)
ALGAABSF13D012	[REDACTED](1)
ALGASSSFT3D012	[REDACTED](1)
[REDACTED](1)
SCNAABOSKXD036	[REDACTED](1)
SCNEABSF13G010	[REDACTED](1)
[REDACTED](1)
PUBAABTS1AQ604	[REDACTED](1)
PRVAAS1WN5FA06	[REDACTED](1)
PRVAABSWT3FA06	[REDACTED](1)
ELNAABSWEYF604	[REDACTED](1)
ELNAAS1WG0F604	[REDACTED](1)
ELNAAHYSMEYC604	[REDACTED](1)
ELNAALBAS00C602	[REDACTED](1)
AWCAABNA2300BY	[REDACTED](1)
FABAABNA23C036	[REDACTED](1)
FABAABNA23D012	[REDACTED](1)
MORAABNA23D012	[REDACTED](1)
PRVAABNA23C606	[REDACTED](1)
SHRAABNA23Q072	[REDACTED](1)
SAWAABNA2300BY	[REDACTED](1)
ELNAABNA34C604	[REDACTED](1)
FABAABNA34C024	[REDACTED](1)
FABAABNA34D012	[REDACTED](1)
MORAABNA34D012	[REDACTED](1)
PRVAABNA34C024	[REDACTED](1)
AWCAABNB2300BS	[REDACTED](1)
FABAABNB23D012	[REDACTED](1)
PRVAABNB23C606	[REDACTED](1)
FABAABNB34D012	[REDACTED](1)
LIFAABNB34C604	[REDACTED](1)
MILDTBCU00AA144	[REDACTED](1)
CVSDTBCU4A12	[REDACTED](1)
PRODTBCU4A12	[REDACTED](1)
MILDTHLB1A12	[REDACTED](1)
MILDTHLB1A12N	[REDACTED](1)
CVSDTHLB2A12	[REDACTED](1)
MILDTHLU0072	[REDACTED](1)
MILDTHLU0072BU	[REDACTED](1)
MILDTHLU0072NU	[REDACTED](1)
MILDTSRB1A12	[REDACTED](1)
MILDTSRU1A12	[REDACTED](1)
MILDTSUB1A12N	[REDACTED](1)
[REDACTED](1)
DLRKCPOX001DBI	[REDACTED](1)
[REDACTED](1)
ELNAATHP1C1604	[REDACTED](1)
ELNAATSA1N1604	[REDACTED](1)
ELNAATSA2N1604	[REDACTED](1)
GOOAATSA2N1604	[REDACTED](1)
RITAATSA2N1604	[REDACTED](1)
ELNAATWP151604	[REDACTED](1)
FABAATWP151A04	[REDACTED](1)
QUCAATWP151A04	[REDACTED](1)
SHRAATWP151608	[REDACTED](1)
FABAATWP251A06	[REDACTED](1)
ELNAATWPIC1604	[REDACTED](1)
FABAATWPI51608	[REDACTED](1)
FABAATWPIC1A03	[REDACTED](1)
FABAATWPIK1A36	[REDACTED](1)
GOOAATWPIC1A04	[REDACTED](1)
SHRAATWPI01608	[REDACTED](1)
SHRAATWPI51624	[REDACTED](1)
QUCAATWPI51A12	[REDACTED](1)
FABAATWT251A06	[REDACTED](1)
SHRACBCN241624	[REDACTED](1)
FABACBCS141A12	[REDACTED](1)
ELNACBCS221604	[REDACTED](1)
FABACBCS241A12	[REDACTED](1)
GOOACBCS241A03	[REDACTED](1)
QUCACBCS241A03	[REDACTED](1)
ELNACBCS321604	[REDACTED](1)
FABACBCS341A06	[REDACTED](1)
QUCACBCS341A12	[REDACTED](1)
SHRACBCS341624	[REDACTED](1)
FABACBCS441A06	[REDACTED](1)
QUCACBCS441A03	[REDACTED](1)
AWCKCESTL550CJ	[REDACTED](1)
AWCAEPOSABQ024	[REDACTED](1)
AWCAEPOSBBQ024	[REDACTED](1)
AWCAEPOSBK00AR	[REDACTED](1)
AWCAGFGSSS10BH	[REDACTED](1)
AWCAGFGSSS10BI	[REDACTED](1)
AWCAGPGN2200BL	[REDACTED](1)
FABAGPGN22D012	[REDACTED](1)
FABAGPGN33D012	[REDACTED](1)
FABAGPGN44D012	[REDACTED](1)
AWCAGPGNRQ10CJ	[REDACTED](1)
AWCAGPGNSS10CJ	[REDACTED](1)
FABAGPGR22C606	[REDACTED](1)
FABAGPGR22D012	[REDACTED](1)
FABAGPGR22E604	[REDACTED](1)
AWCAGPGR3300BM	[REDACTED](1)
FABAGPGR33C606	[REDACTED](1)
FABAGPGR33D012	[REDACTED](1)
FABAGPGR33E606	[REDACTED](1)
FABAGPGR44C604	[REDACTED](1)
FABAGPGR44D012	[REDACTED](1)
FABAGPGR44E024	[REDACTED](1)
ELNAGPGS22E604	[REDACTED](1)
GOOAGPGS22C606	[REDACTED](1)
MEIAGPGS22C606	[REDACTED](1)
MKBAGPGS22C606	[REDACTED](1)
QUCAGPGS22E612	[REDACTED](1)
SHRAGPGS22E072	[REDACTED](1)
AWCAGPGS3300BK	[REDACTED](1)
ELNAGPGS33C604	[REDACTED](1)
ELNAGPGS33E604	[REDACTED](1)
GOOAGPGS33C606	[REDACTED](1)
MEIAGPGS33C606	[REDACTED](1)
QUCAGPGS33E606	[REDACTED](1)
SHRAGPGS33E606	[REDACTED](1)
ELNAGPGS44C604	[REDACTED](1)
ELNAGPGS44E604	[REDACTED](1)
QUCAGPGS44E604	[REDACTED](1)
SHRAGPGS44E606	[REDACTED](1)
ELNARBRSW41604	[REDACTED](1)
[REDACTED](1)
AWCAOPEQ390020	[REDACTED](1)
AWCAOPEQ490020	[REDACTED](1)
AWCAOPEQ4F0020	[REDACTED](1)
AWCAOPEQ690020	[REDACTED](1)
AWCAOPEQ6F0020	[REDACTED](1)
AWCAEPPSPPCAA	[REDACTED](1)
ACMAOPSD4B0010	[REDACTED](1)
ACMAOPSD4C0010	[REDACTED](1)
ACMAOPSD4D0010	[REDACTED](1)
ACMAOPSD6B0010	[REDACTED](1)
ACMAOPSD6C0010	[REDACTED](1)
ACMAOPSI0C0010	[REDACTED](1)
ACMAOPSN4A0001	[REDACTED](1)
ACMAOPSN6A0001	[REDACTED](1)
ACMAOPSS4B0010	[REDACTED](1)
ACMAOPSS4D0010	[REDACTED](1)
ACMAOSCC5X50BI	[REDACTED](1)
ACMAOSCCNX50BI	[REDACTED](1)
ACMAOSCS5X50BI	[REDACTED](1)
ACMAOSDELX50BI	[REDACTED](1)
ACMAOSDLLX50BI	[REDACTED](1)
ACMAOSDMDX50BI	[REDACTED](1)
ACMAOSHLGX00CJ	[REDACTED](1)
ACMAOSHSPX00CJ	[REDACTED](1)
ACMAOSHSUXC050	[REDACTED](1)
ACMAOSKC5X50BI	[REDACTED](1)
ACMAOSKCSX50BI	[REDACTED](1)
ACMAOSPBCXQ005	[REDACTED](1)
ACMAOSPC5X00CJ	[REDACTED](1)
ACMAOSPC5X50BI	[REDACTED](1)
ACMAOSPP0XC050	[REDACTED](1)
ACMAOSPS5X50BI	[REDACTED](1)
ACMAOSRC5X50BI	[REDACTED](1)
ACMAOSRCNX50BI	[REDACTED](1)
ACMAOSRS5X50BI	[REDACTED](1)
ACMAOSSELX00CJ	[REDACTED](1)
ACMAOSSLLX00CJ	[REDACTED](1)
ACMAOSSMDX00CJ	[REDACTED](1)
GYSAPPB23X0012	[REDACTED](1)
GYSAPPB33X012	[REDACTED](1)
GYSAPPB43X0012	[REDACTED](1)
GYSAPPB45X0012	[REDACTED](1)
GYSAPPB63X0012	[REDACTED](1)
GYSAPPB65X0012	[REDACTED](1)
GYSAPPS4AX0050	[REDACTED](1)
GYSAPPS5BX0050	[REDACTED](1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.

Schedule 7.6
Finder’s Fees
Buyer Parent is paying certain advisory fees and expenses to Oppenheimer & Co., Inc. in connection with the transactions contemplated by this Agreement.

Schedule 9.2(a)
Rehired Employees
[17 Existing Employees Rehired]
[REDACTED](1)
(1) Redacted pursuant to a request for confidential treatment submitted to the SEC.